UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

QLT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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May 10, 2013

To the Shareholders of QLT Inc.

I am pleased to invite you to attend the Annual General and Special Meeting (the “Annual Meeting”) of shareholders of QLT Inc. (“QLT”) to be held on Friday, June 14, 2013 at 6:00 AM (Pacific Time)/9:00 AM (Eastern Time) at Delamar Greenwich Harbor, 500 Steamboat Road, Greenwich, Connecticut, USA to allow you to meet the Directors.

The attached Notice of Annual Meeting and Proxy Statement provide details of the business to be conducted at the Annual Meeting. The Notice of Annual Meeting and Proxy Statement, the Instrument of Proxy (or voting information form), and the Annual Report on Form 10-K are first being mailed to shareholders on or about May 21, 2013. A copy of QLT’s Annual Report on Form 10-K is enclosed.

Your vote is very important to us. Whether or not you plan to attend our Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy (or voting information form).

Thank you for your continued support of QLT and I look forward to seeing you at the Annual Meeting on June 14, 2013.

Sincerely,

QLT Inc.

Jeffrey A. Meckler,

Chairman, Executive Transition Committee

QLT Inc.

887 Great Northern Way, Suite 101

Vancouver, British Columbia, V5T 4T5

Notice of Annual General and Special Meeting of Shareholders to be held June 14, 2013

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting (the “Annual Meeting”) of shareholders of QLT Inc. (“QLT” or the “Company”) will be held at Delamar Greenwich Harbor, 500 Steamboat Road, Greenwich, Connecticut, USA, on Friday, June 14, 2013 at 6:00 AM (Pacific Time)/9:00 AM (Eastern Time) for the following purposes, each of which is described in more detail in the accompanying Proxy Statement (the “Proxy Statement”):

1.	To receive the Annual Report on Form 10-K, and the Audited Consolidated Financial Statements of QLT for the year ended December 31, 2012, together with the Report of the Independent Registered Chartered Accountants on those Financial Statements;

2.	To elect seven directors (the “Directors”) to serve for the ensuing year;

3.	To approve a reduction of the capital of QLT’s common shares in the amount of US$200 million and a resulting special cash distribution to holders of QLT’s common shares;

4.	To approve the appointment of Deloitte LLP (formerly Deloitte & Touche LLP) as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors;

5.	To conduct an advisory vote on the compensation of our named executive officers;

6.	To approve the amended and restated QLT 2000 Incentive Stock Plan; and

7.	To transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

You are entitled to receive notice of and attend the Annual Meeting, and may vote at the Annual Meeting, if you were a shareholder of QLT at the close of business on May 10, 2013, which we refer to as the “record date.” If you were a registered shareholder on May 10, 2013 and you are unable to attend the Annual Meeting in person, you may vote by proxy on the matters to be considered at the Annual Meeting. Please read the notes accompanying the Instrument of Proxy enclosed with these materials and then follow the instructions for voting by proxy contained in this Proxy Statement. If on May 10, 2013, your shares in QLT were held of record in your brokerage firm, securities dealer, trust company, bank or another similar organization, you may vote at the Annual Meeting if you complete a voting information form received from that organization issued in your name and carefully follow any instructions that are provided to you in connection with that voting information form, or if you follow the instructions contained in this Proxy Statement for submitting another form of written documentation to appoint yourself, or your nominee, as a proxyholder.

In order for it to be voted at the Annual Meeting, a proxy must be received (whether delivered by mail, telephone or Internet) by no later than 6:00 AM (Pacific Time)/9:00 AM (Eastern Time) on Wednesday, June 12, 2013 by our registrar and transfer agent, Computershare Investor Services Inc., Attn: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, telephone number: 1-866-732-VOTE (8683), website: www.investorvote.com. The Chairman of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.

The enclosed Instrument of Proxy is solicited by our Board of Directors and management, but you may amend it if you wish by striking out the names listed in the Instrument of Proxy and inserting in the space provided the name of the person you wish to represent you at the Annual Meeting.

DATED at Vancouver, British Columbia, this 10th day of May, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

Chairman, Executive Transition Committee

Whether or not you plan to attend the Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy (or voting information form) as soon as possible. If you are able to attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 14, 2013:

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2012 are available at www.qltinc.com by clicking on “2013 Proxy Materials and Annual Report” or directly at:
http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.

ATTACHMENT

APPENDIX A	AMENDED AND RESTATED QLT 2000 INCENTIVE STOCK PLAN

QLT INC.

887 Great Northern Way, Suite 101

Vancouver, British Columbia, V5T 4T5

PROXY STATEMENT FOR

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2013

We are providing you this Notice of Annual General and Special Meeting and Proxy Statement, together with the enclosed Instrument of Proxy, because our Board of Directors and management are soliciting your proxy to vote at our Annual General and Special Meeting of shareholders to be held on Friday, June 14, 2013 (the “Annual Meeting”). This Proxy Statement contains information about the matters being voted on at the Annual Meeting and important information about QLT. Unless otherwise stated, information in this Proxy Statement is given as of May 10, 2013. As many of our shareholders are expected to be unable to attend the Annual Meeting in person, proxies are solicited by mail, to give each shareholder an opportunity to vote on all matters that will properly come before the Annual Meeting. QLT intends to mail this Proxy Statement and accompanying Instrument of Proxy or voting information form (“VIF”), as applicable, on or about May 21, 2013 to all shareholders of record as of the close of business on May 10, 2013, which we refer to as the “record date.”

We use a number of abbreviations in this Proxy Statement. We refer to the company as “QLT” or “the Company,” “we,” “us” or “our” and to our board of directors as the “Board” or the “Board of Directors.” The term “proxy solicitation materials” includes this Proxy Statement and the enclosed Instrument of Proxy or VIF, as applicable. References to “2012” and “2013” mean our 2012 fiscal year which began on January 1, 2012 and ended on December 31, 2012 and our 2013 fiscal year which began on January 1, 2013 and will end on December 31, 2013, respectively. Our Annual General and Special Meeting of Shareholders to be held on Friday, June 14, 2013 is referred to as the “Annual Meeting” or the “Meeting.” References in this Proxy Statement to the Annual Meeting include any adjournment or postponement of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

AND OUR ANNUAL MEETING

Why did I receive this Proxy Statement?

You are receiving these proxy materials from us because you owned common shares of QLT at the close of business on the record date. When you vote using the Instrument of Proxy, you appoint Messrs. Jason M. Aryeh or, failing him, Jeffrey A. Meckler, as your representative at the Annual Meeting. Messrs. Aryeh and Meckler will vote your shares at the Annual Meeting as you have instructed them on the Instrument of Proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote by proxy in advance of the Annual Meeting in case your plans change. You have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of QLT.

Can I access the proxy materials on the Internet?

Yes. This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2012 are available on our website at www.qltinc.com by clicking “2013 Proxy Materials and Annual Report” or directly at:
http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.

What is the date, time and place of the Annual Meeting?

The Annual Meeting will be held at Delamar Greenwich Harbor, 500 Steamboat Road, Greenwich, Connecticut, USA, on Friday, June 14, 2013 at 6:00 AM (Pacific Time)/9:00 AM (Eastern Time).

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date may vote at the Annual Meeting. On a show of hands every shareholder present in person has one vote, and on a poll every shareholder present in person or by proxy has one vote for each QLT common share registered in the shareholder’s name. There are no other classes of voting securities other than the common shares. Cumulative voting is not permitted.

What am I voting on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on the following items of business:

1.	the election of seven directors for the ensuing year;

2.	the approval of a reduction of the capital of QLT’s common shares in the amount of US$200 million (the “Reduction of Capital”) and the resulting special cash distribution (the “Cash Distribution”) to holders of QLT’s common shares pursuant to the shareholder resolution under the heading “Proposal No.2 - Approval of the Reduction of Capital and Special Cash Distribution to Shareholders”;

3.	the appointment of Deloitte LLP (formerly Deloitte & Touche LLP) as independent auditors of QLT for the ensuing year and the authorization of the directors to fix the remuneration to be paid to the auditors;

4.	an advisory vote on the compensation of our named executive officers; and

5.	the approval of the amended and restated QLT 2000 Incentive Stock Plan (the “Restated Plan”) pursuant to the shareholder resolution under the heading “Proposal No.5 - Approval of the Amended and Restated Incentive Stock Plan.”

QLT does not know of any business or proposals to be considered at the Annual Meeting other than those set out in this Proxy Statement. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion. The proxy holders intend to vote the shares they represent as directed by our Board.

How does the Board recommend that I vote?

Our Board believes the election of our seven nominees to the Board and the appointment of Deloitte LLP as our independent auditors are in the best interests of QLT and our shareholders and, accordingly, recommends that each shareholder vote such shareholder’s shares “FOR” each of the director nominees and “FOR” the approval of Deloitte LLP as our independent auditors for 2013. Our Board also recommends that each shareholder vote such shareholder’s shares “FOR” the approval of the Reduction of Capital and the Cash Distribution; “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”); and “FOR” the approval of the Restated Plan.

What vote is required to approve each proposal?

Broker Non-Votes and Abstentions. Common shares that are represented by “broker non-votes” (i.e., common shares held by a bank, broker or other holder of record holding shares for a beneficial owner that are represented at the Annual Meeting but with respect to which the bank, broker or other holder of record is not empowered to vote on a particular proposal) and common shares held by holders who abstain from voting (or vote “withhold”) on any matter will have no effect on the legal outcome of the matter, but are included for quorum purposes. We encourage all shareholders that hold shares through a bank, broker or other holder of record to provide voting instructions to such parties well in advance of the Annual Meeting to ensure that their shares are voted at the Annual Meeting.

Election of Directors. For Proposal No. 1, under the Business Corporations Act (British Columbia) (the “BCA”), directors are entitled to be elected by a plurality of the votes cast at the Annual Meeting. This means that the seven nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee director.

Approval of Reduction of Capital. For Proposal No. 2, the proposed Reduction of Capital and a special cash distribution to holders of our common shares in the amount of US$200 million, the affirmative vote of two-thirds of the common shares voted at the Annual Meeting will be required for approval.

Appointment of Auditors. For Proposal No. 3, the appointment of Deloitte LLP as auditors and authorization of the Board to fix the remuneration to be paid to the auditors, the affirmative vote of a majority of the common shares voted at the Annual Meeting will be required for approval.

Advisory Vote on the Compensation of Named Executive Officers. For Proposal No. 4, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, the affirmative vote of a majority of the common shares voted at the Annual Meeting will be required for approval, on an advisory basis. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or QLT. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions about executive compensation.

Approval of the Amended and Restated QLT 2000 Incentive Stock Plan. For Proposal No.5, the approval of the Restated Plan, the affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval. In order to comply with the requirements of the Toronto Stock Exchange (“TSX”), the Restated Plan must be approved by a resolution of the disinterested shareholders (being the approval of all of the shareholders of QLT other than insiders of QLT who may receive securities under the Restated Plan). Accordingly, the votes attached to the                     common shares held by persons who do not qualify as disinterested shareholders (representing approximately     % of the issued and outstanding common shares as at May 10, 2013) will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained for the resolution approving the Restated Plan.

Who may attend the Annual Meeting?

All QLT shareholders are invited to attend the Annual Meeting, including shareholders whose shares are held by their brokerage firm or another similar organization, or who otherwise do not hold their common shares in their own name (referred to herein as “Beneficial Shareholders”). Beneficial Shareholders fall into two categories - those who object to their identity being known to the issuers of securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities which they own (“NOBOs”). Beneficial Shareholders should note that only proxies deposited by shareholders who appear on the records maintained by QLT’s registrar and transfer agent as registered holders of common shares will be recognized for the purposes of attending and voting at the Annual Meeting. If common shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then those common shares will, in all likelihood, not be registered in the shareholder’s name. Such common shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Annual Meeting.

Although a Beneficial Shareholder may not be recognized directly at the Annual Meeting for the purposes of voting common shares registered in the name of such shareholders’ broker, a Beneficial Shareholder may attend the Annual Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity. A Beneficial Shareholder who wishes to attend the Annual Meeting and to vote their common shares as proxyholder for the registered shareholder, should enter their own name in the blank space on the VIF and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker. Alternatively, National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) allows a Beneficial Shareholder to submit to the applicable intermediary any document in writing that requests that the Beneficial Shareholder, or a nominee of the Beneficial Shareholder, be appointed as proxyholder. If such a request is received, the applicable intermediary must arrange, without expense to the Beneficial Shareholder, to appoint such Beneficial Shareholder or its nominee as a proxyholder and to deposit that proxy within the time specified in this Proxy Statement, provided that the intermediary receives such written instructions from the Beneficial Shareholder at least one business day prior to the time by which proxies are to be submitted at the Annual Meeting, with the result that such a written request must be received by 6:00 AM (Pacific Time)/9:00 AM (Eastern Time) on the day which is at least three business days prior to the Annual Meeting.

What is the quorum for the Annual Meeting?

The authorised share structure of QLT is comprised of 500,000,000 common shares and 5,000,000 First Preference shares, of which, there were                     common shares of QLT issued and outstanding on the record date. All common shares in the capital of the Company carry the right to one vote. At least (i) two shareholders, (ii) two proxy holders representing two shareholders, or (iii) one shareholder and a proxy holder representing another shareholder entitled to vote at the Annual Meeting, present in person at the beginning of the Annual Meeting and collectively holding or representing by proxy in the aggregate not less than 33 1/ 3% of the issued and outstanding QLT common shares as of the record date, will constitute a quorum for the Annual Meeting. To the knowledge of the directors and executive officers of QLT, as of the record date, the only persons or companies that beneficially own, control or direct, directly or indirectly, 10% or more of QLT’s common shares are Axial Capital Management, LLC which, as evidenced by public filings, owns                     common shares, representing approximately     % of the issued and outstanding common shares, and NB Public Equity K/S which, as evidenced by public filings, owns                     common shares, representing approximately     % of the issued and outstanding common shares.

How do I vote?

Carefully read and consider the information contained or incorporated by reference in this Proxy Statement. You should also determine whether you hold your shares directly in your name as a registered shareholder or through a broker or other nominee, because this will determine the procedure that you must follow in order to vote. If you are a registered shareholder of QLT (that is, if your shares are registered in your name, as opposed to being held through a broker or other intermediary), you may vote in any of the following ways:

•	in person at the Annual Meeting;

•

by mail – complete, sign and date the enclosed Instrument of Proxy and return it as soon as possible to our registrar and transfer agent, Computershare Investor Services Inc. (“Computershare”), Attn: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1;

•

by telephone – call 1-866-732-VOTE (8683) toll free from your touch-tone phone and follow the instructions (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your Instrument of Proxy form if you vote by telephone; or

•

using the Internet – go to www.investorvote.com and follow the instructions on the screen (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your Instrument of Proxy form if you vote using the Internet.

All votes made by proxy must be received (whether delivered by mail, telephone or Internet) no later than Wednesday, June 12, 2013 at 6:00 AM (Pacific Time)/9:00 AM (Eastern Time).

If you are a Beneficial Shareholder, then you will have received this material from your broker or the intermediary seeking your instructions as to how you wish your shares to be voted. In that case, follow the instructions given to you by your broker or the other intermediary. Existing Canadian regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Annual Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the Instrument of Proxy provided directly to registered shareholders by QLT. However, its purpose is limited to instructing the registered shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. A Beneficial Shareholder who receives a VIF from its broker or other intermediary cannot use that form to vote common shares directly at the Annual Meeting. The VIFs must be returned to your broker or other intermediary (or instructions respecting the voting of common shares must otherwise be communicated to your broker or other intermediary) well in advance of the Annual Meeting in order to have the common shares voted. If you have any questions respecting the voting of common shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

The Notice of Meeting, Proxy Statement, Instrument of Proxy and VIF, as applicable, are being provided to both registered shareholders and Beneficial Shareholders. Subject to the provisions of NI 54-101, issuers may request and obtain a list of their NOBOs from intermediaries directly or via their transfer agent and may obtain and use the NOBO list for the distribution of proxy-related materials directly to such NOBOs.

QLT has distributed copies of the Notice of Meeting, Proxy Statement and VIF to intermediaries for distribution to NOBOs. Unless you have waived your right to receive the Notice of Meeting, Proxy Statement and VIF, intermediaries are required to deliver them to you as a NOBO of QLT and to seek your instructions on how to vote your common shares.

QLT’s OBOs can expect to be contacted by their brokers or their broker’s agents. QLT will assume the costs associated with the delivery of the Notice of Meeting, Proxy Statement and VIF, as set out above, to OBOs by intermediaries.

The Chairman may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast. You have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of QLT. A Beneficial Shareholder should follow the instructions set out above in the section entitled “Who may attend the Annual Meeting?” in connection with appointing another person to attend and act for it at the Annual Meeting.

How will proxies be exercised?

The proxy holder will vote or withhold from voting according to instructions in the Instrument of Proxy on any ballot that may be called for and for which a choice has been specified. If you properly return your Instrument of Proxy, but do not include instructions on how to vote, your shares will be voted “FOR” the election of the seven nominees for election to the Board as set out in this Proxy Statement, “FOR” the approval of the Reduction of Capital and the Cash Distribution; “FOR” the approval of the appointment of Deloitte LLP as our independent auditors for the ensuing year and the authorization of the Board to fix the remuneration to be paid to the auditors, “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and “FOR” the proposal to approve the Restated Plan.

The Instrument of Proxy also confers upon the proxy holder discretionary authority to vote all shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Annual Meeting. We know of no such amendment, variation or other matter that is to be presented for action at the Annual Meeting. However, if any other matters which are not now known to us should properly come before the Annual Meeting, the proxies will be voted, or not voted, by the proxy holder in his or her discretion.

What does it mean if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials because you own QLT common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote all of the Instruments of Proxy according to the instructions contained in this Proxy Statement and to follow the instructions for any alternative voting procedures you receive in order to vote all of the shares you own. Each Instrument of Proxy you receive will come with its own prepaid return envelope. If you vote by mail, please make sure you return each Instrument of Proxy in the return envelope that accompanies that Instrument of Proxy.

Can I change my vote after I have voted?

You may revoke your proxy at any time before it is exercised at the Annual Meeting. A proxy may be revoked by voting in person at the Annual Meeting, by an instrument in writing stating that the proxy is revoked and signed and delivered as follows, or in any other manner provided by law. In order to revoke your proxy:

•

the instrument revoking the proxy must be signed by you or by the person to whom you have granted a power of attorney in writing. If the shareholder is a corporation, the instrument of revocation must be signed under that corporate shareholder’s corporate seal or by a duly authorized officer or attorney of the corporation; and

•

the instrument revoking the proxy must be (i) delivered to QLT’s registered and records office at Suite 2600, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1, on or before Thursday, June 13, 2013 at 6:00 AM (Pacific Time)/9:00 AM (Eastern Time) or the last business day preceding the date of any adjournment of the Annual Meeting at which the proxy is to be voted, or (ii) deposited with the Chairman on the date of the Annual Meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.

If your shares are held in the name of an intermediary such as a brokerage firm, securities dealer, trust company, bank or other nominee institution, you may change your vote by submitting new voting instructions to your intermediary, as applicable. You will need to contact your brokerage firm, securities dealer, trust company, bank or other nominee institution to learn how to make that change.

Who will tabulate the votes?

Our transfer agent, Computershare, will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as scrutineer for the Annual Meeting.

Who pays the cost of the proxy solicitation?

We will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, securities dealers, trust companies, banks and other institutions that hold our shares that are beneficially owned by others. We will reimburse these brokerage firms, securities dealers, trust companies, banks and other institutions for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our shares. Proxies may be solicited by certain directors, officers and employees of QLT personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to directors, officers or other QLT employees for soliciting proxies. In addition, we may engage external proxy solicitation services to solicit proxies from brokers, banks and other institutional holders and from beneficial owners and individual holders of record of common shares. In the event we engage such proxy solicitation services, we anticipate that the services would be provided at a standard fee and on other typical commercial terms.

How can shareholders submit proposals for QLT’s 2014 Annual Meeting?

Under the U.S. securities laws, the deadline for submitting shareholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2014 Annual Meeting of Shareholders is January 20, 2014. Proposals must be sent to our registered office at 2600 Oceanic Plaza, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1.

Under the BCA, a proposal for a matter for consideration at the 2014 Annual Meeting of Shareholders must be received at our registered office at the address above on or before March 14, 2014. For a proposal under the BCA to be valid, it must be in writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate, (i) constitute at least 1% of the issued shares of QLT that have the right to vote at general meetings, or (ii) have a fair market value in excess of $2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of QLT shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed, among other requirements.

SIGNIFICANT CHANGES IN THE COMPANY DURING 2012

2012 was a transformative year for the Company. In June 2012 the composition of our Board of Directors completely changed when, following a proxy contest at the annual general meeting of shareholders held on June 4, 2012 (the “2012 AGM”), all directors who were in office at the beginning of the year, being Robert L. Butchofsky, C. Boyd Clarke, Bruce L.A. Carter, Peter A. Crossgrove, Kathryn E. Falberg, Ian J. Massey, Joseph L. Turner and L. Jack Wood (collectively, the “Previous Board”) were either not re-elected to the Board at the 2012 AGM or resigned, and a new Board of Directors being Dr. Vicente Anido, Jr., Jason M. Aryeh, Dr. Geoffrey F. Cox, Dr. John W. Kozarich, Dr. Stephen L. Sabba, Jeffrey A. Meckler and John C. Thomas, Jr. (collectively, the “Current Board”) was elected, or in the case of Dr. Anido, appointed shortly thereafter, and continue in office.

On July 9, 2012, as a result of a comprehensive business and portfolio review by the Current Board, the Company announced a new corporate strategy and plans to restructure our operations in order to concentrate our resources on our clinical development programs related to our synthetic retinoid, QLT091001, for the treatment of certain inherited retinal diseases. During the remainder of 2012 in connection with the strategic restructuring of the Company, we sold our Visudyne® business to Valeant Pharmaceuticals International, Inc. and entered into an option agreement for the sale of our punctal plug drug delivery system to Mati Therapeutics Inc. We also completed a significant reduction in force of approximately 178 employees, or 83% of our work force.

As a result of the restructuring, only one of the named executive officers of the Company in June 2012, Alexander R. Lussow, Senior Vice President, Business Development & Commercial Operations, remained an executive officer of the Company at year end. Sukhi Jagpal, who is now our Chief Financial Officer, was our only other employed named executive officer at the end of 2012. Mr. Jagpal was originally appointed as Interim Chief Financial Officer on July 20, 2012 and was subsequently appointed as Chief Financial Officer on February 27, 2013.

Effective August 2, 2012, in connection with the departure of Robert Butchofsky, the Company’s former President and Chief Executive Officer, the Board formed an Executive Transition Committee (the “ETC”) composed of its Chairman, Jason M. Aryeh, and directors Dr. Vicente Anido, Jr., Jeffrey A. Meckler and Dr. John W. Kozarich, to lead the Company on an interim basis while the Board determines the resources and management necessary to pursue the Company’s new strategy. Mr. Aryeh served as Chairman of the ETC until February 2013 at which point the ETC was restructured and Mr. Aryeh stepped down from his role on the Committee and Mr. Meckler became Chairman of the Committee. At the same time, Dr. Anido also stepped off the ETC. While Mr. Aryeh was never employed as an employee or compensated other than as a director or considered by the Board to be an executive officer of the Company, he is included in the compensation disclosure schedules below as a Principal Executive Officer of the Company. However, he is not otherwise treated as a named executive officer and has not acted in that role.

In addition to Mr. Butchofsky, the other named executive officers whose service to the Company ceased during 2012 were Cameron R. Nelson, who acted as Senior Vice President, Finance and Chief Financial Officer until July 20, 2012; Linda M. Lupini, who acted as Senior Vice President, Human Resources and Organizational Development until December 14, 2012; and Christopher Muller, who acted as Chief Commercial Officer of our wholly-owned subsidiary, QLT Ophthalmics, Inc. until July 20, 2012.

CORPORATE GOVERNANCE

Overview of Our Corporate Governance Principles

We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our shareholders. We review our corporate governance policies, monitor emerging developments in corporate governance and update our policies and procedures when our Board determines that it would benefit QLT and our shareholders to do so.

We maintain a corporate governance page on our website that includes key information about our corporate governance, including our Code of Ethics and Code of Exemplary Conduct and the charters for the Audit and Risk, Corporate Governance and Nominating, Compensation, and Scientific Review Committees of our Board, all of which can be found at www.qltinc.com by clicking on “Corporate Governance” under “Investors.” The charter of the Audit and Risk Committee is also available on SEDAR at www.sedar.com. The documents noted above will also be provided without charge to any shareholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Ethics, will be posted on our website.

We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, rules of the SEC, National Instrument 58-101 - Disclosure of Corporate Governance Guidelines, National Policy 58-201 - Corporate Governance Guidelines, Multilateral Instrument 52-110 - Audit Committees, the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”), and the policies of the TSX (collectively, the “Governance Guidelines”). Our policies and practices meet or exceed the Governance Guidelines.

Disclosure Practices

QLT has in place disclosure controls and procedures to ensure QLT meets its information disclosure obligations on a timely basis. These disclosure controls and procedures are evaluated on an ongoing basis, not less than quarterly, to ensure the controls and procedures allow QLT to accomplish this objective. To implement and review our disclosure controls and procedures, current management of QLT established a Disclosure Practices Committee. The disclosure controls and procedures include procedures for ensuring prompt and effective communication of any material or reportable event to the appropriate executives, and also for designating those individuals within QLT responsible for preparing, reviewing and approving the content of any disclosure.

Corporate Code of Ethics and Code of Exemplary Conduct

QLT has adopted a Code of Ethics which is applicable to all directors, officers and employees of QLT, as well as a Code of Exemplary Conduct which applies to the Chairman and all executive officers and all senior financial managers, internal legal counsel and human resources managers of QLT. As further described in the charter of the Audit and Risk Committee (available on our website at www.qltinc.com), the Audit and Risk Committee is responsible for monitoring compliance with the Code of Ethics and Code of Exemplary Conduct, and, together with the Board, reviewing and, if determined appropriate, updating the Codes annually.

Our Audit and Risk Committee and our management review and discuss with the Board from time to time the effectiveness of our Code of Ethics and our Code of Exemplary Conduct and any areas or systems that may be further improved. QLT has not been required to, and has not, filed a material change report that pertains to any conduct of any of our directors or executive officers that constitutes a departure from these codes.

QLT complies with the provisions of the BCA that deal with conflict of interest situations. QLT, through directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that a director or officer may have.

The Code of Ethics and Code of Exemplary Conduct are available on QLT’s website at www.qltinc.com. QLT will also post on its website any amendments to those codes or waivers of compliance by directors or executive officers. In 2012, there were no such amendments made or waivers granted.

Mandate of the Board and the Chairman of the Board

Our Board is responsible for the supervision of the management of the business and affairs of QLT, the stewardship of QLT and the enhancement of shareholder value. The Board has adopted a written Mandate, which is applicable to all directors, and which has formalized its position on corporate governance. The Board has also developed a written position description for the Chairman of the Board, which is detailed in the Mandate of the Chairman of the Board and described below under the heading “Board Leadership Structure”. The Mandate of the Board and the Mandate of the Chairman of the Board are incorporated herein by reference and are available on our website at www.qltinc.com and on SEDAR at www.sedar.com or copies will be provided without charge to any shareholder who requests them by writing to “QLT Investor Relations,” 887 Great Northern Way, Suite 101, Vancouver, British Columbia, Canada, V5T 4T5. The Corporate Governance and Nominating Committee of the Board is charged with reviewing and ensuring that good corporate governance practices and the Mandate of the Board are followed. The Corporate Governance and Nominating Committee is also responsible for reviewing and, if determined appropriate, updating the Mandate of the Board.

The Board has not developed a written description of the chief executive officer (the “CEO”) or the ETC, which is currently performing the function of the CEO on an interim basis while the Board determines the resources and management necessary to pursue the Company’s new strategy. Under the Board’s written Mandate it is responsible for developing a succession plan for the CEO, and for discussing with the CEO succession plans for other senior management personnel. The CEO, or until a permanent CEO is appointed, the ETC, is responsible for recommending and then implementing the corporate strategy approved by the Board and for managing QLT’s business with the objective of meeting the corporate goals. At such times as QLT has a permanent CEO, the Board reviews, approves and documents in writing the annual corporate goals and objectives that the CEO is responsible for meeting each year, and the Board, together with the Compensation Committee, will assess the CEO’s performance against those goals.

Our Board is currently kept informed of QLT’s business through open discussions with the members of the ETC and key members of management. Our Board also keeps itself informed by reviewing documents, such as detailed periodic management reports and quarterly financial statements, by attending presentations made during Board meetings and through periodic reports given to the full Board from each of QLT’s committees. Our directors have access to all books, records and reports upon request, and members of management are available at all times to answer any questions.

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Role of the Board in Risk Oversight

The Board is actively involved in overseeing risk management for QLT. In accordance with our Mandate of the Board, the Board, as a whole, oversees the development and application of policies regarding corporate governance, and is responsible for adopting the corporate strategies and plans for QLT’s business, identifying the principal risks of QLT’s business and ensuring the implementation of the appropriate systems to manage these risks, overseeing the integrity of QLT’s internal controls and management information systems and maintaining a continuing dialogue with senior management in order to ensure QLT’s ability to respond to changes, both internal and external, which may affect its business operations from time to time. This oversight is also conducted through committees of the Board. The Board receives full reports from each committee Chairman regarding the committee’s consideration and actions. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include financial reporting, compliance, compensation and operations, as summarized below.

The Audit and Risk Committee reviews and discusses with management significant financial risks and the actions management has taken to monitor and mitigate potential exposures. The Audit and Risk Committee also assesses other areas of enterprise risk exposure as determined by the Board from time to time, and QLT’s policies with respect to risk assessment and risk management.

The Corporate Governance and Nominating Committee oversees risk management as it relates to, among other things, the development and assessment of our corporate governance framework, board and Chairman succession, including board and committee nominations, membership and standards, and potential conflicts of interest.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees. This includes a review of our material compensation policies and practices under which the Compensation Committee concluded that these policies and practices are not reasonably likely to have a material adverse effect on QLT.

The Scientific Review Committee reviews management’s direction and investment in QLT’s research, development and technology initiatives to ensure that the scientific strategy and its implementation are consistent with and support the strategic and business objectives of QLT. The Scientific Review Committee works with management to identify operational risks with respect to current and future research and development programs and products and technology in which QLT is investing its research and development efforts.

The Strategic Action Committee participates in the planning process with QLT’s executive officers and the ETC, and provides guidance to management and the Board with respect to the strategic direction of QLT and potential strategic transactions. The Strategic Action Committee and the ETC work with management to identify and evaluate risks with respect to the strategic direction of QLT and potential strategic transactions.

Board Leadership Structure

We operate under a corporate governance structure where the Chairman of the Board and the CEO are separate positions held by different individuals. Due to the demands of each position, we believe separating these roles enhances the ability of each to discharge his duties and fosters more accountability. In connection with the August 2, 2012 departure of Robert Butchofsky, QLT’s former President and CEO, the Board formed the ETC to perform the function of a CEO on an interim basis.

The ETC was initially composed of Directors Jason M. Aryeh (Chairman of the Board and the ETC), Dr. Vicente Anido, Jr., Dr. John W. Kozarich and Jeffrey A. Meckler. On February 16, 2013, the ETC was reconstituted to be composed of Dr. John W. Kozarich and Jeffrey A. Meckler, with Jeffrey A. Meckler serving as Chairman of the ETC. Mr. Aryeh continues to serve as Chairman of the Board. Under this revised committee structure, the Chairman of the Board ceased to be a member of the ETC. The Board of Directors believes that all of its members, including past and current members of the ETC, are independent.

We expect to maintain separate positions for the Chairman and the CEO once we have appointed a permanent CEO, because we believe that having the Board operate under the leadership and direction of a Board member who is independent from management provides the Board with the most appropriate mechanism to fulfill its oversight responsibilities.

Board Attendance at Annual Meeting

It is a policy of the Board to encourage directors to attend regular Board meetings, Board committee meetings on which they serve and each annual general meeting of the shareholders. In 2012, two members of the Previous Board, Messrs. Boyd Clarke and Robert L. Butchofsky, attended the annual general meeting. It is anticipated that all director nominees will attend our 2013 Annual Meeting.

Decisions Requiring Prior Approval of the Board

In addition to matters that must, by law or by the Articles of QLT, be approved by the Board, management is required to seek approval from the Board for major transactions, for any single expense that exceeds certain specified dollar values, and for certain transactions with related persons. Additional information relating to transactions with related persons is set forth below in this Proxy Statement under the heading “Executive Compensation - Review, Approval or Ratification of Transactions with Related Persons”

Orientation and Continuing Education Programs

It is the intention of the Board that as and when a new Board nominee is appointed, the Board will ensure that a full program of orientation and education is provided for the nominee, including, but not limited to, provision of a complete corporate history, copies of past minutes of meetings of the Board and the Mandate of the Board, and information regarding our business and operations. The Corporate Governance and Nominating Committee is responsible for reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted. As part of the ongoing commitment of the Board to effective governance and director continuing education, our directors are encouraged to periodically attend accredited courses on current trends in corporate governance and other relevant areas.

Outside Advice

Each of the Audit and Risk Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategic Action Committee has the authority to engage external advisors as set forth in each of their respective charters. The Scientific Review Committee is also authorized to engage independent consultants with the approval of the Chairman of the Board.

Director and Officer Liability Insurance

We maintain directors’ and officers’ liability insurance coverage through a policy covering QLT and its subsidiaries. This insurance provides coverage for indemnity payments made by QLT to our directors and officers as required or permitted by law for losses, including legal costs, incurred by our directors and officers in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by QLT. The insurance coverage for our directors and officers has customary exclusions, including those acts determined to be uninsurable under law, deliberately fraudulent or dishonest, or that have resulted in personal profit or advantage.

Minimum Share Ownership Guidelines for Directors

The Board believes it to be in the best interests of our shareholders to specify a minimum level of equity holdings in QLT by each independent director to further align the interests of our Board and shareholders. As a result, following consultation with Radford, an Aon Hewitt company (“Radford”), the independent compensation advisor to our Compensation Committee, we adopted share ownership guidelines for our independent directors. Under these guidelines, independent directors are encouraged to acquire (if not already held) common shares of QLT as follows:

•	Chairman: an amount equal to three times the Chairman’s annual retainer, satisfied within five years from the date he or she assumes the office of Chairman;

•	Directors other than the Chairman: an amount equal to three times the director’s annual Board retainer, satisfied within five years from the date the director joined the Board.

Holdings of vested in-the-money stock options and vested deferred share units (referred to as “DSUs”) are counted towards fulfilling the guidelines. According to Radford, the implementation of share ownership guidelines instituted by the Board is consistent with Institutional Shareholder Services’ best practices.

The value of the shares owned for the purposes of fulfilling the share ownership guidelines is determined as the greater of the acquisition cost or the market value at the time of the determination. Compliance with the share ownership guidelines is evaluated on an annual basis by the Corporate Governance and Nominating Committee. As all of the members of the Current Board were initially elected or appointed to serve as directors of QLT on or after the 2012 AGM, only Jason M. Aryeh has satisfied the guidelines to date. All of the members of the Current Board intend to satisfy the ownership guideline within five years from their respective initial appointments.

Our share ownership guidelines for executive officers are described below in this Proxy Statement under the heading “Compensation Discussion and Analysis.”

Director Nomination Process

To assist with director nominations, the Board has designated a standing committee, the Corporate Governance and Nominating Committee, as being responsible for reviewing and recommending nominees to the Board. In evaluating prospective nominees, the Corporate Governance and Nominating Committee looks for the following minimum qualifications: strong business acumen, previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. In evaluating prospective nominees, the Corporate Governance and Nominating Committee also takes into account shareholder support of prospective nominees in previous director elections of the

Company. Nominees are selected with a view to the best interests of QLT as a whole. All nominations proposed by the Corporate Governance and Nominating Committee must receive the approval of the Board.

The Board prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that the Board can achieve its objectives. In searching for a new director, the Corporate Governance and Nominating Committee identifies particular areas of specialization that it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of the Board.

Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience on the Board, the Corporate Governance and Nominating Committee evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and the requirements of QLT. In accordance with its charter, the Corporate Governance and Nominating Committee considers, among other things, the following in recommending candidates for election to the Board: (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a publicly-held company, and a general understanding of marketing, finance, product development and other elements relevant to the success of a publicly-traded company in today’s business environment, (iii) experience in the biotechnology industry in Canada and the United States, (iv) experience as a board member of another publicly-held company, (v) academic or therapeutic expertise in an area of QLT’s operations and (vi) practical and mature business judgment, including the ability to make independent and analytical inquiries.

The Corporate Governance and Nominating Committee may retain the assistance of a recruiting firm to assist it in identifying and recruiting candidates that possess the desired qualifications. The Corporate Governance and Nominating Committee may also involve other members of the Board or other Board committees to assist it with the recruitment of new directors. Potential nominees and their respective references are interviewed extensively in person before any nomination is endorsed by that Board committee.

The Board will also consider any director nominees proposed by shareholders. Shareholders may submit nominations to the Board by addressing a communication to the Chairman of the Corporate Governance and Nominating Committee and providing sufficient information to the Corporate Governance and Nominating Committee to permit it to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate’s willingness to serve as a director, and complete contact information for the candidate and the nominating shareholder. The methods by which a shareholder may communicate with the Corporate Governance and Nominating Committee are set out on QLT’s website at www.qltinc.com. As a matter of policy, the Corporate Governance and Nominating Committee is committed to giving due and fair consideration to proposed nominations submitted by shareholders using the same criteria and processes as other nominations that come before it.

Independence of Directors

To ensure QLT maintains good and objective governance, the Board strives to maintain strong independence from management. In determining whether directors are independent, each year the Board considers and discusses the nature and materiality of all direct or indirect relationships between each director nominee and QLT, including any family or business relationships. Under the applicable Canadian and United States securities laws, a relationship is considered material where that relationship could, in the view of the Board, reasonably interfere with the exercise of the director’s independent judgment. A director who also serves as CEO of a company would be considered a non-independent director of that company under applicable Canadian and United States securities laws.

Jason M. Aryeh served as the Chairman of the ETC during 2012. Mr. Aryeh resigned as Chairman of the ETC on February 16, 2013, and Jeffrey A. Meckler was appointed as Chairman of the ETC on the same date. The Board has carefully considered whether serving as Chairman or a member of the ETC, the mandate of which is to perform the function of the CEO of QLT on an interim basis while the Board determines the resources and management necessary to pursue the Company’s new strategy, would interfere with the exercise of such director’s independent judgment. The Board has determined that neither serving as a member of or Chairman of the ETC has, at any time, interfered with the exercise of independent judgment by either any of the members of the ETC or any Chairman of the ETC, and that, as a result, the relevant “independence” test under the applicable Canadian and United States securities laws has been met. In making this determination, the Board, among other things, considered the role of the ETC and the division of responsibility among the members, the role of the Chairman of the ETC, the means and amounts by which the Chairman and the other members of the ETC are remunerated for serving as such, the lack of agreements with the Company or terms of service regarding service on the ETC, the fact that all of the members of the ETC are subject to annual election as directors, and the distinction in manner and degree of compensation and benefits between the ETC and the Company’s past and current employed executive officers, among other factors.

As a result, and in connection with a review of the nature and materiality of all direct or indirect relationships between each director and QLT, the Board has determined that all seven members of the Current Board are “independent”, and have been since their respective appointments to the Board.

The Chairman of the ETC is considered the Principal Executive Officer of QLT solely for SEC reporting purposes and the purposes of certifying certain SEC disclosure documents. While, as described above, it is the Board’s view that Mr. Aryeh has been since his initial appointment to the Board on June 4, 2012 and continues to be as of the date of this Proxy Statement, qualified as an independent director of QLT under Canadian and US securities laws, his designation as “Principal Executive Officer” of QLT solely for SEC reporting purposes during the period in 2012 in which he performed such function may create the appearance that Mr. Aryeh was an executive officer of QLT during such time. Mr. Aryeh was not an executive officer of the Company, but rather the ETC as a whole served the function of the principal executive of the Company. We do not believe that listing all four members of the ETC during 2012 as executive officers in this Proxy Statement would provide useful disclosure to shareholders. Therefore, we have included only Mr. Aryeh as a named executive officer in this Proxy Statement.

Additionally, six of the seven members of the Previous Board were considered “independent”, including the Chairman of the Previous Board, Mr. Boyd Clarke. Mr. Butchofsky was not considered “independent” since he was also the President and CEO of QLT during the time he served as a director in 2012.

Executive Session of Independent Directors

The independent members of the Board meet without management and non-independent directors (if any) present during a session of periodic Board meetings (unless the independent directors determine such a session is not required).

Independence of Committee Members

Each director or former director who served as a member of each of the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee during 2012 was

“independent” within the meaning ascribed to that term in Multilateral Instrument 52-110 - Audit Committees and the Marketplace Rules of the NASDAQ. In addition, each director or former director who served on the Audit and Risk Committee during 2012 is “independent”, as independence for audit committee members is defined in Multilateral Instrument 52-110 - Audit Committees, the Marketplace Rules of NASDAQ and the rules of the SEC.

Audit Committee Financial Expert

Each member of the Audit and Risk Committee is financially sophisticated, as defined by the Marketplace Rules of NASDAQ, and is financially literate, as defined by Canadian securities regulations, and as required by such rules, able to read and understand fundamental financial statements, including QLT’s consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows. The Board has determined that John C. Thomas, Jr. is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and that all of our Audit and Risk Committee members are “independent,” as independence for audit committee members is defined by the NASDAQ, TSX and applicable U.S. and Canadian securities rules.

Compensation Committee Interlocks and Insider Participation

Prior to the 2012 AGM, L. Jack Wood, Ian J. Massey and Bruce L.A. Carter were members of the Compensation Committee. Following the 2012 AGM, Vicente Anido, Jr., Geoffrey F. Cox and John C. Thomas, Jr. were appointed to the Compensation Committee and continue to serve in that role. None of the members of the Compensation Committee during 2012 is or was previously an officer or employee of QLT or has any relationships requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

Except as described below, none of QLT’s executive officers served during 2012 as a member of the compensation committee or board of directors of any entity that had one or more executive officers serving as a member of our Compensation Committee or Board. John Thomas is a director and a member of the Compensation and Audit and Risk Committees of the Company. Mr. Thomas is also a director and Chief Financial Officer of CorMatrix Cardiovascular, Inc., a privately-held medical device company (“CorMatrix”). In 2012, CorMatrix did not have a compensation committee of its board of directors. Jason M. Aryeh, as a member of the board of directors of CorMatrix (including in 2013 as a member of its Compensation Committee once formed), participates in compensation decisions about Mr. Thomas and CorMatrix’s other executive officers. Mr. Aryeh is our Chairman of the Board and until February 2013 served as Chairman of the ETC. Mr. Aryeh receives no compensation from QLT other than for his service as a director of the Company.

The director nominees are also directors of the following publicly traded companies:

Name of Director	Publicly Traded Companies
Jason M. Aryeh	Ligand Pharmaceuticals Incorporated
Dr. Stephen L. Sabba	Ligand Pharmaceuticals Incorporated
John C. Thomas, Jr.	None
Dr. John W. Kozarich	Ligand Pharmaceuticals Incorporated
Dr. Geoffrey F. Cox	Biota Pharmaceuticals, Inc.
Jeffrey A. Meckler	None
Dr. Vicente Anido, Jr.	Depomed, Inc.

Communicating with the Board of Directors

Any shareholder or interested party who wishes to communicate with the Board or any specific director, the Chairman of the Board, or committee members, may write to:

QLT Inc.

Attn: Board of Directors

887 Great Northern Way, Suite 101

Vancouver, British Columbia, V5T 4T5

Canada

Depending on the subject matter of the communication, the corporate secretary will:

•

forward the communication to the director or directors to whom it is addressed (matters addressed to the CEO will be forwarded unopened directly to the CEO (or in the absence of a permanent CEO, the Chairman of the ETC));

•

attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board, or an individual member, e.g., the communication is a request for information about QLT or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Shareholders and other interested persons may submit concerns regarding accounting matters by following the instructions for making a report published in the Corporate Governance subsection of the Investor Relations section of our website.

Board of Directors and Board Committees

The Previous Board held 5 meetings (in person or by teleconference) during 2012. The Current Board held 13 meetings (in person or by teleconference) during 2012. Since all of the members of the Current Board are independent, all of the meetings held by the Current Board in 2012 were meetings at which only independent directors were present.

Each director of the Current Board attended at least 75% of the aggregate of (1) the total number of meetings of the Current Board, and (2) the total number of meetings held by all committees of the Current Board on which such director served during 2012.

Set forth below is a summary of Previous Board and Current Board attendance during 2012:

Summary of Attendance of Directors in 2012:
	Board Meetings Attended in 2012	Committee Meetings Attended (where attending as a member of the committee and paid for attendance) in 2012
Previous Board (January 1, 2012 – June 4, 2012)
Robert L. Butchofsky(1)	5/5	N/A
Bruce L.A. Carter(1)	4/5	2/2
C. Boyd Clarke(1) (2)	5/5	2/2
Peter A. Crossgrove(1)	5/5	3/3
Kathryn E. Falberg(3)	5/5	4/5
Ian J. Massey(1)(4)	5/5	2/2
Joseph L. Turner(1)	5/5	3/3
L. Jack Wood(1)	5/5	7/7
Current Board (June 4, 2012 – December 31, 2012)
Jason M. Aryeh(5)	13/13	1/1
Dr. Stephen Sabba(5)	13/13	7/7
John C. Thomas, Jr. (5)	10/13	10/10
Dr. John Kozarich(5)	12/13	6/6
Dr. Geoffrey F. Cox(5)	12/13	5/5
Jeffrey Meckler(5)	13/13	6/6
Dr. Vicente Anido, Jr. (6)	5/6	7/9

(1)	Ceased to be a director on June 4, 2012.
(2)

Mr. Clarke attended as an invitee for all other Board committee meetings to the extent practicable. Mr. Clarke did not receive an attendance fee where he was attending meetings as an invitee only, and such attendance is not reflected in the above table. Mr. Clarke also met with QLT’s management as part of his role as Chairman of the Board of Directors, which meetings are not reflected in the above table.

(3)	Ceased to be a director on June 5, 2012.
(4)	Mr. Massey also met with QLT’s research and development personnel as part of his role as Chair of the Scientific Review Committee, which meetings are not reflected in the above table.
(5)	Elected as a director on June 4, 2012.
(6)	Elected as a director on July 9, 2012.

The Board has a standing Audit and Risk Committee, Corporate Governance and Nominating Committee, Compensation Committee, and Scientific Review Committee. In addition, from time to time, the Board establishes special committees to assist the Board in respect of certain matters. In 2012, the Board established the Transition Committee and its successor committee, the Strategic Action Committee, as well as the ETC, to assist the Board during the transition period from the Previous Board to the Current Board, and the change in composition of the executive officers of QLT, following the 2012 AGM, as more fully described in this Proxy Statement under the heading “Significant Changes in the Company During 2012”. Set forth below is a chart indicating, by committee, each committee’s members as at the end of the 2012 fiscal year, key functions and the total number of committee meetings held in 2012 (including meetings held by committees of the Previous Board):

Committee	Members (as at December 31, 2012)	Key Functions
Executive Transition	Jason M. Aryeh*(1) Jeffrey A. Meckler(1) Dr. Vicente Anido, Jr.(1) Dr. John W. Kozarich	functions as the CEO of QLT on an interim basis while the Board determines the resources and management necessary to pursue the Company’s new strategy

Audit and Risk(2)	Jeffrey A. Meckler*(3) Dr. Vicente Anido, Jr. John C. Thomas, Jr.

monitors QLT’s internal accounting controls and business conduct oversees QLT’s accounting and financial reporting practices

reviews the adequacy of the system of internal controls, reviews any relevant accounting, financial and securities regulatory matters reviews the management of corporate financial and compliance risks monitors compliance with our Code of Ethics and Code of Exemplary Conduct recommends the appointment of independent auditors, engages the independent auditors, and receives the reports of the CEO and the Chief Financial Officer with respect to their assessment of internal controls provides a mechanism for communication between the Board and QLT’s independent auditors meets regularly with QLT’s auditors without management present

Corporate Governance and Nominating(4)	Dr. John W. Kozarich*(5) Jason M. Aryeh(5) Dr. Geoffrey F. Cox

develops and oversees Board governance principles

assesses the effectiveness of corporate governance and makes recommendations to the full Board makes recommendations to the Board regarding the size and composition of the Board and Board committees develops and oversees Board continuing education program

conducts an annual process to assess the effectiveness of the Board and individual members of the Board reviews and considers nominations to the Board reviews annually the credentials of nominees for re-election and ensures qualifications are maintained reviews compliance with QLT share ownership guidelines by members of the Board and executive officers

Committee	Members (as at December 31, 2012)	Key Functions
Compensation(6)	Dr. Geoffrey F. Cox* John C. Thomas, Jr. Dr. Vicente Anido, Jr.

makes recommendations to the Board regarding the compensation of all executive officers reviews and makes recommendations with respect to compensation policy and programs generally and determines and recommends option grants under QLT’s incentive stock option plan reviews and recommends to the Board the manner in which executive compensation should be tied to both short-term and long-term corporate goals of QLT and completes the disclosure regarding executive compensation contained in QLT’s Proxy Statement assists the Board in ensuring that QLT has a plan for continuity of its officers and an executive compensation plan that is competitive to attract, retain and motivate high performance of its executive management and other key personnel establishes QLT share ownership guidelines for members of the Board and executive officers

Scientific Review	Dr. John W. Kozarich* Dr. Stephen L. Sabba Dr. Vicente Anido, Jr.	reviews management’s direction and investment in QLT’s research, development and technology initiatives

Strategic Action(7)	Dr. Stephen L. Sabba*(8) Jason M. Aryeh(8) Jeffrey A. Meckler

maintain an on-going, cooperative, interactive strategic planning process with the Company’s executive management, including the review, identification, establishment and maintenance of the Company’s strategic goals and business strategies for the Company’s existing and potential new businesses review, explore and consider potential strategic acquisitions, divestitures, joint ventures, alliances, licensing transactions, mergers and other strategic transactions and alternatives, make recommendations to the full Board of Directors with respect to the foregoing meet and work with the current management and employees of the Company to learn about the Company, its organization and day-to-day business, for the purpose of ensuring an efficient and effective transitioning process for all stakeholders involved, and report its findings to the Board

*	Chairman
(1)	Each of Jason M. Aryeh and Dr. Vicente Anido, Jr. resigned as committee members and Jeffrey A. Meckler was appointed Chairman, effective February 16, 2013.
(2)	The Audit and Risk Committee held eight meetings in 2012.
(3)	Jeffrey A. Meckler resigned as a committee member and Dr. Stephen L. Sabba was appointed as Chairman and a member of the Audit and Risk Committee, effective February 16, 2013.
(4)	The Corporate Governance and Nominating Committee held two meetings in 2012.
(5)

Jason M. Aryeh was appointed Chairman, effective February 16, 2013 and John Kozarch resigned and Dr. Vicente Anido, Jr. was appointed to the Corporate Governance and Nominating Committee, effective February 16, 2013.

(6)	The Compensation Committee held seven meetings in 2012.
(7)	The Transition Committee was subsumed by the Strategic Action Committee effective June 6, 2012.
(8)	Dr. Stephen L. Sabba resigned as Chairman and Jason M. Aryeh was appointed Chairman, effective February 16, 2013.

Committee Chairmen

The Board has not developed written position descriptions for the Chairman of each of the committees of the Board. The Chairman of each committee has accepted leadership responsibilities of the committee including setting the agenda for and chairing the meetings, liaising with management as appropriate, as well as for ensuring fulfillment of the mandate set out in the charters of the committees.

COMPENSATION OF DIRECTORS

2012 Independent Director Compensation Program

Overview

The compensation program for our independent directors is intended to fairly compensate them for the time and effort required of a director based upon the size and complexity of our business, as well as, through an equity component of the program, to further align the interests of our independent directors with those of our shareholders. The amount and form of director compensation is reviewed periodically by the Compensation Committee, with any resulting recommendations made to the Board, to ensure that such compensation realistically reflects the responsibilities and risks of being an effective director. To assist in its evaluation of director compensation, the Compensation Committee has the authority to retain independent compensation consultants.

Our independent directors receive cash and equity-based compensation for their service on the Board.

Cash Compensation

The cash compensation component of our program includes annual Board and Committee member or Chairman position retainers, meeting attendance fees, and fees paid for attending to Board or Committee business other than for attendance at a meeting. Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with our policies. Director retainers and fees are paid to the Current Board monthly in arrears.

In 2012, the fees paid the members of the Current Board, all of whom are independent directors, were as follows:

Nature of Board Duty	Fee (US$)
Annual Board Retainer Fee:
• for all Directors	$30,000
• additional retainer for Chairman of the Board	$45,000
Additional Annual Retainer Fee for Chairman of the Audit and Risk Committee	$12,500
Additional Annual Retainer Fee for Chairman of the Scientific Review Committee	$10,000
Additional Annual Retainer Fee for Chairman of the Compensation Committee	$10,000
Additional Annual Retainer Fee for Chairman of the Corporate Governance and Nominating Committee	None
Additional Annual Retainer Fee for non-Chairman committee members of Audit and Risk Committee, Scientific Review Committee, Compensation Committee and Corporate Governance and Nominating Committee	$5,000
Additional Retainer Fee for Chairman of the Strategic Action Committee	$40,000	(1)
Additional Retainer Fee for non-Chairman committee members of the Strategic Action Committee	$30,000	(1)

Nature of Board Duty	Fee (US$)
Additional Annual Retainer Fee for Chairman and non-Chairman committee members of the Executive Transition Committee	None
Fee for each QLT Board meeting attended:
• by telephone	$1,500
• in person	$3,000
Fee for each meeting of the Audit and Risk Committee, Scientific Review Committee, Compensation Committee and Corporate Governance and Nominating Committee attended:
• by telephone	$1,500
• in person	$3,000
For each meeting of the Strategic Action Committee attended:
• by telephone	None
• in person	$3,000
• per diem fee for out-of-town business	$3,000
For each meeting of the Executive Transition Committee attended:
• per diem fee for conducting business where no out-of-town travel is required	$1,500
• per diem fee for out-of-town business	$3,000
Fee to perform Board or committee business (other than attendance at a Board or committee meeting) at the specific request of the Board or relevant committee:
• if no out-of-town travel is required	$1,500
• if out-of-town travel is required	$3,000
Fee to QLT Board member for attending operating subsidiary Board meeting as a member of the Board of Directors of the operating subsidiary (whether in person or by telephone)	$1,500

(1)	This retainer was paid for the period from the formation of the Strategic Action Committee on June 4, 2012 to December 31, 2012.

Equity-Based Compensation

In addition to cash compensation, our independent directors also receive equity-based compensation to ensure that their interests are fully aligned with those of our shareholders.

We maintain a Directors’ Deferred Share Unit Plan, which we refer to as the “DDSU Plan.” Under the DDSU Plan, at the discretion of the Board, independent directors have received all of their equity-based compensation in the form of deferred share units, or “DSUs,” each of which has a value equal to the price of our common shares on the TSX. A DSU is convertible only into cash (no shares are issued), and can only be converted after the independent director ceases to be a member of the Board. The DSUs vest monthly over 36 months from the date of grant.

The value of a DSU, when converted to cash, will be equivalent to the market value of a QLT common share at the time the conversion takes place. We do not have a history of paying dividends on our common shares; however, if dividends ever are paid on our common shares, an independent director’s DSU account will be credited with dividends at the same rate.

The Compensation Committee’s objective in granting DSUs to independent directors is to provide a reasonable, market-based incentive for directors to deliver increased value to shareholders. Based in part on advice received from Radford, the Compensation Committee and the Board have concluded that DSUs are an effective way to align the interests of the independent directors with those of the shareholders, without resulting in additional share dilution to shareholders. In July, 2012, following his appointment at the 2012 AGM, each member of the Current Board was granted an initial grant of 3,500 DSUs and an annual grant of 7,500 DSUs for an aggregate of 11,000 DSUs, except Jason M. Aryeh, the Chairman of the Board, who received an initial grant of 7,000 DSUs and an annual grant of 15,000 DSUs for an aggregate of 22,000 DSUs.

Our directors are also eligible to receive stock options under the QLT 2000 Incentive Stock Option Plan (the “2000 Plan”); however, no stock options were granted under the 2000 Plan to our directors in 2012.

The following table provides information regarding the compensation of our independent directors for 2012.

2012 Director Compensation

Name	Fees Earned or Paid in Cash (US$)	Stock Awards (US$)(1)(2)		All Other Compensation (US$)(3)	Total (US$)
Previous Board (January 1, 2012 – June 4, 2012)
Bruce L.A. Carter	$28,143	—	(6)	$343,592	$371,735
C. Boyd Clarke	$47,643	—	(6)	$744,449	$792,092
Peter A. Crossgrove	$29,500	—	(6)	$411,806	$441,306
Kathryn E. Falberg(4)	$33,488	—	(6)	$171,358	$204,845
Ian J. Massey	$38,214	—	(6)	$343,592	$381,806
Joseph L. Turner	$29,500	—	(6)	$114,531	$144,031
L. Jack Wood	$36,929	—	(6)	$411,806	$448,734

Current Board (June 4, 2012 – December 31, 2012)
Jason M. Aryeh	$206,434	$169,265	(7)	—	$375,699
Dr. Vicente Anido, Jr.(5)	$74,630	$84,632	(8)	—	$159,263
Geoffrey F. Cox	$52,838	$84,632	(8)	—	$137,470
Dr. John W. Kozarich	$117,338	$84,632	(8)	—	$201,970
Jeffrey A. Meckler	$159,402	$84,632	(8)	—	$244,035
Dr. Stephen L. Sabba	$107,089	$84,632	(8)	—	$191,722
John C. Thomas, Jr.	$54,467	$84,632	(8)	—	$139,099

(1)

Stock awards were granted/priced in Canadian dollars and have been converted to U.S. dollars for disclosure purposes using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(2)

Stock awards consist of DSUs. Details of the DSUs are set out above under the heading “2012 Independent Director Compensation Program – Equity Based Compensation.” This column represents the aggregate grant date fair value of DSUs granted in 2012 in accordance with ASC Topic 718. In July 2012, Mr. Jason M. Aryeh was granted 22,000 DSUs (as Chairman) and each other director was granted 11,000 DSUs. The estimated fair value for each DSU as at the grant date on July 10, 2012 was CAD$7.69, determined in accordance with ASC Topic 718 and the terms of the DDSU Plan by reference to the closing price of our shares on the TSX on the trading day immediately preceding the date of grant, which was CAD$7.69 (US$7.69).

(3)

All other compensation represents the cash payment made by QLT to each member of the Previous Board in connection with the termination of each of the Previous Board member’s term as a director of QLT. All DSUs were accelerated due to the change in control as a result of the election of the new board of directors at the 2012 AGM and the value of such accelerated DSUs was paid in cash to each member of the Previous Board in accordance with the terms of the DDSU Plan. The value of each DSU was equivalent to the closing price of our shares on the TSX on the trading day immediately preceding the change in control, which was CAD$7.84.

(4)	Ceased to be a director on June 5, 2012.

(5)	Appointed as a director on July 9, 2012.
(6)	As of December 31, 2012, no outstanding stock awards were held by any member of the Previous Board.
(7)	As of December 31, 2012, Mr. Aryeh held 22,000 DSUs, of which 3,056 had vested.
(8)	As of December 31, 2012, Messrs. Anido, Cox, Kozarich, Meckler, Sabba and Thomas each held 11,000 DSUs, of which 1,528 had vested.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information Regarding Director Nominees

The names of the nominees and certain information about them are set forth below:

Name of Nominee and Residence	Age	Position(s) With the Company	Independent	Director Since
Jason M. Aryeh New York, USA	44	Chairman and Director	Yes	2012
Dr. Stephen L. Sabba New York, USA	53	Director	Yes	2012
John C. Thomas, Jr. Georgia, USA	59	Director	Yes	2012
Dr. John W. Kozarich California, USA	63	Director	Yes	2012
Dr. Geoffrey F. Cox Massachusetts, USA	69	Director	Yes	2012
Jeffrey A. Meckler New York, USA	46	Director	Yes	2012
Dr. Vicente Anido, Jr. California, USA	60	Director	Yes	2012

There is no family relationship between any of our directors, director nominees or executive officers. The number of common shares owned by each of the nominees for election as a director is set forth under “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Jason M. Aryeh is the Chairman of the Board and a Director of QLT (since 2012) and serves as the Chairman of both its Corporate Governance and Nominating Committee and its Strategic Action Committee. Currently, Mr. Aryeh is also the Founder and Managing General Partner of JALAA Equities, LP (since 1997), a private hedge fund focused on the biotechnology and specialty pharmaceutical sector. Mr. Aryeh also serves on the Board of Directors of Ligand Pharmaceuticals Incorporated (since 2006), a public biotechnology company (“Ligand”), CorMatrix Cardiovascular (since 2010), a privately-held medical device company, and the Cystic Fibrosis Foundation’s Therapeutics Board (since 2011). Previously, Mr. Aryeh served as a Director of both Nabi Biopharmaceuticals, prior to its merger with Biota Pharmaceuticals, Inc. (“Biota”) in November 2012, and of Myrexis, Inc. (2011 to 2013), both of which are public biotechnology companies. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.

The Board has concluded that Mr. Aryeh is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives stemming from his experience in the biotechnology and specialty pharmaceutical sector as a hedge fund manager and serving on the boards of publicly-traded companies. Mr. Aryeh’s strategic insight and in-depth understanding of health care trends and capital markets add significant value to the Board.

Dr. Vicente Anido, Jr., Ph.D. is a Director of QLT (since 2012) and serves as a member of its Audit and Risk, Corporate Governance and Nominating, Compensation and Scientific Review Committees. Currently, Dr. Anido also serves as a Director of Depomed, Inc. (since 2013), a public pharmaceutical company and the Chairman of the Board of Directors of Aerie Pharmaceuticals (since 2013), a privately-held clinical stage pharmaceutical company focused on developing products to treat glaucoma. Previously, Dr. Anido served as President, Chief Executive Officer and a Director of Ista Pharmaceuticals (2001 to 2012) prior to its acquisition by Bausch & Lomb and as a director of Apria Healthcare, Inc., a public company that provides home healthcare products and services and medical equipment. Dr. Anido received a B.S. in Pharmacy and M.S. in Pharmaceutical Sciences from West Virginia University and a Ph.D. in Pharmacy Administration from the University of Missouri - Kansas City.

The Board has concluded that Dr. Anido is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives derived from managing and serving on the boards of publicly-traded healthcare companies. Through his tenure as President and CEO of Ista Pharmaceuticals, Dr. Anido gained valuable management and leadership skills, and brings to the Board seasoned tactical, operational and pharmaceutical industry-specific experience in sales and marketing, business development, pharmaceutical product development and equity and debt transactions.

Dr. Geoffrey F. Cox, Ph.D. is a Director of QLT (since 2012) and serves as Chair of its Compensation Committee and a member of its Corporate Governance and Nominating Committee. Dr. Cox has over 35 years of pharmaceutical and biotechnology experience holding a broad range of senior management and board positions with private and public companies. Currently, Dr. Cox is a Partner with Red Sky Partners LLC (since 2011) which provides corporate development, product strategy and leadership support to life sciences companies. Dr. Cox served as a Director (2000 to 2012) and the Non-Executive Chairman (2007 to 2012) of Nabi Biopharmaceuticals prior to its merger with Biota in 2012 and continues to serve as a Director on the Board of Biota, a public anti-infective drug development company. He is also a Director of Gallus Biopharmaceuticals LLC (since 2011), a biologics contract manufacturing and development company. Dr. Cox was Chairman, President and CEO of GTC Biotherapeutics Inc. (now rEVO Biologics) (2001 to 2010), a company focused on the development of recombinant therapeutic proteins, including proteins for the treatment of rare diseases, using transgenic animal production technology. Prior to 2001, Dr. Cox was Executive VP of Genzyme Corporation and later Chairman, President and CEO of Aronex Pharmaceuticals Inc. Dr. Cox is the immediate past Chairman of the Board of the Massachusetts Biotechnology Council and previously served on the Board of the Biotechnology Industries Association and as a member of its Health Governing and Emerging Companies Sections. Dr. Cox received a B.Sc. (Hons) in biochemistry from the University of Birmingham, UK, and a Ph.D. in biochemistry from the University of East Anglia, UK.

The Board has concluded that Dr. Cox is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives derive from his extensive leadership experience in the biopharmaceutical industry, including as a director and executive officer of publicly-traded biotechnology companies. Dr. Cox’s strategic consulting, operations and business development expertise as well as his scientific background bring significant value to the Board.

Dr. John W. Kozarich, Ph.D. is a Director of QLT (since 2012) and is the Chair of its Scientific Review Committee and a member of its Executive Transition Committee. Dr. Kozarich has over 35 years of experience in academic and pharmaceutical research. Currently, Dr. Kozarich is also Chairman and President of ActivX Biosciences, Inc. (since 2001), a wholly-owned subsidiary of the international pharmaceutical company KYORIN Pharmaceutical Co., Ltd.; Chairman of Ligand (since 2003), a public biotechnology company; a Director of Corium International, Inc. (since 2006), a privately-held transdermal drug delivery company; and a Senior Scientific Advisor to KinDex Therapeutics, Inc. (since 2009), a privately-held company developing molecules that modulate key metabolic regulatory networks.

Dr. Kozarich is also an adjunct professor of chemical physiology at the Scripps Research Institute and previously held faculty positions at the University of Maryland and Yale University School of Medicine. He has authored over 150 primary scientific publications. Dr. Kozarich earned his B.S. in chemistry from Boston College (summa cum laude; Phi Beta Kappa), his Ph.D. in biological chemistry from the Massachusetts Institute of Technology, and was an NIH postdoctoral fellow at Harvard University.

The Board has concluded that Dr. Kozarich is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives based on his academic achievements and international experience as an advisor, executive officer and director of biotechnology companies. Dr. Kozarich is well-versed in the challenges of research and development given his extensive academic and pharmaceutical research and leadership background in the life sciences, and provides the Board with invaluable insight into a broad range of issues that impact QLT’s research and development efforts.

Jeffrey A. Meckler is a Director of QLT (since 2012) and is the Chair of QLT’s Executive Transition Committee and a member of QLT’s Strategic Action Committee. Mr. Meckler has over 20 years of experience in the life sciences sector. Currently, Mr. Meckler is also the Managing Director of The Andra Group (since 2009), a life sciences consulting firm that assists clients with strategic planning and business development. Previously, Mr. Meckler acted as a Director (2011 to 2012) and Interim-CEO (2011) of Cypress Bioscience Inc. after its acquisition by Royalty Pharma; a Director of ClearFarma USA (2010 to 2012), a private sustainable food supply research and development company; a Director of Kyalin Bioscience (2011 to 2012), a private company developing therapies for autistic spectrum disorder; an Investment Analyst with Ridgeback Capital Management (2007 to 2009); a Director of Alveolus Inc. (2007 to 2009), a private, coated stent company acquired by Merit Medical; and held a series of positions at Pfizer Inc. in Manufacturing Systems, Market Research, Business Development, Strategic Planning and Corporate Finance which included playing a significant role in acquisitions and divestitures (1990 to 2007). Mr. Meckler is the past President and continues to serve on the Board of Children of Bellevue, a non-profit organization focused on advocating and developing pediatric programs at Bellevue Hospital Center (since 2001) and is past President and continues to serve on the Alumni Board of the Carnegie Mellon Tepper School of Business (since 2009). Mr. Meckler received a B.S. in Industrial Management and M.S. in Industrial Administration from Carnegie Mellon University. In addition, Mr. Meckler received a J.D. from Fordham University School of Law.

The Board has concluded that Mr. Meckler is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives stemming from his extensive healthcare industry, consulting and financial background. Mr. Meckler’s perspectives regarding strategic business development, operational and financial opportunities as well as health care trends bring significant industry-specific insight to the QLT board.

Dr. Stephen L. Sabba, M.D. is a Director of QLT (since 2012) and serves as Chair of its Audit and Risk Committee and a member of its Scientific Review and Strategic Action Committees. Currently, Dr. Sabba is also a Partner and Health Care Portfolio Manager at Knott Partners, LP (since 2006), an investment fund, and a Director of Ligand (since 2008), a public biotechnology company. Previously, he was a Partner and Director of Research with Kilkenny Capital Management (2001 to 2006), a Chicago-based hedge fund. Dr. Sabba received his medical degree from the New York University School of Medicine, and completed a residency in internal medicine and a fellowship in gastroenterology at the Veterans Administration Medical Center in New York City. He earned a Bachelor of Science degree with honors at Cornell University.

The Board has concluded that Dr. Sabba is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives based on his capital markets and financial expertise gained from his experience working in the hedge fund and investment fund industries. Dr. Sabba’s deep understanding of the biotechnology industry, medicine and health care trends add significant value to the Board.

John C. Thomas, Jr. is a Director of QLT (since 2012) and is a member of QLT’s Audit and Risk and Compensation Committees. Mr. Thomas has more than 38 years of experience in a variety of financial and accounting positions, with the last 27 years spent in the medical, pharmaceutical and device fields. Currently, Mr. Thomas also serves as Chief Financial Officer, Secretary and Director of CorMatrix (since 2001), a privately-held medical device company, and as Chief Financial Officer, Secretary and Director of Motion Reality, Inc. (since 1991), a motion capture and simulation company. In the past ten years, Mr. Thomas served as acting Chief Financial Officer for DemeRx, Inc. (2010 to 2011); as Chief Financial Officer for MRI Interventions, Inc. (1998 to 2010), MiMedx Group, Inc. (2007 to 2008) and DARA BioSciences (2003 to 2009); and as a director of MRI Interventions, Inc. (2004 to 2011) and DARA BioSciences (2012). Previously, Mr. Thomas also served as a Trustee and subsequently the Chairman of the Finance Committee of The Walker School, a private Pre-K through 12 grade school (1999 to 2012). Mr. Thomas is a Certified Public Accountant and graduated from the University of Virginia, McIntire School of Commerce with a Bachelor of Science in Commerce (with distinction) degree in 1975.

The Board has concluded that Mr. Thomas is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives based on his financial and development stage company expertise and service on the boards of pharmaceutical companies. Mr. Thomas’ educational background and experience serving as Chief Financial Officer of a number of life sciences companies provides him with valuable perspective on financial management, performance and strategy of a biotechnology company such as QLT.

Vote Required and Board Recommendation

Under the BCA, directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the seven nominees with the most votes for election would be elected.

The Board recommends that shareholders vote “FOR” the election of all seven nominees for director. The proxyholders intend to vote the shares represented by proxies “FOR” the election of the seven nominees named in the Instrument of Proxy unless authority to vote for those persons is withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the common shares in QLT’s authorized share structure beneficially owned by (1) each of our current directors and director nominees, (2) each of our named executive officers listed in the Summary Compensation Table below, (3) all of our directors, director nominees and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting shares. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC and the applicable Canadian securities regulators. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of April 15, 2013.

	Amount and Nature of Beneficial Ownership
		Shares for Which Beneficial Ownership Can Be	Number	Total Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned	Acquired Within 60 Days(1)	of DSUs Vested(2)	Number of Shares	Percent of Class(3)
Directors
Jason M. Aryeh	155,078	—	6,722	161,800	*
Dr. Vicente Anido, Jr.	—	—	3,361	3,361	*
Dr. Geoffrey F. Cox	—	—	3,361	3,361	*
Dr. John W. Kozarich	—	—	3,361	3,361	*
Jeffrey A. Meckler	—	—	3,361	3,361	*
Dr. Stephen L. Sabba	—	—	3,361	3,361	*
John C. Thomas, Jr.	—	—	3,361	3,361	*

Officers
Alexander R. Lussow	20,000	90,000	—	110,000	*
Sukhi Jagpal	1,200	10,000	—	11,200	*
Robert L. Butchofsky	—	—	—	—	—
Cameron R. Nelson	20,000	—	—	20,000	*
Linda M. Lupini.	15,000	—	—	15,000	*
Christopher Muller	—	—	—	—	—
All directors, nominees and executive officers as a group (9 persons)(4)	211,278	100,000	26,888	338,166	*

	Amount and Nature of Beneficial Ownership
		Shares for Which Beneficial Ownership Can Be	Number	Total Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned	Acquired Within 60 Days(1)	of DSUs Vested(2)	Number of Shares	Percent of Class(3)
5% Shareholders
Axial Capital Management, LLC(5)	8,865,036	—	—	8,865,036	17.5%
NB Public Equity K/S(6)	7,447,626	—	—	7,447,626	14.7%
Biotechnology Value Fund, L.P.(7)	4,372,000	—	—	4,372,000	8.7%
Kingstown Capital Management LP(8)	2,700,000	—	—	2,700,000	5.3%

*	Represents less than 1%.
(1)

Indicates common shares that may be acquired upon exercise of outstanding stock options that are presently exercisable or will be exercisable within 60 days of April 15, 2013 by the persons named in the table above and by all directors and executive officers as a group, except where otherwise described in the Notes to the above table.

(2)

DSUs are payable only in cash. The number of DSUs represented in this table consists of DSUs that have already vested or will vest within 60 days of April 15, 2013. A description of the DSUs is set out above under the heading “Compensation of Directors.”

(3)	Percentage ownership of QLT common shares is based on 50,539,500 common shares of QLT outstanding on April 15, 2013.
(4)	Excludes Robert L. Butchofsky, Cameron R. Nelson, Linda M. Lupini and Christopher Muller, each of whom ceased to be officers of QLT during 2012.
(5)

The information in the table and this note is derived from a Schedule 13D filed by Axial Capital Management, LLC with the SEC on May 24, 2012. Based on information contained in the Schedule 13D, each of Axial Capital Management, LLC, Marc Andersen and Eliav Assouline is deemed to beneficially own, and has shared voting and dispositive power over, 8,865,036 shares, and Axial Capital Master, L.P. is deemed to beneficially own, and has shared voting and dispositive power over, 7,851,943 shares. The address of Axial Capital Master, L.P. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The address of all other beneficial owners is 101 Park Avenue, 20th Floor, New York City, New York 10178.

(6)

The information in the table and this note is derived from a Schedule 13D/A filed by NB Public Equity K/S with the SEC on June 5, 2012. Based on information contained in the Schedule 13D/A, NB Public Equity K/S, NB Public Equity Komplementar ApS, Cora Madsen and Florian Schönharting (collectively, the “NB Entities”) are deemed beneficial owners of 7,447,626 shares. Each of the NB Entities has shared voting and dispositive power over all shares they are deemed to beneficially own. The business address of NB Public Equity K/S is Ostergade 24A, 1, DK-1100, Copenhagen K, Denmark.

(7)

The information in the table and this note is derived from a Schedule 13G/A filed by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners L.P., BVF Inc., and Mark N. Lampert (collectively, the “BVF Entities”) with the SEC on February 14, 2013. Based on the information contained in the Schedule 13G/A, Biotechnology Value Fund, L.P. beneficially owns 441,353 shares, (ii) Biotechnology Value Fund II, L.P. beneficially owns 254,221 shares, (iii) BVF Investments, L.L.C. beneficially owns 3,508,026 shares, (iv) Investment 10, L.L.C. beneficially owns 168,400 shares, and (v) each of BVF Partners, L.P., BVF, Inc. and Mr. Lampert may be deemed to beneficially own 4,372,000 shares. Each of the BVF Entities has shared voting and dispositive power over all shares they are deemed to beneficially own. The business address of each of the BVF Entities is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois, 60611.

(8)

The information in the table and this note is derived from a Schedule 13D/A filed by Kingstown Partners Master Ltd., Kingstown Partners II, L.P., Ktown, LP, Kingstown Capital Partners, LLC, Kingstown Capital Management L.P., Kingstown Management GP LLC, Michael Blitzer and Guy Shannon (collectively, the “Kingstown Entities”) with the SEC on May 23, 2012. Based on information contained in the Schedule 13D/A, Kingstown Partners Master Ltd. beneficially owns 1,892,551 shares, Kingstown Partners II, L.P. beneficially owns 245,927 shares, Ktown, L.P. beneficially owns 159,275 shares, Kingstown Capital Partners, LLC beneficially owns 2,297,753 shares, and each of Kingstown Capital Management L.P., Kingstown Management GP LLC, Michael Blitzer and Guy Shannon may be deemed to be the beneficial owner of 2,700,000 shares. Each of the Kingstown Entities has shared voting and dispositive power over all shares they are deemed to beneficially own. The business address of Kingstown Partners Master Ltd. is c/o Walkers Corporate Services Limited, Walkers House, 87 Mary Street, George Town, Grand Cayman Ky1-9005, Cayman Islands. The business address of each of the other Kingstown Entities is 100 Park Avenue, 21st Floor, New York City, New York, 10017.

For additional information on our equity compensation plan, and our common shares that may be issued upon the exercise of options and other rights granted to employees, consultants or directors under our existing equity compensation plan, see our Form 10-K which is available on our website at www.qltinc.com and SEDAR at www.sedar.com.

EXECUTIVE COMPENSATION

The following sets forth information about our employed named executive officers as of May 10, 2013. The executive officers listed below serve in their respective capabilities at the discretion of our Board of Directors.

Sukhi Jagpal

Chief Financial Officer

Mr. Jagpal, age 39, is the Chief Financial Officer of QLT (since February 2013). Previously, since 2003 Mr. Jagpal has held positions of increasing responsibility in Finance at QLT, including Corporate Controller (January 2006 to December 2008 ), Director, Finance and Corporate Controller (January 2009 to December 2010 ) and Senior Director, Finance and Corporate Controller (2011 to 2012), until his appointment as Interim Chief Financial Officer in July 2012. Prior to joining QLT, Mr. Jagpal held finance and accounting positions with Pivotal Corporation, 360networks inc., and KPMG LLP. Mr. Jagpal is a Chartered Accountant, a Chartered Business Valuator, and holds a Masters of Business Administration from Cornell University - S.C. Johnson Graduate School of Management and a Masters of Business Administration from Queens University.

Alexander R. Lussow, Ph.D.

Senior Vice President, Business Development & Commercial Operations

Dr. Lussow, age 51, is the Senior Vice President, Business Development and Commercial Operations of QLT (since 2008) and is responsible for QLT’s business development activities, including product licensing, acquisitions and strategic partnering opportunities, as well as QLT’s product manufacturing and supply chain. Previously, Dr. Lussow served as QLT’s Vice President, Business Development (2006 to 2008). Prior to joining QLT, Dr. Lussow served as Chief Business Officer and Vice President of Business Development at Gryphon Therapeutics (2001 to 2004) where he was responsible for the licensing of the company’s products, the formation of strategic alliances, corporate communications and fundraising. Dr. Lussow has broad experience in biotechnology management consulting, advising on venture financing, strategic business planning and licensing transactions with several biotechnology companies. Dr. Lussow received his BSc at McGill University in Montreal and his Ph.D. in immunology at the University of Geneva, Switzerland. He has been an adjunct professor of pharmacology at the University of North Carolina, USA and has worked extensively for the World Health Organization (WHO) in West Africa.

Compensation Discussion and Analysis

2012 was a transformative year for the Company. In June 2012 the composition of our Board of Directors completely changed when, following a proxy contest, all members of the Previous Board were either not re-elected to the Board at the 2012 AGM or resigned, and the Current Board was elected and continued in office. As a result, the membership of all committees of the Board, including the Compensation Committee, changed entirely in June 2012.

Also at the 2012 AGM, our shareholders voted, in a non-binding advisory vote, against the compensation of the named executive officers as of the date of the 2012 AGM as follows: 15,496,170 shares were voted for the proposal, 21,328,839 shares were voted against the proposal, 2,444,588 shares withheld votes, and 3,014,880 shares were counted as non-votes. The Compensation Committee has reviewed the results of the shareholder advisory vote on executive compensation. In light of the fact that the vote was obtained in the context of a contested election of directors, the Committee cannot determine whether the vote against the compensation of QLT’s executive officers should be primarily understood as a vote against the incumbent Board of Directors or disagreement with the Company’s executive compensation practices. However, notwithstanding the significant changes in the Company and its management since the 2012 AGM, the reconstituted Compensation Committee takes note of the advisory vote and intends to continue to evaluate and modify, as appropriate, the executive compensation practices of the Company.

On July 9, 2012, as a result of a comprehensive business and portfolio review by our Board of Directors, the Company announced a new corporate strategy and plans to restructure our operations in order to concentrate our resources on our clinical development programs related to our synthetic retinoid, QLT091001, for the treatment of certain inherited retinal diseases. During the remainder of 2012 in connection with the strategic restructuring of the Company, we sold our Visudyne® business to Valeant Pharmaceuticals International, Inc. and entered into an option agreement for the sale of our punctal plug drug delivery system to Mati Therapeutics Inc. We also completed a significant reduction in force of approximately 178 employees, or 83% of our work force.

As a result of the restructuring, only one of the named executive officers of the Company in June 2012, Alexander R. Lussow, Senior Vice President, Business Development & Commercial Operations, remained an executive officer of the Company at year end. Sukhi Jagpal, who was appointed Interim Chief Financial Officer July 2012, was our only other employed named executive officer at the end of 2012. Mr. Jagpal was appointed Chief Financial Officer of the Company on February 27, 2013.

Effective August 2, 2012, in connection with the departure of Robert Butchofsky, the Company’s former President and Chief Executive Officer, the Current Board formed an Executive Transition Committee composed of its Chairman, Jason M. Aryeh, and directors Dr. Vicente Anido, Jr., Jeffrey Meckler and Dr. John W. Kozarich, to lead the Company on an interim basis while the Board determines the resources and management necessary to pursue the Company’s new strategy. Mr. Aryeh served as Chairman of the Executive Transition Committee until February 2013 at which point the Executive Transition Committee was restructured and Mr. Aryeh stepped down from his role on the Committee and Mr. Meckler became Chairman of the Committee. At the same time, Dr. Anido also stepped off the Executive Transition Committee. While Mr. Aryeh was never employed as an employee or compensated other than as a director or considered by the Current Board to be an executive officer of the Company, he is included in the compensation disclosure schedules below as a Principal Executive Officer of the Company. However, he is not otherwise treated as a named executive officer and has not acted in that role. See information provided in this Proxy Statement under the heading “Independence of Directors” for further information.

In addition to Mr. Butchofsky, the other named executive officers whose service to the Company ceased during 2012 were Cameron R. Nelson, who acted as Senior Vice President, Finance and Chief Financial Officer until July 20, 2012; Linda M. Lupini, who acted as Senior Vice President, Human Resources and Organizational Development until December 14, 2012; and Christopher Muller, who acted as Chief Commercial Officer of our wholly-owned subsidiary, QLT Ophthalmics, Inc. until July 20, 2012.

The Compensation Committee administers the compensation policies and programs for our named executive officers. A summary discussion of the 2012 named executive officer compensation actions taken by the Compensation Committee follows below in this Compensation Discussion and Analysis report. In reviewing this report, it is important to understand that while the Current Board of Directors and new Compensation Committee made numerous management and personnel changes and compensation decisions following the 2012 AGM, much of the compensation that was received by named executive officers in 2012 was paid pursuant to contractual agreements and policies approved or implemented by the Previous Board of Directors and previous Compensation Committee.

Objectives of Our Compensation Program

The Compensation Committee evaluates and sets executive compensation consistent with our stated philosophy to provide a compensation package that attracts, retains and motivates executives and rewards business successes that have the potential to increase shareholder value. More specifically, the Compensation Committee seeks to:

•	provide a total compensation program that is competitive with other companies in the pharmaceutical and biotechnology industries with which we compete for executive talent;

•

place a significant portion of executive compensation at risk by linking cash incentive compensation to the achievement of pre-established corporate financial and operational performance objectives and other individual key objectives within the executive’s area of responsibility and by using equity as a key component of our compensation program;

•	provide long-term incentive compensation that focuses executives’ efforts on building shareholder value by aligning their interests with those of our shareholders; and

•	promote stability and retention of our management team.

Consistent with our performance-based philosophy, a significant portion of potential compensation is based upon performance- and equity-based programs. These programs include awards that are based on our operational and financial performance and provide compensation in the form of cash, and equity-based incentive awards that are tied to both our short-term and long-term performance and achievement of goals. The performance-based bonus program rewards short-term performance; while our equity awards, coupled with our stock ownership guidelines, reward long-term performance and align the interests of management with those of our shareholders.

Compensation Governance and Consultant

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. The Compensation Committee has, among other things, retained Radford, an independent compensation consultant, which reports directly to the Compensation Committee. Our Compensation Committee has assessed the independence of Radford and has concluded that no conflict of interest exists with respect to the services that Radford performs for our Compensation Committee. Radford did not provide any services to the Company other than with respect to the services provided to the Compensation Committee as described below. Radford also informed the Compensation Committee that it was not aware of any conflict of interest with respect to the services that it provides to our Compensation Committee and the services that it provides to other clients.

Compensation Philosophy

We are engaged in a highly specialized and competitive industry. Success in this environment requires talented and motivated executives. The goal of our named executive officer compensation program is to attract, retain and motivate executives and reward business successes that have the potential to increase shareholder value. The Compensation Committee, which is composed of independent members of the Board, is responsible for implementing our executive compensation program and establishing corporate performance objectives and reviewing individual performance objectives that reward our named executive officers when those objectives are met. In considering executive compensation, the Compensation Committee ensures that our total compensation program is competitive within the industry in which we operate, supports our overall strategy and objectives, reflects both risk and reward for our named executive officers and aligns our executive officers’ interests with those of our shareholders. The combination of base salary, annual incentives and long-term incentives that we provide to our named executive officers is designed to accomplish this.

The Compensation Committee obtains information from a number of sources, including North American surveys and reports on executive compensation in the biotechnology industry, as well as internally generated reports of executive compensation practices of a sub-group of biotechnology companies of similar size and market capitalization. To assist with its evaluation of executive compensation, the Compensation Committee has the authority to retain independent compensation consultants. The Compensation Committee has periodically engaged Radford to provide director and executive compensation assessments and recommendations to the Compensation Committee. Radford provides data on the compensation and relative performance of peer companies, provides opinions on the degree to which our compensation arrangements are consistent with market practices and our objectives, consults on other compensation matters as needed and, if applicable, recommends compensation guidelines and program designs. Additionally, a representative from Radford attends Compensation Committee meetings when requested by the Compensation Committee.

Components of the Compensation Package

At the foundation of the Compensation Committee’s strategy is the principle that there should be both consequences for underperformance and incentives for outstanding performance. This is achieved through a compensation program that emphasizes fixed and variable components which make up the “pay mix” for each executive officer.

There are three major elements to our executive compensation:

•	Base salary;

•	Variable performance-based compensation, consisting of annual cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and

•	Long-term incentives, consisting of annual grants of long-term stock options.

In addition, our executives are eligible to participate in the benefit plans generally available to all of our employees and to receive an annual executive medical screening consultation (as described in “Health and Life Benefits” below).

Our executive officers are paid in Canadian dollars but, for reporting purposes only, their compensation is set out below in U.S. dollars.

Determining Compensation

Compensation Consultant and Peer Group. In March 2012, the previous Compensation Committee engaged Radford to provide market data and a comprehensive executive compensation assessment intended to help inform our Compensation Committee in establishing 2012 executive compensation. The comparator group selected was considered comparable to QLT in early 2012 in size (50 to 300 employees), revenue (generally less than $200 million), market capitalization (generally less than $1 billion), and stage of product pipeline (small commercial biotechnology / specialty pharmaceuticals with products on market). The following 14 public biotechnology companies in the Radford 2010 Global Life Sciences Survey of biotechnology and life-sciences entities, located in North America, comprised our 2012 comparator group for both our director and executive officer compensation review:

Canadian Peer Companies	U.S. Peer Companies
Aeterna Zentaris Inc.	Allos Therapeutics, Inc.
Cardiome Pharma Corporation	Cadence Pharmaceuticals, Inc.
Theratechnologies Inc.	Cambrex Corporation
OraSure Technologies, Inc.	Enzon Pharmaceuticals, Inc.
Inspire Pharmaceuticals, Inc.
Ista Pharmaceuticals, Inc.
Jazz Pharmaceuticals plc
Questcor Pharmaceuticals, Inc.
Santarus, Inc.
Sucampo Pharmaceuticals, Inc.

In considering the market data provided by Radford, the Compensation Committee uses the percentiles or range of percentiles described below from the comparative data as a reference point in determining the amount and mix of compensation for our named executive officers. The Compensation Committee also considered many other factors in determining compensation, consistent with the Company’s compensation philosophy. The result of the Compensation Committee’s review of 2012 executive compensation is described below.

Base Salary

Annual base salary is designed to provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within QLT. Base salaries for our named executive officers are benchmarked against the base salaries paid to executives with similar roles at the companies within our comparator group using the 50th percentile and the 75th percentile as reference points. Actual salaries reflect the Compensation Committee’s consideration of numerous factors, including the individual named executive officer’s experience, length of service, position criticality, scope of responsibilities and performance. In determining whether to increase the base salary for a particular named executive officer, the Compensation Committee considers numerous factors, including the results of each named executive officer’s individual goal achievement and overall performance, comparative survey data for equivalent executive positions in our comparator group, along with the other elements of compensation received by our named executive officers.

On March 5, 2012, the Previous Board, following the recommendation of the previous Compensation Committee, increased the base salary of Ms. Linda M. Lupini, Senior Vice President, Human Resources and Organizational Development, by 10%, retroactive to January 1, 2012. In increasing the base salary of Ms. Lupini, the previous Compensation Committee and the Previous Board considered the executive compensation benchmarking data presented by Radford, as well as the executive’s performance and scope and level of responsibility. Ms. Lupini’s salary increase put her base salary above the 75th percentile of the Company’s comparator group for base salaries.

Mr. Muller joined the Company in April 2012 as Chief Commercial Officer of QLT Ophthalmics, Inc. According to survey data of equivalent positions at that time, Mr. Muller’s 2012 base salary was positioned near the 25th percentile. In approving Mr. Muller’s base salary, the previous Compensation Committee considered a number of factors, including the other components of his compensation package and the limited scope of his commercial responsibilities for 2012.

Following the departure of Cameron R. Nelson, our former Chief Financial Officer, on July 20, 2012, Mr. Jagpal was appointed Interim Chief Financial Officer. In light of his increased responsibilities, in November 2012, the Current Board increased Mr. Jagpal’s base salary to $192,500, retroactive to July 20, 2012, reflecting a 10% increase from his former position as Senior Director, Finance and Corporate Controller. According to Radford survey data, the increase placed Mr. Jagpal’s base salary below the 25th percentile for Chief Financial Officer positions, which the current Compensation Committee determined to be appropriate largely based on the interim nature of the position at that time.

Annual Cash Incentive Compensation

The previous Compensation Committee’s compensation philosophy for 2012 included a pay-at-risk component under our annual cash incentive compensation program. The annual cash incentive award represents income at risk - it is only paid if and to the extent certain goals and objectives are met. The annual cash incentive compensation that each named executive officer is eligible to receive is based on a pre-determined target percentage of his or her base salary, determined in accordance with practices of our comparator group and taking into account scope and level of responsibility. The Compensation Committee also believes that the success of the Company is based in part on the achievements of the named executive officers as a group and, therefore, the target annual award percentage is determined by considering competitive rates of incentive compensation for the named executive officers as a group and not just on a position-specific basis.

The target annual award percentage of base salary for each named executive officer was reviewed in March 2012 by the previous Compensation Committee using the 75th percentile of our comparator group as a reference point. When combined with base salaries, cash incentive awards in 2012 were intended to provide the opportunity for a named executive officer to achieve total cash compensation, when targeted levels of performance are achieved or exceeded, exceeding the 50th percentile of our comparator group. We define “total cash compensation” as base salary plus annual target bonus under our annual cash incentive compensation program. The Compensation Committee believes that, given our competitive industry, this pay-for-performance compensation strategy allows a biotechnology company in QLT’s position and size to competitively attract and retain talented executives while aligning the strategic interests of our executives and shareholders.

Following a review of each of the named executive officer’s scope and level of responsibility within QLT, on March 5, 2012, the Previous Board, following the recommendation of the previous Compensation Committee, adjusted the target annual award percentage for its Senior Vice Presidents and its Chief Financial Officer from 45% to 50% of base salary. Following a review of Radford comparative survey data, in April 2012, upon the recommendation of the previous Compensation Committee, the prior Board fixed Mr. Muller’s target annual award percentage at 50% of base salary, which reflected a target annual bonus at the 75th percentile of our comparator group, and Mr. Muller’s total cash compensation at the 25th percentile of our comparator group.

With the exception of Mr. Japgal, who was appointed Interim Chief Financial Officer in July 2012, the amount of annual cash incentive compensation that our executive officers were eligible to receive for 2012 as determined by the Previous Board in March 2012 was as follows:

Level	Target Bonus (as a % of base salary)	Range of Possible Bonus Payment (as a % of base salary)	Weighting between Corporate and Individual Goals
Chief Executive Officer	75%	0 - 150%	100% Corporate
Chief Financial Officer and Senior Vice Presidents	50%	0 - 100%	75% Corporate / 25% Individual

Mr. Jagpal’s target annual award percentage of base salary was fixed by the Board in November 2012 at 25% of base salary. According to Radford survey data, the target incentive for Mr. Jagpal as Interim Chief Financial Officer for 2012 falls around the 25th percentile for Chief Financial Officer positions.

Executive officers with individual goals may attain between 0% and 200% of their individual goals depending on their performance, although the Compensation Committee has the discretion to recognize additional factors and award bonuses outside of this range. Executive officers with corporate goals may attain between 0% and 200% of a corporate goal depending on the extent to which the goal is achieved.

Establishing Goals

Individual Goals. In 2012, the criteria for assessing an individual named executive officer’s performance (other than that of the former CEO) was developed by the former CEO in consultation with the particular named executive officer and reviewed by the previous Compensation Committee. The individual goals were primarily objective and measurable, related to the individual named executive officer’s area of responsibility and were designed to facilitate the achievement of our corporate goals. The extent to which individual goals have been achieved or exceeded is determined largely from the annual performance recommendations for each of the other named executive officers prepared by the CEO or, currently, the Chairman of the Executive Transaction Committee, and approved by the Compensation Committee. Cash incentive compensation for the former CEO for 2012 was to have been determined based solely on achievement of the corporate goals as approved by the Previous Board.

Initial 2012 Corporate Goals. On March 5, 2012, on the recommendation of the previous Compensation Committee, the Previous Board approved the following specific 2012 corporate goals for QLT that had been initially developed by our former CEO in consultation with management and the previous Compensation Committee:

•

Synthetic Retinoid. Achieve specified milestones related to regulatory and clinical development progress and results for the synthetic retinoid program, including initiating a pivotal trial for the treatment of Leber Congenital Amaurosis in the second half of 2012; complete global launch plan: 35%. Plus, up an additional 30% for specified related and/or follow-on clinical development of retinoid program, and further product research and development initiatives.

•

Sustained Drug Delivery: Punctal Plug Development. Achieve specified milestones related to clinical development progress and results for the latanoprost punctal plug drug delivery program; achieve specified product research and development milestones: 35%. Plus, up to an additional 15% for additional specified research and development milestones related to the punctal plug drug delivery program.

•

Commercial/Financial Objectives. Complete commercial team model initiatives; achieve specified development and regulatory milestones related to a PDT laser used with Visudyne; achieve adjusted EBITDA objective consistent with guidance for 2012: 15%.

•	Manage Business to Achieve Growth Objectives. Address specific staffing needs to achieve near-term corporate objectives and manage ongoing and future clinical programs: 10%.

•

Business Development. Enable a diagnostic test related to the synthetic retinoid program: 5%. Plus, up to an additional 10% for in-licensing or acquiring products or technology to supplement, and/or mitigate risk on, development programs or commercial operations.

The corporate goals included base corporate goals which measure from 0 – 100% achievement and certain bonus goals which add up to an additional 55%. The Compensation Committee, however, has the discretion to recognize additional factors and assess QLT’s corporate goal achievement up to a maximum 200%. In determining whether QLT’s corporate goals have been achieved beyond 100% and up to a possible 200%, the Compensation Committee can consider factors and achievements it considers appropriate, including, but not limited to, the bonus corporate goals.

Revised 2012 Corporate Goals. Beginning with the issuance of the Company’s press release on July 9, 2012, the Company’s Current Board of Directors refocused the Company on the following new corporate goals:

•	Focus research and development on the Company’s synthetic retinoid program;

•	Explore and potentially complete the sale or spin-out of the Company’s Visudyne® business and the punctal plug drug delivery program;

•	Complete a corporate restructure, including reduction of force, consistent with the re-focused Company; and

•	Return capital to shareholders.

The Committee noted that while the Compensation Committee and the Current Board had not formally revised the 2012 corporate and individual executive goals in order to align the annual cash incentive awards with the new corporate goals and the new individual responsibilities given to the remaining executives, in assessing the performance of management for bonus plan purposes the Compensation Committee has discretion to recognize additional factors in assessing the Company’s corporate goal achievement and each person’s individual goal achievement. The Compensation Committee also noted that it has discretion to determine between 0% and 200% achievement of both corporate and individual goals. The Compensation Committee exercised its discretion and assessed the Company’s 2012 corporate performance against the revised corporate goals announced in the Company’s July 9, 2012 press release and each executive’s individual 2012 performance against the new responsibilities given to such executive following the adoption of the new corporate goals.

Achievement of Corporate and Individual Goals. The restructured Compensation Committee discussed the difficulties that the remaining employees and executives faced in their efforts to achieve the new corporate goals while the Company was in the midst of a transformative restructuring and reduction in force. The Compensation Committee also noted that all of the executives who had left the Company in connection with the reduction in force received severance pay pursuant to their change of control agreements with the Company that, in addition to a lump sum base salary payment for the applicable severance period, included amounts equal to full achievement of their annual cash incentive awards (as if all base corporate and individual goals were achieved but not exceeded) for the periods they were employed. The Compensation Committee considered these factors and the achievements of the Company in 2012, and concluded that the Company had achieved, partially achieved, or exceeded achievement of each of the above-noted new corporate goals, such that overall, the Company had achieved 100% of the corporate goals for cash incentive plan purposes.

The Compensation Committee also reviewed a recommendation made by the Executive Transition Committee for 2012 individual goal achievements and bonus assessment for the Company’s two remaining executive officers, Dr. Lussow, Senior Vice President, Business Development and Commercial Operations, and Mr. Jagpal, Chief Financial Officer. The Compensation Committee determined that Dr. Lussow achieved 150% of his individual goals, which resulted in a 2012 total incentive cash payment to Dr. Lussow of $180,244, and Mr. Jagpal achieved 175% of his individual goals, which resulted in a 2012 total incentive cash payment to Mr. Jagpal, based on his salary of $192,500, of $66,172.

Equity Awards

Equity compensation represents a significant portion of named executive officer total compensation at QLT. The amount and type of equity awards are intended to align our named executive officers’ interests with shareholder interests, increasing named executive officer compensation derived from sustained increases in the value of our common stock. These equity-based awards also serve as a retention incentive. In setting the equity compensation levels of our named executive officers, the Compensation Committee considers numerous factors, including the prior grants of stock options to the named executive officer, the level of responsibility and expected future contributions of the named executive officer, the performance of the named executive officer in the year, the total cash compensation level of the named executive officer, the fair value of long-term incentives awarded to executives in similar positions in our comparator group, and the ability of stock options to retain named executive officers.

QLT currently maintains one equity compensation plan, the 2000 Plan, as discussed under “Securities Authorized for Issuance under Equity Compensation Plans” below in this Proxy Statement, which provides for the issuance of stock options to directors, officers, employees and key consultants of QLT and its affiliates. Option grants are meant to directly link executive compensation to value creation for shareholders, and the amount (if any) each executive ultimately realizes from the options depends solely on the increase in value of our shares from the date of grant through the date of exercise. An amended and restated 2000 Plan is included for approval of the shareholders at this year’s Annual Meeting. As proposed, the amended and restated 2000 Plan would provide for the issuance of restricted stock units (RSUs).

Our Board has adopted a policy for granting equity awards to all employees, including our executive officers. Pursuant to that policy, and as was our practice in the past, only our Board or the Compensation Committee are authorized to grant equity awards and, except in the case of awards for new hires, equity awards will be decided once a year at a regularly scheduled meeting. Under the 2000 Plan, all stock option grants are approved after the market close and the exercise price of stock options will not be less than the closing price on the TSX on the date of grant.

All currently outstanding options granted to our named executive officers are exercisable for a term of five years and vest in 36 equal monthly instalments. In our view, monthly vesting over three years facilitates retention while also providing a program that is consistent with market practices to attract and retain talent. In addition, in the event a named executive officer’s employment is terminated without cause (other than due to a change of control), 50% of the options then unvested will automatically vest. Whether or not the executive officer’s employment with us continues following a change of control of QLT, 100% of the then unvested options will vest upon the occurrence of a change of control of QLT. These terms provide our executives with certain financial security that enhances our ability to attract and retain key employees.

With the exception of new hires, the Board typically grants stock options to its executive officers annually, following each annual general meeting of shareholders. Mr. Muller joined the Company in 2012 prior to the 2012 AGM and, following a review of benchmarking data from Radford by the previous Compensation Committee and the Previous Board, received a stock option grant of 250,000 stock options, reflecting a grant below the 75th percentile of our comparator group.

In connection with the election of the Current Board at the 2012 AGM, and the change in composition of the executive officers following the 2012 AGM, the current Compensation Committee determined not to recommend the grant of stock options until such time as the Company was able to execute on the Current Board’s corporate goals and strategies and the new Compensation Committee received advice from compensation consultants respecting appropriate compensation for executives of QLT given the change in the size and strategy of QLT. With the exception of Mr. Muller, QLT did not grant any options to its executive officers in 2012.

Severance Payments and Benefits to Named Executive Officers

The four named executive officers who left the Company following the change in our Board of Directors at the 2012 AGM, Messrs. Butchofsky, Nelson and Muller, and Ms. Lupini, all received benefits under their change of control agreements with the Company entitling them to a severance payment equal to 24 months’ base salary in the case of Mr. Butchofsky, 18 months’ base salary in the case of Mr. Nelson and Ms. Lupini, and 12 months’ base salary in the case of Mr. Muller. Messrs. Butchofsky and Nelson and Ms. Lupini also received the maximum Registered Retirement Savings Plan matching contribution to which the executive officer would otherwise be entitled during the severance period, amounts in lieu of certain other health benefits for the severance period, rights to reimbursement for outplacement counselling, annual cash incentive compensation entitlement calculated at the target cash incentive compensation entitlement that would otherwise have been paid during the severance period, the target cash incentive compensation for the portion of the year prior to termination of employment and, except for Ms. Lupini, entitlement to relocation expense reimbursement. Mr. Muller received rights to reimbursement for outplacement counselling and costs for continuing health benefits coverage under QLT’s group health, dental and vision plans for up to a twelve month period, and the target cash incentive compensation for the portion of the year prior to termination of employment. See below “Post-Employment Compensation and Change in Control Arrangements”.

Under their stock option agreements with QLT, the unvested options granted to all of our named executive officers also vested upon the change of control of the Company at the 2012 AGM.

Dr. Lussow and Mr. Jagpal are also entitled to severance benefits under their employment and other agreements with the Company. See below “Post-Employment Compensation and Change in Control Arrangements”.

All of the change of control and severance benefits discussed above that the named executive officers received in 2012 or are entitled to receive under their existing agreements were approved by the previous Compensation Committee and Previous Board of Directors.

Chairman of Executive Transition Committee (Principal Executive Officer)

Mr. Aryeh served as the Chairman of the Executive Transition Committee from August 2, 2012 to February 16, 2013. No goals were set for Mr. Aryeh and he was not awarded a bonus in connection with his role as Chairman of the Executive Transition Committee. It is the Board’s view that Mr. Aryeh has been since his initial appointment to the Current Board on June 4, 2012 and continues to be as of the date of this Proxy Statement an “independent” member of the Current Board and does not consider Mr. Aryeh to be an executive officer of QLT. However, his internal designation as “Principal Executive Officer” of QLT during the period in 2012 in which he served as Chairman of the ETC may create the appearance that Mr. Aryeh performed certain executive officer functions on behalf of QLT during such time. The inclusion of Mr. Aryeh as a named executive officer is not intended to imply that he was at any time an executive officer of QLT, and should not be construed as such. See information in this Proxy Statement under the heading “Independence of Directors”.

Minimum Share Ownership Guidelines for Executive Officers.

To further align our executives’ financial interests with those of our shareholders, the Board, on the recommendation of the Compensation Committee, has approved share ownership guidelines for executive officers, encouraging share ownership as follows within five years after the latest of: (i) September, 2009 (the date of the implementation of the share ownership guidelines by the previous Board); (ii) the date the executive officer is hired; and (iii) the date the executive officer assumes a new position as an executive officer:

•	Chief Executive Officer: an amount equal to 1.5 times the CEO’s annual base salary; and

•	Other named executive officers: an amount equal to 0.5 times the named executive officer’s annual base salary.

The value of QLT in-the-money vested stock options held by the executives is counted towards fulfilling the share ownership guidelines. The value of the shares owned for the purposes of fulfilling the share ownership guidelines is determined as the greater of the acquisition cost or the market value at the time of the determination. Compliance with the share ownership guidelines is evaluated on an annual basis by the Corporate Governance and Nominating Committee. As of May 10, 2013, Dr. Lussow                    satisfied the guidelines. Mr. Jagpal is progressing toward satisfying the guidelines.

Health and Life Benefits

Our named executive officers receive medical, dental, life insurance and other benefits generally made available to all of our employees. In addition, our named executive officers may participate in a screening and disease prevention program, under which our named executive officers and their immediate family members are eligible to obtain a full medical and disease prevention evaluation each year reimbursed by QLT as a taxable benefit and subject to certain fee caps agreed upon by QLT with the external benefit provider.

Registered Retirement Savings Plan (RRSP) Matching Program

Our named executive officers resident in Canada are eligible, along with all other QLT employees resident in Canada, to participate in our registered retirement savings plan (“RRSP”) matching program. Under this program, we match the amount contributed by the named executive officer into his or her RRSP annually (or into QLT’s group RRSP Plan) up to 50% of the annual maximum amount allowable by the Canada Revenue Agency, less any applicable tax withholdings.

Tax and Accounting Consideration

The Board and the Compensation Committee generally consider the financial accounting and tax implications of their named executive officer compensation decisions. While generally QLT is not subject to tax in the United States, when applicable, the Compensation Committee and the Board will consider the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for our CEO and each of the other named executive officers (other than our Chief Financial Officer), unless compensation is performance-based. The Compensation Committee, where it determines that Section 162(m) is applicable and it is reasonably practicable, will seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m).

Compensation of Executive Officers

2012 Summary Compensation Table

The following table summarizes total compensation for the 2012, 2011 and 2010 fiscal years earned by our named executive officers. As discussed above under “Independence of Directors”, Mr. Aryeh, as Chairman of the ETC from June 4, 2012 through February 16, 2013, is included in this table because the four-person ETC served the function of the Company’s CEO during such time. Because of this and solely for the reason of providing our shareholders with comprehensive disclosure in accordance with principles of transparency and good corporate governance, we have included Mr. Aryeh as a named executive officer in the following tables. Mr. Aryeh was neither employed by QLT nor compensated by QLT other than as a director.

Name and Principal Position	Year	Salary (US$)(1)		Stock Awards (US$)(2)		Option Awards (US$)(3)		Non-Equity Incentive Plan Compensation (US$)		All Other Compensation (US$)			Total (US$)
Jason M. Aryeh Chairman of the ETC(4)	2012		$—		$169,265		$—		$—		$206,434	(10)		$375,699

Robert L. Butchofsky	2012		$319,633		$—		$—		$239,725		$2,323,003	(11)		$2,882,360
Former President and Chief	2011		$546,718		$—		$843,623		$348,533		$16,992			$1,755,866
Executive Officer(5)	2010		$524,899		$—		$509,555		$254,904		$15,828			$1,305,186

Cameron R. Nelson	2012		$197,247		$—		$—		$98,624		$956,890	(11)		$1,252,761
Former Senior VP, Finance and	2011		$355,505		$—		$253,087		$145,179		$16,922			$770,763
Chief Financial Officer(6)	2010		$341,317		$—		$203,822		$114,906		$10,196			$670,241

Linda M. Lupini	2012 2011 2010	$ $ $	301,746 289,368 277,819	$ $ $	— — —	$ $ $	— 253,087 203,822	$ $ $	150,873 135,795 96,655	$ $ $	880,003 15,070 10,196	(11)	$ $ $	1,332,622 693,320 588,492
Former Senior VP, Human
Resources and Organizational Development (7)

Alexander R. Lussow	2012		$320,593		$—		$—		$180,334		$90,064	(12)		$590,991
Senior VP, Business Development	2011		$324,095		$—		$253,087		$129,436		$11,353			$717,971
and Commercial Operations	2010		$311,161		$—		$203,822		$101,254		$13,498			$629,734

Sukhi Jagpal Chief Financial Officer(8)	2012		$182,922		$—		$25,108		$66,205		$31,867	(13)		$306,102

Christopher Muller Former Chief Commercial Officer, QLT Ophthalmics, Inc.(9)	2012		$80,769		$—		$636,868		$40,385		$546,450	(11)		$1,304,472

*	Note: where amounts shown were paid or priced in Canadian dollars, amounts for 2012 set out in the Summary Compensation Table represent the U.S. dollar equivalent to those amounts converted using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York US$1.00 = CAD$0.9995. Amounts for 2011 were converted using an average of 2011 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9887. Amounts for 2010 were converted using an average of 2010 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0298.

(1)	Annual salaries were paid in Canadian dollars (U.S. dollars for Mr. Muller) but are stated here in U.S. dollars for reporting purposes only.
(2)

Stock awards consist of DSUs. Details of the DSUs are set out above under the heading “2012 Independent Director Compensation Program - Equity Based Compensation”. The DSUs vest in equal amounts over 36 months beginning on the first day of the first month after the grant date. In July 2012, Mr. Aryeh was granted 22,000 DSUs for his services as Chairman of the Current Board. The estimated fair value for each DSU as at the grant date on July 10, 2012 was CAD $7.69, determined in accordance with ASC Topic 718 and the terms of the DDSU Plan by reference to the closing price of our shares on the TSX on the trading day immediately preceding the date of grant, being the closing price of our shares on the TSX on July 9, 2012, which was CAD $7.69 (US$ 7.69).

(3)

Amounts reported reflect the grant date fair value of options granted, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see QLT’s Form 10K under Note 9 to the Consolidated Financial Statements for 2012.

(4)	Mr. Aryeh was appointed Chairman of the Current Board on June 4, 2012, Chairman of ETC on August 2, 2012 and resigned from the ETC on February 16, 2013.
(5)	Mr. Butchofsky’s last day of employment with QLT as President and Chief Executive Officer was August 2, 2012.
(6)	Mr. Nelson’s last day of employment with QLT as Senior Vice President, Finance and Chief Financial Officer was July 20, 2012.
(7)	Ms. Lupini’s last day of employment with QLT as Senior Vice President, Human Resources and Organizational Development was December 14, 2012.
(8)	Mr. Jagpal was appointed Interim Chief Financial Officer on July 20, 2012, and Chief Financial Officer on February 27, 2013.
(9)	Mr. Muller was appointed Chief Commercial Officer of QLT Ophthalmics, Inc. on April 16, 2012, and Mr. Muller’s last day of employment with QLT was July 20, 2012.
(10)	Amount reported represents director fees earned or paid in cash in 2012. For a breakdown of these director fees, see the “2012 Director Compensation” section above.
(11)

Amount reported consists of (i) contribution matching under QLT’s registered retirement savings plan (RRSP) matching program of $11,491 for each of Messrs. Butchofsky and Nelson and Ms. Lupini, (ii) reimbursement of $6,093, $5,803, and $3,047 paid to Mr. Butchofsky, Mr. Nelson and Ms. Lupini, respectively, for healthcare expenses, (iii) payment of $55,381, $6,830, $9,336 and $3,273 to Mr. Butchofsky, Mr. Nelson, Ms. Lupini and Mr. Muller, respectively for accrued vacation; (iv) reimbursement of $1,855 paid to Mr. Butchofsky in 2012 for moving expenses for relocating back to the U.S., (v) the value of the acceleration of the vesting of options held by each executive upon the change in control, calculated as $227,448, $78,573, $78,573, and $243,178 for Mr. Butchofsky, Mr. Nelson, Ms. Lupini and Mr. Muller, respectively, and (vi) a lump sum severance payment of $2,020,764, $854,193, $777,557 and $300,000 to each of Mr. Butchofsky, Mr. Nelson, Ms. Lupini and Mr. Muller, respectively. For a breakdown of the severance payments paid to the executive officers, see “Post-Employment Compensation and Change in Control Arrangements – Change in Control Agreements with and Payments to Former Officers” below.

(12)

Amount reported consists of (i) contribution matching under QLT’s registered retirement savings plan (RRSP) matching program of $11,491 and (ii) the value of the acceleration of vesting of all of Dr. Lussow’s stock options due to the change in control resulting from the election of the Current Board at the 2012 AGM, which was $78,573.

(13)

Amount reported consists of (i) contribution matching under QLT’s registered retirement savings plan (RRSP) matching program of $11,491 and (ii) the value of the acceleration of vesting of all of Mr. Jagpal’s stock options due to the change in control resulting from the election of the Current Board at the 2012 AGM, which was $20,377.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2012

The following table provides certain information concerning each grant of an award made to a named executive officer in 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity			All Other Stock Awards:	All Other Option Awards:	Exercise or Base Price of	Grant Date Fair Value of Stock
		Incentive Plan Awards			Number of Shares of Stock or Units (#)(2)	Number of Securities Underlying Options (#)	Option Awards ($/Sh) (3)	and Option Awards ($)(2)(4)
		Target ($)(1)	Maximum ($)(1)
Jason M. Aryeh	July 10, 2012	—	—		22,000	—	—	$169,265
Robert L. Butchofsky	—	$239,725	$479,449	(5)	—	—	—	—
Cameron R. Nelson	—	$98,624	$197,247	(6)	—	—	—	—
Linda M. Lupini	—	$150,873	$301,746	(7)	—	—	—	—
Alexander R. Lussow	—	$160,297	$320,593	(8)	—	—	—	—
Sukhi Jagpal(9)	—	$45,730	$91,461	(10)	—	—	—	—
	May 23, 2012	—	—		—	10,000	$7.23	$25,108
Christopher Muller	—	$40,385	$80,769	(11)	—	—	—	—
	April 16, 2012	—	—		—	250,000	$6.82	$636,868

(1)

Amounts represent the Target and Maximum for the Company’s cash incentive compensation program for 2012. See the section entitled “Compensation Discussion and Analysis - Analysis of Named Executive Officers Compensation and Goals” above for a discussion of non-equity incentive plan payouts. There is no threshold minimum amount that could be paid as a bonus under the Company’s cash incentive compensation program for 2012.

(2)

Stock awards consist of DSUs. DSUs were granted / priced in Canadian dollars at CAD $7.69 on July 10, 2012 and have been converted to U.S. dollars for disclosure purposes using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(3)

Options were granted / priced in Canadian dollars at CAD $7.23 on May 23, 2012 and CAD $6.82 on April 16, 2012 but have been converted to U.S. dollars for disclosure purposes using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(4)

The grant date fair value of options granted was calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see the Company’s Annual Report on Form 10-K under Note 9 to the Consolidated Financial Statements for 2012.

(5)	The amount actually paid under the Company’s cash incentive compensation program to Mr. Butchofsky for 2012 through his last day of employment with the Company of August 2, 2012 was $239,725.
(6)	The amount actually paid under the Company’s cash incentive compensation program to Mr. Nelson for 2012 through his last day of employment with the Company of July 20, 2012 was $98,624.
(7)	The amount actually paid under the Company’s cash incentive compensation program to Ms. Lupini for 2012 through her last day of employment with the Company of December 14, 2012 was $150,873.
(8)	The amount actually paid under the Company’s cash incentive compensation program to Dr. Lussow for 2012 was $180,334.
(9)	The grant of stock options to Mr. Jagpal occurred prior to his appointment as Interim Chief Financial Officer.
(10)	The amount actually paid under the Company’s cash incentive compensation program to Mr. Jagpal for 2012 was $66,205.
(11)	The amount actually paid under the Company’s cash incentive compensation program to Mr. Muller for 2012 through his last day of employment with the Company of July 20, 2012 was $40,385.

Outstanding Equity Awards at 2012 Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)		Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Jason M. Aryeh	—	—		—	—	18,944	$147,837
Robert L. Butchofsky	—	—		—	—	—	—
Cameron R. Nelson	—	—		—	—	—	—
Linda M. Lupini(6)	90,000 80,000 148,278	— — —	$ $ $	7.20 6.27 3.73	March 14, 2013 March 14, 2013 March 14, 2013	— — —	— — —
Alexander R. Lussow	90,000	—		$7.20	May 24, 2016	—	—
Sukhi Jagpal	10,000	—		$7.23	May 22, 2017	—	—
Christopher Muller	—	—		—	—	—	—

(1)

Under the 2000 Plan, all stock options vest in equal instalments over 36 months from the date of grant. Accelerated vesting of all named executive officer stock options occurred due to the change in control resulting from the election of the new board of directors at the company’s annual meeting of shareholders on June 4, 2012.

(2)

All stock options were granted with an exercise price denominated in Canadian dollars. Exercise prices have been converted to U.S. dollars for disclosure purposes using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(3)	Unless otherwise indicated, all stock options have a term expiring five years from the date of grant.
(4)

Stock awards consist of DSUs. Details of the DSUs are set out above under the heading “2012 Independent Director Compensation”. The DSUs vest in equal amounts over 36 months beginning on the first day of the first month after the grant date. In July 2012, Mr. Aryeh was granted 22,000 DSUs for his services as Chairman of the Current Board.

(5)

The amounts shown in this column reflect the market value of unvested DSUs calculated by multiplying the number of such unvested DSUs by the closing price of our shares on the TSX on December 31, 2012, the last trading day in 2012, which was CAD $7.80 (US$7.80).

(6)	All stock options expired on the earlier of the stock option expiry date (five years from the date of grant) or 90 days from Ms. Lupini’s last day of employment, which was December 14, 2012.

Option Exercises and Stock Vested Table

The following table provides information with respect to vested stock awards and option exercises during 2012 by our named executive officers.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (US$)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (US$)(3)
Jason M. Aryeh	—	—	3,056	$23,582
Robert L. Butchofsky	1,200,000	$3,428,347	—	—
Cameron R. Nelson	420,000	$1,457,106	—	—
Linda M. Lupini	101,722	$518,206	—	—
Alexander R. Lussow	300,000	$1,078,539	—	—
Sukhi Jagpal	67,000	$219,740	—	—
Christopher Muller	250,000	$276,374	—	—

(1)

Stock awards consist of DSUs. Details of the DSUs are set out above under the heading “2012 Independent Director Compensation”. The DSUs vest in equal amounts over 36 months beginning on the first day of the first month after the grant date. In July 2012, Mr. Aryeh was granted 22,000 DSUs for his services as Chairman of the Current Board. The estimated fair value for each DSU as at the grant date on July 10, 2012 was CAD $7.69, determined in accordance with ASC Topic 718 and the terms of the DDSU Plan by reference to the closing price of our shares on the TSX on the trading day immediately preceding the date of grant, being the closing price of our shares on the TSX on July 9, 2012, which was CAD $7.69 (US$ 7.69).

(2)

The value realized upon exercise is determined by multiplying (i) the closing price on the date of exercise, less the option exercise price, by (ii) the number of options exercised. All stock options were granted with an exercise price denominated in Canadian dollars. Exercise prices and closing prices have been converted to U.S. dollars for disclosure purposes using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(3)	The value realized upon vesting is determined by multiplying (i) the closing price of our common stock at each month’s vesting date, by (ii) the number of shares vested.

Pension Benefits and Nonqualified Deferred Compensation

We do not have any pension plans or nonqualified deferred compensation plans for our named executive officers.

Post-Employment Compensation and Change in Control Arrangements

We have entered into the employment agreements summarized below with our named executive officers.

Employment Agreement with Alexander R. Lussow, Ph.D. Dr. Lussow entered into an employment agreement with QLT pursuant to which, during his employment, he is entitled to base salary, cash incentive compensation under our cash incentive compensation plan, participation in our stock option plan, and other health-related benefits and registered retirement savings plan employer matching contributions. Except as stated below, in the event that QLT terminates the employment of Dr. Lussow without cause, the employment agreement provides that he is entitled to (a) twelve months’ notice, plus one additional month of base salary for each year of service (to a maximum of 24 months in total), (b) payment of salary and bonus earned to the date of termination as if all corporate and individual goals for that year have been achieved but not exceeded, (c) an amount to compensate him for lost benefits during the notice period, and (d) payment for outplacement counselling services to assist him in seeking alternative employment. Following termination of employment, Dr. Lussow will be bound by the terms of a non-competition and non-solicitation agreement, which prohibits him from participating in a competitive business or soliciting our customers or employees for a period of one year following the termination of his employment.

Employment Agreement with Sukhi Jagpal. On November 5, 2012, Mr. Jagpal entered into an amended and restated employment agreement with QLT, which was further amended on February 27, 2013. Under the terms of the employment agreement, as amended, Mr. Jagpal is entitled, while he is employed by QLT, to base salary, cash incentive compensation under our cash incentive compensation plan, participation in our stock option plan, and other health-related benefits and registered retirement savings plan employer matching contributions. In the event that QLT terminates the employment of Mr. Jagpal without cause or Mr. Jagpal terminates his employment upon at least 60 days’ prior written notice, the employment agreement provides that he is entitled to (a) twelve months’ base salary in a lump sum payment at the time of termination, (b) payment of salary and bonus earned to the date of termination as if all individual goals for that year have been achieved but not exceeded and all corporate goals, if any, will be calculated using the average percentage of the 3 years immediately preceding the year in which Mr. Jagpal’s employment is terminated, (c) provided that such continuation is approved by QLT’s insurance provider, continuation of health benefits for up to 12 months, or such earlier time as Mr. Jagpal commences an employment or consulting relationship with a third party, and (d) an amount equal to the RRSP matching payments Mr. Jagpal would otherwise have been eligible to receive until his termination date and from his termination date to the last day of his severance period. Following termination of employment, Mr. Jagpal will be bound by the terms of a non-competition and non-solicitation agreement, which prohibits him from participating in a competitive business or soliciting our customers or employees for a period of two years following the termination of his employment

Stock Options. Stock options that have been awarded to a named executive officer, but that have not vested upon termination, are to be dealt with pursuant to the terms of the stock option agreements entered into between QLT and its named executive officers, which provide:

•

In the event of retirement, unless otherwise determined by the Compensation Committee, (1) if the executive officer has worked with the Company for at least 20 years, or (2) is at least 60 years of age and has worked continuously on behalf of the Company for at least five years, then all of his or her previously unvested stock options will vest, and all stock options will remain exercisable until the expiration date of the stock options. In the event of retirement where neither (1) or (2) above is applicable, and the retiree has received the consent of the Compensation Committee, then the retiree’s stock options will immediately vest and will terminate upon the earlier of (a) 90 days following the retirement date, or (b) the expiration date of the stock option.

•

In the event of death or termination due to disability, all previously unvested stock options of the named executive officer will vest, and all stock options will remain exercisable until the earlier of (a) twelve months following the date of death, or termination due to disability, of the named executive officer, or (b) the expiration date of the stock option.

•

In the event of a termination of the named executive officer’s employment other than for cause, one-half of the previously unvested stock options of the executive officer will vest. All vested stock options will remain exercisable until the earlier of (a) 90 days following his or her termination of employment, or (b) the expiration date of the stock option.

Change of Control Agreements. Separate change of control agreements were entered into with our named executive officers other than Messrs. Aryeh and Jagpal. The change of control agreements contain “double-trigger” change of control severance provisions, such that the change of control does not, by itself, trigger the severance entitlements. The change of control agreements provide that, in the event of termination by QLT of that executive officer’s employment without cause or by the executive officer after a triggering event (as the terms “cause” and “triggering event” are defined in the agreements) within a period of 24 months following a change of control in QLT, each executive officer will receive a severance payment equal to 18 months’ base salary (or in the case of Messrs. Butchofsky and Muller, 24 months and 12 months, respectively), the maximum Registered Retirement Savings Plan matching contribution to which the executive officer would otherwise be entitled during the severance period, amounts in lieu of certain other health and retirement benefits for the severance period, relocation expenses, outplacement counselling and (other than Mr. Muller) an annual cash incentive compensation entitlement calculated at the target cash incentive compensation entitlement that would otherwise have been paid during the severance period.

Under the stock option agreements entered into between QLT and its named executive officers (other than Mr. Aryeh), 100% of the then unvested options granted to the executive officers will vest upon the occurrence of a change in control.

A change of control includes an event in which any person acquires 35% or more of the voting securities of QLT, the sale of all or substantially all of the assets of QLT (other than to an affiliate of QLT or to an entity in which our shareholders held 65% of the voting securities prior to the sale), a merger or other reorganization involving QLT in which the original shareholders of QLT own less than 65% of the resulting merged entity, or a change in the majority of the directors on the Board in any consecutive 24 month period or less such that a majority of the Board members ceases to comprise individuals who either have been (a) Board members continuously since the beginning of such period, or (b) appointed or nominated for election as Board members during such period by at least a majority of the Board members described in subsection (a) above who were still in office at the time the Board approved such appointment or nomination.

All unvested options held by our named executive officers (other than Mr. Aryeh) vested upon the change of control at the 2012 AGM.

Potential Payments upon Termination or Change in Control. The amount of compensation payable to our named executive officers in the event of a termination of employment or a change in control is set forth in the tables below. The amounts in the tables below were calculated assuming the termination of the named executive officer’s employment occurred as of December 31, 2012.

Jason M. Aryeh

Benefits and Payment upon Termination	Resignation (US$)	Retirement (US$)	Termination for Cause (US$)	Termination other than for Cause (US$)	Termination due to Inability to Act (US$)	Death (US$)	Termination upon a Change in Control of QLT (US$)
Compensation:
Base Salary	$—	$—	$—	$—	$—	$—	$—
Cash Bonus
2012 Performance Period	$—	$—	$—	$—	$—	$—	$—
Subsequent Performance Periods	$—	$—	$—	$—	$—	$—	$—
Stock Awards(1)
Vested (2)	$23,845	$23,845	$23,845	$23,845	$23,845	$—	$23,845
Unvested and Accelerated (3)	$—	$—	$—	$—	$—	$—	$147,837
Benefits and Perquisites:
RRSP Contributions	$—	$—	$—	$—	$—	$—	$—
Benefits Compensation	$—	$—	$—	$—	$—	$—	$—
Outplacement Counselling	$—	$—	$—	$—	$—	$—	$—
Moving Expenses	$—	$—	$—	$—	$—	$—	$—
Total	$23,845	$23,845	$23,845	$23,845	$23,845	$—	$171,682

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2012 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.
(1)

Stock awards consist of DSUs. Details of the DSUs are set out above under the heading “2012 Independent Director Compensation Program - Equity Based Compensation.” The DSUs vest in equal amounts over 36 months beginning on the first day of the first month after the grant date. In July 2012, Mr. Aryeh was granted 22,000 DSUs for his services as Chairman of the Board. As of December 31, 2012, 3,056 shares were vested and 18,944 shares remained unvested.

(2)

The numbers in this row reflect the value of vested DSUs calculated by multiplying the number of unvested DSUs by the closing price of our shares on the TSX on December 31, 2012, the last trading day in 2012, which was CAD $7.80 (US$7.80).

(3)

The numbers in this row reflect the value of the accelerated vesting of remaining DSUs calculated by multiplying the number of such unvested DSUs by the closing price of our shares on the TSX on December 31, 2012, the last trading day in 2012, which was CAD $7.80(US$7.80).

Alexander Lussow

Benefits and Payment upon Termination	Resignation (US$)	Retirement (US$)	Termination for Cause (US$)	Termination other than for Cause (US$)(1)		Termination due to Inability to Act (US$)		Death (US$)		Termination upon a Change in Control of QLT (US$)
Compensation:
Base Salary	$—	$—	$—	$480,890	(2)	$480,890	(3)	$—		$480,890	(2)
Cash Bonus
2012 Performance Period	$—	$—	$—	$160,297	(4)	$160,297	(4)	$160,297	(4)	$160,297	(4)
Subsequent Performance Periods	$—	$—	$—	$240,445		$—		$—		$240,445
Stock Options
Unvested and Accelerated	$—	$—	$—	$—		$—		$—		$—
Benefits and Perquisites:
RRSP Contributions(5)	$—	$—	$—	$29,477		$11,491		$11,491		$29,477
Benefits Compensation	$—	$—	$—	$48,089	(6)	$32,059	(7)	$32,059	(8)	$48,089	(6)
Outplacement Counselling	$—	$—	$—	$5,003		$5,003	(9)	$—		$5,003
Moving Expenses	$—	$—	$—	$50,000	(10)	$—		$—		$50,000	(10)
Total	$—	$—	$—	$1,014,201		$689,739		$203,847		$1,014,201

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2012 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.
(1)

Due to the change in control at the 2012 AGM, if the executive was terminated without cause on December 31, 2012, his severance would match the severance payable in connection with a change in control.

(2)	The base salary compensation is paid to the executive in one lump-sum payment.
(3)	The base salary compensation is paid to the executive in either bi-weekly or monthly instalments or as a lump-sum payment, at the option of QLT.
(4)

The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus as if all goals were met but not exceeded.

(5)	Assumes that the executive provides proof of a matching contribution for 2012.
(6)

The executive is entitled to continued benefit plan coverage for 30 days and, at the election of the executive until a date not to exceed the severance period, to either continued benefit coverage or to compensation of 10% of base salary or any combination of the two.

(7)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.
(8)	The executive is entitled to 10% of his annual base salary.
(9)

The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days, and thereafter he ceases to be disabled.

(10)

The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Sukhi Jagpal

Benefits and Payment upon Termination	Resignation (US$)(1)		Retirement (US$)	Termination for Cause (US$)	Termination other than for Cause (US$)(1)		Termination due to Inability to Act (US$)		Death (US$)		Termination upon a Change in Control of QLT (US$)(2)
Compensation:
Base Salary	$192,596	(3)	$—	$—	$192,596	(3)	$192,596	(4)	$—		$—
Cash Bonus
2012 Performance Period	$48,149	(5)	$—	$—	$48,149	(5)	$48,149	(5)	$48,149	(5)	$—
Subsequent Performance Periods	$—		$—	$—	$—		$—		$—		$—
Stock Options
Unvested and Accelerated	$—		$—	$—	$—		$—		$—		$—
Benefits and Perquisites:
RRSP Contributions(6)	$23,407		$—	$—	$23,407		$11,491		$11,491		$—
Benefits Compensation	$—		$—	$—	$—		$—		$—		$—
Outplacement Counselling	$5,003		$—	$—	$5,003		$5,003	(7)	$—		$—
Moving Expenses	$—		$—	$—	$—		$—		$—		$—
Total	$269,155		$—	$—	$269,155		$257,239		$59,640		$—

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2012 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.
(1)	The executive may terminate his employment upon giving 60 days notice of his resignation and will receive his severance as if terminated without cause.
(2)	The executive does not have a change of control agreement with the Company.
(3)	The base salary compensation is paid to the executive in one lump-sum payment.
(4)	The base salary compensation is paid to the executive in either bi-weekly or monthly instalments or as a lump-sum payment, at the option of QLT.
(5)

The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus as if all goals were met but not exceeded.

(6)	Assumes that the executive provides proof of a matching contribution for 2012.
(7)

The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days, and thereafter he ceases to be disabled.

Change in Control Agreements with and Payments to Former Officers.

Each of our former officers was a party to a change in control agreement with the Company, a description of which is set forth above under “Change of Control Agreements.” As a result of the “change of control” of the Company that occurred on June 4, 2012, when all incumbent directors who were in office immediately before the 2012 AGM were either not re-elected to the Board or resigned, and a new Board of Directors was elected, each of our former executive officers received payments upon their termination. Details of the amounts paid to each of our former executive officers as a result of the termination of such officer’s employment following the change of control are set forth below. Each of our former executive officer’s executed a release of all claims against the Company as a condition to receipt of the benefits described below.

Robert Butchofsky

Benefits, Options and Payment Categories	Amount (US$) (1)
Compensation:
Base Salary	$1,081,621
2012 Performance Period Cash Bonus	$239,725
Subsequent Performance Periods	$811,216
Accelerated Vesting of Stock Options (2)	$227,448
Benefits and Perquisites:
2012 Performance Period RRSP Earned	$11,491
Subsequent Performance Periods RRSP Contributions	$24,272
Benefits Compensation(3)	$103,655
Outplacement Counselling	$—
Vacation Payout	$55,381
Moving Expenses(4)	$39,296
Total	$2,594,104

(1)

The severance payments were paid to Mr. Butchofsky in Canadian dollars. The amounts set out in the above table represent the U.S. dollar equivalent of those payments converted using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(2)

Accelerated vesting of all named executive officer stock options occurred due to the change in control resulting from the election of the new board of directors at the Company’s annual meeting of shareholders on June 4, 2012. The amount shown reflects the incremental value to Mr. Butchofsky due to the immediate vesting of all unvested stock options, calculated by multiplying the number of options for which vesting accelerated by the closing price of our shares on the TSX on June 4, 2012, which was CAD $7.82 (US$7.82).

(3)	Mr. Butchofsky received continued benefit plan coverage for 30 days and compensation of 10% of base salary for the balance of the severance period.
(4)

Mr. Butchofsky was reimbursed for moving expenses for relocating back to the U.S. in December 2012. $1,855 of this reimbursement was paid in 2012 and $37,341 was paid in 2013 with respect to expenses incurred in 2012.

Cameron R. Nelson

Benefits, Options and Payment Categories	Amount (US$) (1)
Compensation:
Base Salary	$527,496
2012 Performance Period Cash Bonus	$98,624
Subsequent Performance Periods	$263,748
Accelerated Vesting of Stock Options (2)	$78,573
Benefits and Perquisites:
2012 Performance Period RRSP Earned	$11,491
Subsequent Performance Periods RRSP Contributions	$13,130
Benefits Compensation(3)	$49,819
Outplacement Counselling	$—
Vacation Payout	$6,830
Moving Expenses	$—
Total	$1,049,711

(1)

The severance payments were paid to Mr. Nelson in Canadian dollars. The amounts set out in the above table represent the U.S. dollar equivalent of those payments converted using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(2)

Accelerated vesting of all named executive officer stock options occurred due to the change in control resulting from the election of the new board of directors at the Company’s annual meeting of shareholders on June 4, 2012. The amount shown reflects the incremental value to Mr. Nelson due to the immediate vesting of all unvested stock options, calculated by multiplying the number of options for which vesting accelerated by the closing price of our shares on the TSX on June 4, 2012, which was CAD $7.82 (US$7.82).

(3)	Mr. Nelson received continued benefit plan coverage for 30 days and compensation of 10% of base salary for the balance of the severance period.

Linda M. Lupini

Benefits, Options and Payment Categories	Amount (US$) (1)
Compensation:
Base Salary	$472,298
2012 Performance Period Cash Bonus	$150,873
Subsequent Performance Periods	$236,149
Accelerated Vesting of Stock Options (2)	$78,573
Benefits and Perquisites:
2012 Performance Period RRSP Earned	$11,491
Subsequent Performance Periods RRSP Contributions	$21,880
Benefits Compensation(3)	$47,230
Outplacement Counselling	$—
Vacation Payout	$9,336
Moving Expenses	$—
Total	$1,027,829

(1)

The severance payments were paid to Ms. Lupini in Canadian dollars. The amounts set out in the above table represent the U.S. dollar equivalent of those payments converted using an average of 2012 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$0.9995.

(2)

Accelerated vesting of all named executive officer stock options occurred due to the change in control resulting from the election of the new board of directors at the Company’s annual meeting of shareholders on June 4, 2012. The amount shown reflects the incremental value to Ms. Lupini due to the immediate vesting of all unvested stock options, calculated by multiplying the number of options for which vesting accelerated by the closing price of our shares on the TSX on June 4, 2012, which was CAD $7.82 (US$7.82).

(3)	Ms. Lupini received benefits compensation of 10% of base salary for the severance period.

Christopher Muller

Benefits, Options and Payment Categories	Amount (US$)(1)
Compensation:
Base Salary	$300,000
2012 Performance Period Cash Bonus	$40,385
Subsequent Performance Periods	$—
Accelerated Vesting of Stock Options (2)	$243,178
Benefits and Perquisites:
2012 Performance Period RRSP Earned	$—
Subsequent Performance Periods RRSP Contributions	$—
Benefits Compensation(3)	$25,864
Outplacement Counselling	$—
Vacation Payout	$3,273
Moving Expenses	$—
Total	$612,699

(1)	Unless otherwise noted, the severance payments were made to Mr. Muller in U.S. dollars.
(2)

Accelerated vesting of all named executive officer stock options occurred due to the change in control resulting from the election of the new board of directors at the Company’s annual meeting of shareholders on June 4, 2012. The amount shown reflects the incremental value to Mr. Muller due to the immediate vesting of all unvested stock options, calculated by multiplying the number of options for which vesting accelerated by the closing price of our shares on the TSX on June 4, 2012, which was CAD $7.82 (US$7.82).

(3)

Amount reported is to be paid directly to the benefits provider. Mr. Muller is entitled to the coverage for 12 months after his termination date of July 20, 2012, or until the date upon which he becomes covered by a similar plan of a subsequent employer. $11,211 was paid for coverage relating to 2012.

Review, Approval or Ratification of Transactions with Related Persons

It is QLT’s policy that each executive officer, director and director nominee delivers to QLT annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and QLT participates, and in which the director or nominee, or such family member, has a material interest. Our Board is requested to review all such transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the disinterested directors approve, ratify or disapprove such transactions. Management also updates the Board as to any material changes to proposed transactions as they occur. This policy is not in writing but is followed consistently by the Board.

During 2012, the Company was not a party to any transaction where the amount involved exceeded $120,000 and in which an executive officer, director, director nominee or 5% shareholder (or their immediate family members) had a material direct or indirect interest, and no such person was indebted to the Company.

Compensation Policies and Practices as They Relate to Risk Management

In determining if we have any compensation policies and practices that could create risks that would be reasonably likely to have a material adverse effect on us, our Compensation Committee reviewed our compensation policies and practices, and the mix of compensation elements made available to our executive officers and employees, which generally include a base salary component and a pay-at-risk component. The pay-at-risk component comprises (i) variable performance-based compensation, consisting of short-term incentives such as annual cash bonuses based on individual and corporate performance compared to pre-set goals and objectives and (ii) long-term incentives, consisting of annual grants of long-term stock options.

As a result of its review, the Compensation Committee believes that QLT’s compensation policies and practices are not reasonably likely to have a material adverse effect on QLT, and that our compensation policies and practices do not create any incentives for employees to take inappropriate risks for the following reasons, among others:

•	the Company’s compensation is balanced among base salary, annual bonus opportunity and long-term equity;

•

the Company’s annual cash bonus incentive compensation is directly linked to specific performance metrics identified by the Compensation Committee with input from management, such as achieving specific milestones related to the regulatory and clinical development progress for our synthetic retinoid program; completing specific transitional and restructuring activities; and evaluating and implementing shareholder value enhancing initiatives;

•	the Compensation Committee annually designs and assesses performance-based compensation, thereby allowing the Compensation Committee to assess risk management and consequences annually; and

•

Company’s annual equity incentive awards to employees to date have had a term of five years and vest over three years, encouraging our employees to focus on sustained growth and stockholder value. If the proposed Restated Plan of the Company is approved, annual equity incentive awards will have a maximum term of 10 years.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Dr. Geoffrey Cox (Chairman) John Thomas, Jr. Dr. Vicente Anido, Jr.

*        *        *

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

QLT currently maintains one equity compensation plan, the 2000 Plan. The shareholders and directors of QLT have previously approved the 2000 Plan, pursuant to which directors, officers, employees and consultants of QLT and its affiliates may be granted stock options to acquire common shares. The 2000 Plan was implemented to attract, retain and compensate persons who are important for the growth and success of QLT and to ensure that such persons’ interests are aligned with those of the shareholders. QLT adopted and the shareholders approved the 2000 Plan on May 5, 2000 and the shareholders approved an amendment to the 2000 Plan on April 25, 2002. The 2000 Plan was then amended and restated effective May 5, 2009 by approval of the Board and shareholders.

Subsequent to the 2012 AGM, no options were granted under the 2000 Plan. Currently under the 2000 Plan, options to purchase up to 7,800,000 common shares may be issued, representing approximately     % of the issued and outstanding common shares as at May 10, 2013. As of May 10, 2013, options to purchase a total of                     common shares are outstanding (representing approximately     % of the issued and outstanding common shares), and                     common shares have been issued pursuant to the exercise of options granted under the 2000 Plan, leaving                     common shares (approximately     %) available for future option grants.

QLT’s non-employee directors are eligible to receive grants under the 2000 Plan, but as described above in this Proxy Statement under the heading “Compensation of Directors”, no options were granted to our non-employee directors during 2012. In addition, please refer to the “Grants of Plan-Based Awards” table in this Proxy Statement for a listing of options granted to our named executive officers pursuant to the 2000 Plan during the fiscal year ended December 31, 2012. During the fiscal year ended December 31, 2012, options with respect to 260,000 shares were granted to all named executive officers as a group, and options with respect to 629,250 shares were granted to other employees. All other future awards under the 2000 Plan are within the discretion of the Compensation Committee, and therefore, it is not possible to determine the benefits that will be received in the future by participants under the 2000 Plan.

The following table sets out information regarding our common shares that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under our equity compensation plans, as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2000 Plan)	1,416,016	$6.25	(1)	872,650
Equity compensation plans not approved by security holders	—	—		—
Total	1,416,016	$6.25	(1)	872,650

(1)

Options were granted/priced in Canadian dollars at a weighted average exercise price of CAD$6.25 but have been converted to U.S. dollars for disclosure purposes using the December 31, 2012 period end rate published by the Federal Reserve Bank of New York: U.S.$1.00 = CAD$0.9995.

Additional information about the 2000 Plan can be found in Note 9 - Share Capital (c) Stock Options (incorporated herein by reference) in QLT’s Form 10-K for the year ended December 31, 2012, which is available on QLT’s website at www.qltinc.com and SEDAR at www.sedar.com. A copy of QLT’s Form 10-K may be obtained free of charge by any securityholder of the Company upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 101, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax: 604-707-7001; e-mail: ir@qltinc.com).

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No current or former directors, executive officers or employees of QLT or any subsidiaries thereof, or proposed nominees for election as a director of QLT, are currently indebted to QLT or its subsidiaries other than routine indebtedness (as defined under Canadian securities rules) of certain employees.

PROPOSAL NO. 2

APPROVAL OF REDUCTION OF CAPITAL AND SPECIAL CASH DISTRIBUTION TO

SHAREHOLDERS

Description of Reduction of Capital and Special Cash Distribution

Subject to shareholder approval, as described below, the Board of Directors has approved a reduction of the capital of the Company’s common shares (the “Reduction Of Capital”) in the amount of US$200 million which will result in a special cash distribution to the holders of the Company’s common shares (the “Cash Distribution”). The final amount of the Cash Distribution per common share will be determined based upon the number of the Company’s issued and outstanding common shares on the record date for the Cash Distribution. The record date and the payment date of the Cash Distribution will be determined by the Board of Directors and are expected to be on or about June 24, 2013 (the “Cash Distribution Record Date”) and June 25, 2013 (the “Cash Distribution Payment Date”), respectively, subject to applicable rules of the TSX and NASDAQ where the Company’s common shares are listed for trading.

Given the significant Cash Distribution following the Reduction of Capital, the Board of Directors, on recommendation of the Compensation Committee, has determined, in accordance with the 2000 Plan, that subject to and immediately following the shareholder approval of the Reduction of Capital, unvested stock options held by certain non-executives of the Company will automatically vest and become fully exercisable (the “Accelerated Options”) in order to allow holders of the Accelerated Options the opportunity to exercise them prior to the Cash Distribution being effected. As of the date of the Proxy Statement there were less than 100,000 Accelerated Options. The exercise prices of the Accelerated Options range from Cdn$6.27 per share to Cdn$7.23 per share.

The Company’s board of directors approved the Reduction of Capital and the Cash Distribution in connection with its on-going process first announced in July 2012 to determine the most effective and efficient means to return capital to shareholders. When the Board commenced the process, it initially authorized a return of US$100 million in capital to shareholders. Since then, the Company has returned to its shareholders an aggregate of approximately US$27 million, the maximum allowable under the TSX normal course issuer bid rules, pursuant to the Company’s recently concluded open market share repurchase program. If the proposed Reduction of Capital is approved by shareholders, it will result in a total return of capital to QLT’s shareholders in less than 12 months of an aggregate of approximately US$227 million.

The Company has obtained an advance income tax ruling from the Canada Revenue Agency (the “CRA”) pursuant to which the Company will be able to effect the Reduction of Capital and make the Cash Distribution to the holders of common shares without Canadian withholding taxes of up to 25% being payable. See “Tax Consequences of the Cash Distribution” below. Shareholders are urged to obtain their own tax advice with respect to the tax consequences of the Reduction of Capital and the Cash Distribution.

Trading Procedures - “Due Bill”

In accordance with the applicable TSX and NASDAQ rules, “due bill” trading procedures will be applied in connection with the Cash Distribution. Pursuant to these procedures, automated systems will track any trading of common shares between the second trading day prior to the Cash Distribution Record Date and the Cash Distribution Payment Date (the “Due Bill Period”). During the Due Bill Period, automated systems will attach “due bills” instruments to any common shares sold which obligate sellers to deliver cash distribution amounts to buyers of such common shares. Accordingly if you sell your common shares during the Due Bill Period, you will be selling away your right to receive the Cash Distribution and your sale will include an obligation, in the form of a “due bill”, to deliver the Cash Distribution to the buyer of your common shares. Common shares will commence trading “ex-distribution”, meaning without the right to receive the Cash Distribution, on a date selected by the TSX and NASDAQ, which is typically on the first trading day after the Due Bill Period ends (the “Ex-Distribution Date”). The Company expects the Ex-Distribution Date to be on or about June 26, 2013.

Tax Consequences of the Cash Distribution

Canadian Federal Income Tax Consequences

The following summary, as at the date of this Proxy Statement, fairly presents the principal Canadian federal income tax considerations generally applicable to shareholders who are paid a Cash Distribution from the Company who, for the purposes of the Act, deal at arm’s length and are not affiliated with the Company and hold their common shares as capital property.

The common shares generally will constitute capital property to a shareholder unless any such shares are held in the course of carrying on a business of trading or dealing in shares or otherwise as part of a business of buying and selling securities or such shareholder has acquired such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain shareholders who are resident in Canada for the purposes of the Act whose common shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Act to have such shares, and any other “Canadian security” (as defined in the Act) owned in the taxation year of the election and all subsequent taxation years, deemed to be capital property. Shareholders contemplating making such an election should first consult their own tax advisors as such an election will affect the tax treatment for other Canadian securities held. Shareholders who do not hold their common shares as capital property should consult their own tax advisors regarding their particular circumstances.

This summary is not applicable to shareholders that are financial institutions for purposes of the mark-to-market provisions of the Act. This summary also is not applicable to shareholders an interest in which would be a “tax shelter investment” (as defined in the Act) and any such shareholders should consult their own tax advisors with respect to the Canadian federal income tax considerations of the Cash Distribution that are applicable to such shareholders.

This summary does not address tax matters of any jurisdiction outside of Canada and shareholders who are not resident in Canada under the laws of a country other than Canada, or who are citizens of a country other than Canada, or who otherwise may be subject to tax in a jurisdiction other than Canada, should consult their own tax advisors with respect to non-Canadian tax matters.

This summary is not exhaustive of all possible Canadian federal income tax considerations. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal, business or tax advice to any particular shareholder. No representations with respect to any tax consequences and considerations to any particular shareholder are made.

Generally, when a public corporation (as defined in the Act) such as the Company reduces the paid-up capital (as defined in the Act) in respect of a class of its shares, the amount paid on such reduction is deemed to be a dividend. However, generally where the paid-up capital of the public company in respect of the particular class of shares equals or exceed the amount of the proposed distribution, a single distribution not in excess of the amount by which the paid-up capital is reduced may be treated as a tax-free return of capital (subject to the comments below concerning the reduction of the adjusted cost base of the shares) and not as a deemed dividend where the distribution is made on the winding-up, discontinuance or reorganization of its business.

Resident Shareholders

This portion of the summary is applicable to shareholders who, at all relevant times and for the purposes of the Act, are or are deemed to be residents of Canada (each, a “resident shareholder”).

The amount received by a resident shareholder on the Cash Distribution must be deducted in computing the adjusted cost base to a resident shareholder of such resident shareholder’s common shares. If the amount so required to be deducted from the adjusted cost base of common shares to a particular resident shareholder exceeds the adjusted cost base of such common shares to such resident shareholder immediately before such deduction, the excess will be deemed to be a capital gain of such resident shareholder from a disposition of such common shares.

A capital gain realized by a resident shareholder who is an individual may give rise to a liability for minimum tax. A resident shareholder that is throughout the year a Canadian controlled private corporation (as defined in the Act) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income, including taxable capital gains.

Non Resident Shareholders

This portion of the summary is applicable to shareholders who, at all relevant times and for the purposes of the Act, are not and are not deemed to be residents of Canada (each, a “non-resident shareholder”).

The amount received by a non-resident shareholder on the Cash Distribution must be deducted in computing the adjusted cost base to a non-resident shareholder of such non-resident shareholder’s common shares. If the amount so required to be deducted from the adjusted cost base of common shares to a particular non-resident shareholder exceeds the adjusted cost base of such common shares to such non-resident shareholder immediately before such deduction, the excess will be deemed to be a capital gain of such non-resident shareholder from a disposition of such common shares.

A non-resident shareholder will not be subject to Canadian income tax under the Act on any capital gain realized on any deemed disposition of common shares that results from the Return of Capital unless such common shares constitute “taxable Canadian property” (as defined by the Act) to the non-resident shareholder.

The common shares generally will not constitute “taxable Canadian property” to a non-resident shareholder unless, among other considerations, that non-resident shareholder, together with non-arm’s length persons, held 25% or more of the common shares at any time during the 60-month period that ends at the time of the Cash Distribution. Common shares may also be deemed to constitute taxable Canadian property to a non-resident shareholder in certain circumstances specified under the Act. Where common shares represent taxable Canadian property to a non-resident shareholder, any capital gains realized on any deemed disposition of the common shares resulting from the Cash Distribution will be subject to taxation in Canada, except as otherwise provided in any tax treaty between Canada and the country in which the non-resident shareholder is resident for the purposes of such treaty.

Non-resident shareholders whose common shares are or may be taxable Canadian property should consult their own tax advisor regarding the tax consequences and considerations applicable to them of the Cash Distribution.

Certain Material U.S. Federal Income Tax Consequences

U.S. TREASURY CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH U.S. TREASURY CIRCULAR 230, EACH HOLDER OF COMMON SHARES OF THE COMPANY IS HEREBY NOTIFIED THAT (I) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THE MEETING MATERIALS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY SUCH HOLDER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER OR PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR MATTER ADDRESSED IN THE MEETING MATERIALS, (II) SUCH DISCUSSION IS INCLUDED HEREIN TO SUPPORT THE MARKETING OR PROMOTION OF THE PROPOSED CASH DISTRIBUTION ON THE TERMS DESCRIBED IN THE MEETING MATERIALS, AND (III) EACH HOLDER SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General

The following is a summary of certain material U.S. federal income tax consequences of the proposed Cash Distribution and does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the matters addressed in this summary. This summary is included for general information only. It does not cover any state, local or non-U.S. income, U.S. federal estate or gift or other tax consequences. It does not address the tax consequences to shareholders that are subject to special tax rules, including, but not limited to, banks, life insurance companies, regulated investment companies, personal holding companies, non-U.S. persons, persons subject to alternative minimum tax, persons that do not use the U.S. dollar as their functional currency, shareholders of 10 percent or more of the voting shares of the Company, broker-dealers and tax-exempt organizations or persons holding the Common Shares as part of a hedging, straddle, conversion or constructive sale transaction. This summary assumes that a U.S. Holder (as defined below) holds the Common Shares as capital assets.

This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “U.S. Code”), the regulations promulgated thereunder and rulings and judicial decisions interpreting the Code, each as of the date hereof. These authorities are subject to change at any time, possibly with retroactive effect. No assurances can be given that any changes in these laws or authorities will not affect the accuracy of the discussions set forth in this summary. We have not and will not request a ruling from the U.S. Internal Revenue Service (the “IRS”) as to the U.S. federal income tax consequences of the proposed Cash Distribution.

As used herein, a “U.S. Holder” means the beneficial owner of the common shares that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust (a) subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (b) that has elected to be treated as a domestic trust for U.S. federal income tax purposes. The U.S. federal income tax treatment of a partner in a partnership that holds Common Shares will depend on the status of the partner and the activities of the partnership.

Cash Distribution

The receipt of cash by a U.S. Holder in connection with the Cash Distribution will constitute a tax recognition event for U.S. tax purposes. Subject to different treatment pursuant to the PFIC rules mentioned below, to the extent that the Company has undistributed earnings and profits, the cash received by a U.S. Holder will be considered a dividend. Any amount distributed in excess of the earning and profits of the Company will be treated as capital distributions and will first reduce each U.S. Holders aggregate basis in its shares and thereafter will be taxed as capital gain. In connection with the Company’s reported deficit on its financial statements, the Company believes it has no positive accumulated earnings and profits, however, because the determination of earnings and profits is not determinable until the close of the year in which the Cash Distribution occurs, we can provide no assurance that the Company has no positive accumulated earnings and profits. Further, even once we determine earnings and profits for 2013, such determination may be subject to IRS review and audit. The Cash Distribution will have no effect on the holding period of a U.S. Holder’s common shares held prior to the reduction in stated capital.

The Company believes that it may be deemed a Passive Foreign Investment Company (“PFIC”) for 2008 through 2012. In the event that the Company is considered to be a PFIC in the current or any previous year in which a U.S. Holder was the owner of shares in the Company, and to the extent that the Cash Distribution constitutes an “Excess Distribution,” as defined in Code Section 1291, U.S. Holders may be subject to an interest charge on any Deferred Tax Amounts as described in Code Section 1291(c).

Please be aware that the Company’s status as a PFIC can have significant adverse tax consequences for U.S. Holders. U.S. Holders are strongly urged to consult their tax advisors regarding the application of the PFIC rules.

Information Reporting and Backup Withholding

The Company believes that it may be deemed a PFIC for 2008 through 2012. In the event that the Company is considered to be a PFIC in the current or any previous year in which a U.S. Holder was the owner of shares in the Company, and to the extent that the Cash Distribution constitutes an “Excess Distribution,” as defined in Code Section 1291, the Cash Distribution must be allocated ratably to each day in the U.S. Holders holding period of shares in the Company. The amounts allocated to the current taxable year and to taxable years prior to the first year in which the Company was classified as a PFIC are included as ordinary income in a U.S. Holder’s gross income for that year. The amount allocated to each other prior taxable year is taxed as ordinary income at the highest tax rate in effect for the U.S. Holder in that prior year (without offset by any net operating loss for such year). In addition, U.S. Holders may be subject to an interest charge on any Deferred Tax Amounts as described in Code Section 1291(c). The adverse tax consequences described above will not apply, however, if a U.S. Holder has timely made and maintained, throughout the U.S. Holder’s holding period, (i) a qualified electing fund (“QEF”) election to be taxed annually on the U.S. Holder’s pro rata portion of the Company’s earnings and profits or (ii) a mark-to-market election to include in income each year an amount equal to the excess, if any, of the fair market value of the shares as of the close of the U.S. Holder’s taxable year over the U.S. Holder’s adjusted basis in such shares. Each U.S. Holder should consult with their own tax advisor as to the effect of Code Section 1291 on their particular circumstances.

Vote Required and Board of Directors’ Recommendation

At the Annual Meeting, shareholders will be asked to consider passing a special resolution authorizing the Reduction of Capital and the Cash Distribution. In order for the special resolution to be approved by shareholders, it must be passed by two-thirds of the votes cast in respect thereof at the Annual Meeting.

Section 74 of the BCA, provides that the Company may reduce its capital if approved by special resolution of its shareholders and provided that there are no reasonable grounds for believing that the realizable value of the Company’s assets, after the reduction, would be less than the aggregate of its liabilities. After due consideration, the Board of Directors has determined that there are no reasonable grounds for believing that the realizable value of the Company’s assets would, after the Reduction of Capital and the Cash Distribution, be less than the aggregate of the Company’s liabilities.

The following special resolution will be submitted for a shareholder vote at the Annual Meeting:

SPECIAL RESOLUTION TO APPROVE REDUCTION OF CAPITAL AND SPECIAL CASH

DISTRIBUTION TO SHAREHOLDERS

BE IT RESOLVED as a special resolution THAT:

1.	Pursuant to Section 74 of the Business Corporations Act (British Columbia), a reduction of the capital of the Company’s common shares (the “Shares”) in the amount of US$200 million (the “Reduction of Capital”) is authorized and approved.

2.	Subject to applicable stock exchange rules, the Company’s Board of Directors is authorized and directed to effect the Reduction of Capital by way of a special cash distribution (the “Cash Distribution”) to holders of Shares (i) on a record date (the “Record Date”) payable on a payment date to be determined by the Company’s Board of Directors, and (ii) in the amount of the Cash Distribution per Share to be determined based upon the number of issued and outstanding Shares on the Record Date.

3.	Notwithstanding passing of this special resolution by the Company’s shareholders, the Company’s Board of Directors may revoke such resolution at any time before it is effected without further action by the Company’s shareholders.

4.	Any director or officer of the Company is authorized, for and on behalf of QLT, to execute and deliver all documents and instruments and take such other actions as such director or officer may determine to be necessary or desirable to implement this special resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

Our Board of Directors unanimously recommends that our shareholders vote “FOR” the approval of the Reduction of Capital and the Cash Distribution.

In reaching its recommendation the Board of Directors considered, among others, the following factors:

•	the results of the Company’s process to determine the most effective and efficient means to return capital to shareholders and review of strategic alternatives for maximizing shareholder value;

•

information concerning the financial condition, results of operations, business plans and prospects of the Company both before and after giving effect to the Reduction of Capital and Cash Distribution;

•	the advice and assistance of the Company’s management and advisors; and

•

the receipt by the Company of the advance income tax ruling from the CRA confirming that the Company will be able to make the Reduction of Capital and Cash Distribution to shareholders without Canadian withholding taxes of up to 25% being payable.

The foregoing discussion of the information and factors considered and weight given by the Board of Directors is not intended to be exhaustive. In reaching the determination to propose the Reduction of Capital and Cash Distribution and recommending that shareholders approve the Reduction of Capital and Cash Distribution, the Board of Directors did not assign any relative or specific weights to the factors which were considered.

REPORT OF THE AUDIT AND RISK COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2012 with the management of QLT and Deloitte LLP, our independent auditors. Each member of the Audit and Risk Committee is “independent” as defined by the rules of NASDAQ.

The Audit and Risk Committee has discussed with Deloitte LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit and Risk Committee has received the written disclosures and the letter from Deloitte LLP required by the Independence Standards Board Standard No. 1 regarding their independence, and has discussed with Deloitte LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Deloitte LLP’s independence.

Based on the review and discussions referred to above, the Audit and Risk Committee recommended to QLT’s Board that the audited consolidated financial statements for the year ended December 31, 2012 be included in QLT’s Annual Report on Form 10-K for 2012 filed with the SEC.

AUDIT AND RISK COMMITTEE

Dr. Stephen L. Sabba, Chairman
Dr. Vicente Anido, Jr.
John Thomas, Jr.

Audit Fees

The following table sets forth the aggregate fees billed by Deloitte LLP (formerly Deloitte & Touche LLP), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the following services during 2012 and 2011.

Description of Service	2012(2) (US$)	2011(2) (US$)
Audit Fees(1)	$616,192	$681,198
Audit-Related Fees.	—	—
Tax Fees (Tax compliance, tax advice and planning)	—	—
All Other Fees(3)	—	$16,121
Total Fees	$616,192	$697,319

(1)

Audit Fees consist of fees for audit of QLT’s annual financial statements for the respective year, reviews of QLT’s quarterly financial statements, services provided in connection with statutory and regulatory filings and audit of the Company’s internal controls over financial reporting.

(2)

Where amounts shown were paid in Canadian funds, the amounts set out in the above table represent the US dollar equivalent of those payments converted using the following weighted average exchange rates: US$1.00 = CAD$0.9995 for 2012 and US$1.00 = CAD$0.9887 for 2011.

(3)	License fee for a subscription to a life sciences database paid to an entity affiliated with Deloitte LLP.

Pre-Approval Policies and Procedures

The charter of the Audit and Risk Committee provides that the Audit and Risk Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for QLT by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2012 were approved by the Audit and Risk Committee in accordance with the procedures described below.

The Audit and Risk Committee reviews and approves audit and non-audit services proposed to be provided by the independent auditors. The Audit and Risk Committee has delegated to the Chairman, or an alternate member of the Audit and Risk Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without approval and/or meeting of the full Audit and Risk Committee. Pre-approvals by the Chairman of the Audit and Risk Committee or an alternate member are reviewed with the Audit and Risk Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit and Risk Committee or its delegate a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit and Risk Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

PROPOSAL NO. 3

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte LLP, an independent registered public accounting firm, served as our independent auditors for the year ended December 31, 2012. Upon the unanimous recommendation of the Audit and Risk Committee, the Board has proposed that Deloitte LLP continue to serve as our independent auditors for 2013 at a remuneration to be fixed by the Audit and Risk Committee. Our shareholders are being asked to approve this proposal at the Annual Meeting. QLT has been advised that a representative of Deloitte LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she decides to do so and will be available to respond to appropriate questions from shareholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval of this proposal. If the proposal is not approved, the BCA provides that the current auditors, Deloitte LLP, will continue to act for QLT until such time as the shareholders approve alternate auditors.

Our Board of Directors recommends that our shareholders vote “FOR” the proposal to approve the appointment of Deloitte LLP as our independent auditors for 2013 at a remuneration to be fixed by the Audit and Risk Committee.

PROPOSAL NO. 4

ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2011 annual general meeting, our shareholders voted, on a non-binding, advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of our named executive officers on an annual basis. After taking into consideration this voting result, the Board determined that it intends to hold non-binding advisory votes on the compensation of our named executive officers every year.

Summary

Pursuant to Section 14A of the Securities Exchange Act, we are asking our shareholders to provide, on an advisory basis, approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. At the 2012 AGM, our shareholders did not approve, on an advisory basis, the compensation of our named executive officers.

However, since that time our Board of Directors has changed completely as have most of our executive officers. We also sold our Visudyne® business and our punctal plug drug delivery system, and reduced our work force by approximately 178 employees, or 83% of our work force. Much of the compensation that is reflected in the Summary Compensation Table as being paid in 2012 to our named executive officers relates to change of control and severance-related payments made pursuant to agreements that were in place before the 2012 AGM and were approved by the Previous Board.

In reviewing the compensation of our named executive officers for purposes of the advisory vote, the Current Board urges shareholders to focus on the actions taken by the current Compensation Committee and the Current Board as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. We believe that, going forward, our compensation program will allow us to attract, retain and motivate executives while incentivizing our executives to increase shareholder value. Specifically, our compensation program places a significant portion of executive compensation at risk by linking cash incentive compensation to the achievement of pre-established corporate financial and operational performance objectives and other individual key objectives within the executive’s area of responsibility and uses equity as a key component to provide long-term incentive compensation that focuses executives’ efforts on building shareholder value by aligning their interests with those of our shareholders.

Board of Directors’ Recommendation

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this Proxy Statement demonstrates that our executive compensation program will ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.

The following resolution will be submitted for a shareholder vote at the Annual Meeting:

BE IT RESOLVED, that the shareholders of QLT Inc. approve, on an advisory basis, the compensation of QLT’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on QLT, the Compensation Committee or our Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.

Our Board of Directors recommends that our shareholders vote “FOR” the proposal to approve the compensation of QLT’s named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

PROPOSAL NO. 5

APPROVAL OF THE AMENDED AND RESTATED INCENTIVE STOCK PLAN

QLT’s shareholders are being asked to approve the amended and restated QLT 2000 Incentive Stock Plan (the “Restated Plan”). The Restated Plan is intended to amend and restate in its entirety the 2000 Plan. On April 16, 2012 the Previous Board adopted an amended and restated version of the 2000 Plan for the benefit of members of the Board, officers, employees and consultants of QLT and its affiliates; however shareholders of QLT voted against the approval of this plan at the 2012 AGM. The Restated Plan differs from the amended and restated version of the 2000 Plan approved by the Previous Board principally in the size of the increase in the authorized number of shares under the Restated Plan. The current Restated Plan authorizes an increase of 4,000,000 common shares, while the amended and restated version of the 2000 Plan approved by the Previous Board authorized an increase of 11,000,000 common shares. The Board is asking that shareholders approve the Restated Plan at the Annual Meeting, a summary of which follows. This summary is qualified in its entirety by reference to the full text of the Restated Plan, which is attached as Appendix “A” to this Proxy Statement.

The Restated Plan, among other things, increases the number of common shares that may be issued under the 2000 Plan. In order to comply with the requirements of the TSX, the Restated Plan must be approved by a resolution of the disinterested shareholders (being the approval of all of the shareholders of QLT other than insiders of QLT who may receive equity awards under the Restated Plan). Our directors and officers will be able to receive grants under the Restated Plan and, therefore, are not disinterested shareholders. Accordingly, the votes attached to the                      common shares held by persons who do not qualify as disinterested shareholders (representing approximately     % of the issued and outstanding common shares as at May 10, 2013) will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained for the resolution approving the Restated Plan. Should shareholder approval of this proposal not be obtained, then the Restated Plan will not be implemented.

QLT currently maintains one equity compensation plan, the 2000 Plan. The Board adopted and the shareholders approved the 2000 Plan on May 5, 2000 and the shareholders approved amendments to the 2000 Plan on April 25, 2002. The 2000 Plan was then amended and restated effective May 5, 2009 by approval of the Board and shareholders. Currently under the 2000 Plan, options to purchase up to 7,800,000 common shares may be issued, representing approximately     % of the issued and outstanding common shares as at May 10, 2013. As of May 10, 2013, options to purchase a total of                     common shares are outstanding, with a weighted average exercise price of US$        (CDN$        ) and a weighted average remaining term of                      years (representing approximately     % of the issued and outstanding common shares), and                     common shares have been issued pursuant to the exercise of options granted under the 2000 Plan, leaving                     common shares (approximately     %) available for future option grants.

The Restated Plan includes the following amendments to the 2000 Plan:

•	Extending the termination date of the Restated Plan from March 1, 2019 to April 25, 2023.

•	Permitting the granting of awards of restricted share units (“RSUs”) under the Restated Plan in addition to options (including incentive stock options and nonqualified stock options).

•	Changing the name of the Restated Plan to the “QLT 2000 Incentive Stock Plan” to reflect the inclusion of RSUs.

•	Increasing the number of common shares that may be issued pursuant to the Restated Plan from 7,800,000 to 11,800,000, representing an increase of 4,000,000 common shares.

•	Changing the maximum term of any future option that may be issued under the Restated Plan from five to ten years from the date of the grant.

•

Providing that the maximum number of common shares with respect to one or more options that can be granted to any one individual in any one calendar year is 2,000,000 common shares. Previously, the 2000 Plan prohibited a grant to any eligible person of an option which would result in such person holding options which would in the aggregate exceed 5% of the issued and outstanding common shares.

•

Removing the restriction on non-employee director participation, which previously limited awards of options to an aggregate grant value per director of CDN$100,000 per year and, accordingly, removing the restriction on the ability of the Compensation Committee, without shareholder approval, to permit the introduction of discretionary awards of options to non-employee directors or amending any limitation previously imposed on director participation.

•

Providing that the following common shares may not again be made available for issuance as awards under the Restated Plan: (i) common shares not issued by the Company or that are delivered by the grantee as a result of the net settlement of an outstanding option, (ii) common shares used to pay the option exercise price or withholding taxes related to an option, or (iii) common shares purchased on the open market by the Company with the cash proceeds from the exercise of options.

•	Providing that grantees cannot tender to the Company common shares owned by the grantee to pay the exercise price or withholding taxes for any awards granted under the Restated Plan.

•

Except for Canadian grantees, permitting the net settlement of awards to satisfy the option exercise price or the withholding taxes payable in connection with the exercise of all option or the settlement of all RSU.

•	Revising the withholding tax provisions in order to reflect changes to the Income Tax Act (Canada).

The Board unanimously recommends a vote “FOR” the approval of the Restated Plan.

Reasons for the Restated Plan

The Restated Plan was unanimously approved by the Board on April 25, 2013. Unless it is approved by our shareholders, the Restated Plan will not become effective and the 2000 Plan shall remain in effect in its current form. If the Restated Plan is approved by our shareholders, then it will become effective immediately following the Annual Meeting.

The Board and QLT believe that approving the Restated Plan, including the increase in authorized shares under the Restated Plan and the addition of awards of RSUs, is necessary to continue to provide us with a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of the Company’s business in responding to changing circumstances over time and will serve to align the interests of directors, officers, employees and key consultants with those of our shareholders.

If this Proposal No. 5 is adopted, the number of common shares reserved for issuance under the Restated Plan will be increased by 4,000,000 common shares to a maximum of 11,800,000 common shares as of the date of the approval by QLT shareholders. This increase to 11,800,000 common shares (which includes                     common shares previously issued pursuant to the exercise of options) represents approximately     % of the issued and outstanding shares of QLT on a non-diluted basis as of May 10, 2013. Accordingly, the number of options available for issuance under the Restated Plan will be increased from                     to                     , representing approximately     % of the issued and outstanding common shares on a non-diluted basis. The purpose of this increase is to secure an adequate number of shares for future awards for the next several years. The Board believes this represents reasonable potential equity dilution over the next several years and provides a significant incentive for directors, officers, employees and consultants to increase the value of QLT for all shareholders.

Shareholder approval of the proposed Restated Plan, as described above, is a critical component of QLT’s equity compensation policies. The Restated Plan will allow us to continue to use stock options, but will also give us the flexibility to use RSUs, if deemed appropriate, to reduce reliance on options for equity compensation. We believe that having the ability to grant options and/or RSUs may enhance retention of the key technical and business leaders who are critical to our success and growth. The flexibility to grant RSUs could also (i) provide an important tool for retaining and motivating critical employees, (ii) allow us to maintain a competitive compensation program and improve retention without increasing the use of company cash, and (iii) promote best practices in compensation and governance, including due to the fact that during a market downturn RSUs maintain a portion of their value and thus continue to provide the intended incentive. The granting of RSUs under the Restated Plan to directors, officers, employees and consultants is discretionary, and we cannot now determine what number of RSUs, if any, will be granted in the future to any particular person.

General

The Board has adopted, subject to shareholder approval, the Restated Plan for issuance of awards to directors, officers, employees and consultants of QLT and its affiliates. The Restated Plan is intended to amend and restate in its entirety the 2000 Plan, which as of May 10, 2013, has                     common shares (approximately     %) left available for issuance in the form of options. The Restated Plan will become effective upon its approval by Company shareholders pursuant to this Proposal No. 5.

Section 162(m) of the United States Internal Revenue Code of 1986 (the “U.S. Code”) generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1.0 million in any taxable year of the corporation. Section 162(m) contains a special rule for options which provides that options will satisfy the qualified “performance-based compensation” exception of

Section 162(m) if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the share price after the grant date. The Restated Plan has been designed to permit a committee, which may be the Board or a committee appointed by the Board, to grant options which may qualify as qualified performance-based compensation under Section 162(m) of the U.S. Code.

Administration

The Restated Plan will be administered by the Compensation Committee of the Board, or another committee or subcommittee of the Board (the “Committee”), except that with respect to awards granted to non-employee directors, the Board will administer the Restated Plan. Unless otherwise determined by the Board, the Committee will consist solely of two or more Board members who are “outside directors” for purposes of Section 162(m) of the U.S. Code and Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Exchange Act).

Unless otherwise determined by the Board, the Committee will have the authority to administer the Restated Plan, including the power to (i) designate participants under the Restated Plan, (ii) determine the types of awards granted to participants under the Restated Plan, the number of such awards, and the number of common shares subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Restated Plan, including the vesting schedule, exercise price, the term of the award (provided that in no event will an option be exercisable for more than ten years from the date of grant), and whether an award may be cancelled, forfeited or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation and application of the Restated Plan. Any questions arising as to interpretation of the Restated Plan, any award or any award agreement will be determined by the Committee and such determination will be final, conclusive and binding on all parties.

Eligibility

Persons eligible to participate in the Restated Plan include all employees (including officers of the Company), directors and consultants of the Company and its affiliates who are or who will be, as determined by the Committee, important for the growth and success of the Company and whose participation in the Restated Plan will, in the opinion of the Committee, accomplish the purposes of the Restated Plan. As of May 10, 2013, there are 7 directors,                     employees and                     consultants eligible to participate in the Restated Plan.

Limitation on Awards and Shares Available

The aggregate number of common shares that may be issued under the Restated Plan is 11,800,000; however, as of May 10, 2013,                     common shares have been issued under the 2000 Plan.

Common shares subject to an award under the Restated Plan that terminates, expires or lapses for any reason are made available for issuance again under the Restated Plan. No common shares may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an “incentive stock option” under Section 422 of the U.S. Code.

The maximum number of common shares that may be subject to one or more options granted to any one participant pursuant to the Restated Plan during any calendar year is 2,000,000 common shares.

Awards

The Restated Plan provides for grants of options (both incentive stock options and nonqualified stock options) and RSUs (which may also be in the form of deferred RSUs, whereby the settlement of the deferred RSUs is deferred from the vesting date to a date determined by the Committee set forth in the applicable award agreement). Each award must be evidenced by a written award agreement with terms and conditions consistent with the Restated Plan. Upon the exercise or vesting of an award, the exercise price must be paid in full by: (i) cash, bank draft or certified cheque; (ii) delivery of irrevocable instructions, to (A) a brokerage firm (as may be designated by QLT) to deliver promptly to QLT the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the award, and (B) QLT to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of any relevant regulatory authorities; (iii) such other consideration as the Committee may permit consistent with applicable laws; or (iv) except for Canadian grantees, net exercise of the award. Any withholding obligations may be satisfied in the Committee’s sole discretion by withholding from any amount payable to a grantee, either under the Restated Plan or otherwise, such amount as may be necessary to enable QLT to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority or by net exercise of the award.

No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Restated Plan.

Options. Options, including incentive stock options (as defined under Section 422 of the U.S. Code) and nonqualified stock options may be granted pursuant to the Restated Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the Restated Plan will not be less than the fair market value of the common shares on the date of grant, which grant will occur after the close of the exchange on such date, unless incentive stock options are granted to any individual who owns, as of the date of grant, shares possessing more than 10% of the total combined voting power of all classes of QLT shares (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the common shares on the date of grant. The “fair market value” is defined in the Restated Plan and will typically be the last available closing sales price at the time of the grant (on such date or a date prior thereto) for a common share on the TSX. Incentive stock options and nonqualified stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options. No portion of an option which is unexercisable at a grantee’s termination of service with the Company shall thereafter become exercisable, except as may be otherwise provided by the Committee.

Restricted Share Units. RSUs may be granted pursuant to the Restated Plan with no consideration from the participant. RSUs may be subject to vesting conditions, including continued employment. RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. The common shares underlying RSUs will not be issued until the RSUs have vested, with delivery of such common shares as soon as administratively practicable following vesting, unless the Committee provides for a deferral of the value of vested units in the award agreement. Recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Transferability of awards. No award may be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the U.S. Code and may be exercised only by an individual grantee during his or her lifetime and by a corporate grantee during the term of its existence.

Repricing. The Committee cannot, without the approval of the shareholders of QLT, authorize the amendment of any outstanding option to reduce its exercise price per share, or cancel any option in exchange for cash or another option or award having an exercise price that is less than the exercise price of the original option. Subject to adjustment of awards as described below, the Committee does have the authority, without the approval of the shareholders of QLT but with the consent of the applicable grantee, to amend any outstanding award to increase the price per share or decrease the number of shares that may be issued pursuant to any award.

Adjustments to Awards

Appropriate adjustments in the number of common shares subject to the Restated Plan, in the number of common shares awarded and any applicable exercise price will be determined by the Committee to give effect to adjustments in the number of common shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the common shares, the payment of dividends by QLT (other than dividends in the ordinary course) or other relevant changes in the capital of QLT or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of common shares of QLT for those in another corporation.

If, because of a merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of common shares of QLT for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised or unvested awards granted under the Restated Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise and/or vesting of such rights by the grantee and of the time for the fulfilment of any conditions or restrictions on such exercise or vesting. Any such adjustment will become effective immediately prior to consummation of such merger, amalgamation or other corporate arrangement or reorganization.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend or modify the Restated Plan at any time; provided, however, that shareholder approval will be obtained (i) to increase the number of common shares available under the Restated Plan, (ii) to amend the terms of any outstanding option to reduce the per share exercise price, (iii) to cancel any outstanding option in exchange for cash or another option or award having an exercise price that is less than the exercise price of the original option, (iv) to extend the term of any option beyond the original expiration date, (v) to permit the transfer or assignment of any award in any manner other than as permitted by the Restated Plan, (vi) to grant any award under the Restated Plan if the Restated Plan has been suspended or terminated, and (vii) to make any amendments to the powers of the Committee to suspend, amend or terminate the Restated Plan as specified in the Restated Plan. Any other amendments can be made to the Restated Plan by the Committee without shareholder approval.

In no event may an award be granted pursuant to the Restated Plan on or after April 25, 2023.

Tax Consequences of the Restated Plan

Canadian Tax Consequences.

The following is a summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Act”) applicable to the granting and exercising of stock options under the Restated Plan and the granting and vesting of RSUs acquired by a director, officer or employee (each an “Employee”) of QLT.

The summary is not applicable to consultants. Consultants are encouraged to seek advice from their own professional tax advisors as to the particular income tax consequences to them of acquiring options, RSUs and common shares pursuant to the Restated Plan.

The summary is based on the current provisions of the Act, the regulations thereunder, all specific proposals to amend the Act publicly announced by the government of Canada to the date hereof, and the current administrative practices of the Canada Revenue Agency (“CRA”). It is assumed that each such proposed amendment will be passed as proposed, no other relevant change to any applicable law will be made, and each such administrative policy will continue to be applied, although no assurance can be given in these respects. Unless and except to the extent otherwise expressly stated, this summary is not intended to be exhaustive and, among other considerations, does not take into account any applicable provincial, territorial or foreign tax laws or tax treaties. Comments are restricted to the case of an Employee who is an individual and, for the purposes of the Act, holds his or her common shares, options or RSUs as capital property, did not use or hold the common shares, options or RSUs in carrying on a business in Canada, and deals at arm’s length with and is not affiliated with the Company and each subsidiary thereof. It is also assumed that the exercise price of any option is equal to the fair market value of the common shares at the time the options were granted.

Stock Options. There are no Canadian income tax consequences to Employees arising on the grant of options, but where in a particular year an Employee has acquired common shares under an option, the Employee will be required to include in computing income from employment for such year, the amount by which the value of the common shares, at the time the Employee acquired them, exceeds the exercise price to acquire the common shares (the “benefit”). The Employee may, in computing taxable income for the taxation year in which the benefit is included in income, deduct one-half of the amount of the benefit, provided the Employee deals at arm’s length with QLT and provided the exercise price was not less than the fair market value of the common shares, as determined at the time the options were granted. The amount of any benefit is added to the cost of the common shares for the purpose of computing any capital gain or capital loss on the disposition of the common shares. Applicable taxes on the value of the benefit associated with the issuance of QLT’s shares is required to be withheld (at the time of the acquisition of the QLT shares) and remitted to the CRA by QLT.

QLT will not be entitled to a deduction for the issuance of common shares on the exercise of a stock option granted pursuant to the Restated Plan.

Restricted Share Units. There are no Canadian income tax consequences to an Employee arising on the grant of RSUs as the RSUs are settled in common shares and not cash. On the settlement of an RSU, the Employee will be required to include in computing income from employment for such year, the value of the common shares at the time the Employee acquired them. Applicable taxes on the value of such award is required to be withheld (at the time of settlement) and remitted by QLT.

QLT will not be entitled to a deduction for the issuance of the common shares on settlement of an RSU granted pursuant to the Restated Plan.

Non-Residents of Canada. A non-Canadian resident Employee, upon the exercise of the option or settlement of the RSU, may be required to include in computing income from employment, for the purpose of determining his or her Canadian tax liability, in the case of RSUs, the value of the common shares at the time the Employee acquired them, or, in the case of options, the amount by which the value of the common shares at the time the Employee acquired them exceeds the exercise price to acquire the common shares. However, such Canadian tax liability on the employment benefit may be reduced or eliminated by virtue of a reciprocal tax agreement entered into between Canada and the non-Canadian jurisdiction in which the Employee is resident. Non-Canadian resident Employees should consult a tax advisor in this regard.

U.S. Federal Income Tax Consequences.

The U.S. federal income tax consequences of the Restated Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Restated Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Section 409A of the U.S. Code. Certain types of awards under the Restated Plan, including RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the U.S. Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of settlement) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the U.S. Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Committee, the Restated Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the U.S. Code or to comply with Section 409A.

Nonqualified Stock Options. For federal income tax purposes, if participants are granted nonqualified stock options under the Restated Plan, participants generally will not have taxable income on the grant of the option, nor will QLT (or, in the case of employees of our U.S. affiliates, the employees’ respective employer, referred to as the “Employing Company”) be entitled to any deduction. Generally, on exercise of nonqualified stock options, participants will recognize ordinary income, and the Employing Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common shares on the date of exercise. The basis that participants have in common shares, for purposes of determining their gain or loss on subsequent disposition of such common shares generally, will be the fair market value of the common shares on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the common shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Any gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Employing Company, unless participants dispose of the common shares within (i) two years after the date of grant of the option or (ii) within one year of the date the common shares were transferred to the participant. If the common shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the common shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Employing Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the common shares will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a nonqualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Employing Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Share Units. The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Employing Company will not be entitled to a deduction at that time. When an award is settled, the grantee will have ordinary income, and the Employing Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the U.S. Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is settled). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the U.S. Code, and certain interest penalties may apply.

Section 16(m) of the U.S. Code. As described above, in general, under Section 162(m) of the U.S. Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, option exercises and nonqualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the U.S. Code) in any taxable year of the corporation. However, under Section 162(m) of the U.S. Code, the deduction limit does not apply to certain “qualified performance-based compensation.” Under Section 162(m), options will satisfy the “qualified performance-based compensation” exception if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period and (iii) the compensation is based solely on an increase in the share price after the grant date. The Restated Plan has been designed to permit the Committee to grant options which will qualify as “qualified performance-based compensation.”

New Plan Benefits

The effectiveness of the Restated Plan is dependent on receiving shareholder approval. The granting of awards under the Restated Plan to directors, officers, employees and consultants is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group of employees. For details regarding grants made under the 2000 Plan for the fiscal year ended December 31, 2012, see “Compensation of Executive Officers – Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2012.”

Vote Required and Board of Directors’ Recommendation

The Restated Plan described herein must be approved by a majority of not less than 50% of the votes cast by shareholders who, being entitled to do so, vote in person or by proxy on the resolution. In order to comply with the requirements of the TSX, the Restated Plan must be approved by a resolution of the disinterested shareholders (being the approval of all of the shareholders of QLT other than insiders of QLT who may receive options under the Restated Plan). Accordingly, the votes attached to the                     common shares held by persons who do not qualify as disinterested shareholders (representing approximately     % of the issued and outstanding common shares as at May 10, 2013) will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained for the resolution adopting the Restated Plan.

The following resolution will be submitted for a shareholder vote at the Annual Meeting:

ORDINARY RESOLUTION TO APPROVE THE AMENDED AND RESTATED QLT 2000

INCENTIVE STOCK PLAN

BE IT RESOLVED as an ordinary resolution THAT:

1.	The amendment and restatement of the QLT 2000 Incentive Stock Plan (the “Restated Plan”), pursuant to which the material amendments to the Restated Plan are:

(a)	the termination date of the Restated Plan shall be extended from March 1, 2019 to April 25, 2023;

(b)	permitting the granting of awards of restricted share units (“RSUs”) under the Restated Plan;

(c)	changing the name of the Restated Plan to the “QLT 2000 Incentive Stock Plan”;

(d)	the maximum number of common shares which may be issued under the Restated Plan shall be increased by 4,000,000 common shares from 7,800,000 common shares to 11,800,000 common shares effective as of the date hereof;

(e)	the maximum term of any future option that may be issued under the Restated Plan shall be increased from five to ten years from the date of the grant, subject to any exceptions provided for in the Restated Plan;

(f)	providing that the maximum number of common shares with respect to one or more options that can be granted to any one individual in any one calendar year is 2,000,000 common shares;

(g)	removing the restriction on non-employee director participation, which previously limited awards of options to an aggregate grant value per director of CDN$100,000 per year and, accordingly, removing the restriction on the ability of the Compensation Committee, without shareholder approval, to permit the introduction of discretionary awards of options to non-employee directors or amending any limitation previously imposed on director participation;

(h)	providing that the following common shares may not again be made available for issuance as awards under the Restated Plan: (i) common shares not issued by QLT or that are delivered by the grantee as a result of the net settlement of an outstanding option, (ii) common shares used to pay the option exercise price or withholding taxes related to an option, or (iii) common shares purchased on the open market by the Company with the cash proceeds from the exercise of options;

(i)	providing that grantees cannot tender to the Company common shares owned by the grantee to pay the exercise price or withholding taxes for any awards granted under the Restated Plan;

(j)	except for Canadian grantees, permitting the net settlement of awards to satisfy the option exercise price or the withholding taxes payable in connection with the exercise of all option or the settlement of all RSU; and

(k)	revising the withholding tax provisions in order to reflect changes to the Income Tax Act (Canada);

each as more particularly described in QLT’s Proxy Statement dated May 10, 2013 (the “Proxy Statement”), and all other ancillary amendments thereto as set forth in the Proxy Statement, be and the same is hereby approved, authorized, ratified and confirmed.

2.	Notwithstanding that this ordinary resolution has been duly passed by the shareholders of QLT, the Board may revoke such resolution at any time before it is effected without further action by the shareholders.

3.	Any director or officer of QLT shall be and is hereby authorized, for and on behalf of QLT, to execute and deliver all documents and instruments and take such other actions as such director or officer may determine to be necessary or desirable to implement this ordinary resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

The Board unanimously recommends that our shareholders vote “FOR” the approval of the Restated Plan.

INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS

Unless otherwise disclosed in this Proxy Statement, none of the directors, director nominees, executive officers, persons who have been directors or executive officers at any time since the beginning of QLT’s last completed financial year, or any beneficial owner of more than 5% of the outstanding common shares of QLT or any associate or affiliate of such person, had any material interest, direct or indirect, in any transaction or proceeding during the past fiscal year or in any proposed transaction or pending proceeding which has materially affected or will materially affect QLT or its subsidiaries. In the event that a director is determined to have any material interest, direct or indirect, in any transaction or proceeding or in any proposed transaction or pending proceeding of QLT, only those directors not having a material interest would be permitted to consider and evaluate any such transaction or any agreements relating to that transaction, or any actions to be undertaken by QLT relating to such proceeding.

QLT has entered into indemnity agreements with our directors and all other officers which provide, among other things, that, subject to any requirements that may exist under the BCA or the Articles of QLT, QLT will indemnify such officer or director, under the circumstances and to the extent specified, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or officer of QLT.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

AND ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is being mailed to all registered and beneficial shareholders of QLT along with this Proxy Statement. The Audited Consolidated Financial Statements of QLT for its most recently completed fiscal year ended December 31, 2012, together with the Auditors’ Report thereon, which are included in our Annual Report for Canadian regulatory purposes, will be presented at the Annual Meeting. Copies of the Audited Consolidated Financial Statements, including management discussion and analysis, are available from our website at www.qltinc.com or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 101, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax: 604-707-7001; e-mail: ir@qltinc.com).

Additional information relating to QLT has been filed and is available on SEDAR at www.sedar.com and from the SEC’s website at www.sec.gov.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% beneficial owners are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that during 2012 all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.

To the knowledge of QLT’s executive officers and the directors, the only persons or companies that beneficially own, control or direct, directly or indirectly, 10% or more of QLT’s common shares are Axial Capital Management, LLC which, as evidenced by public filings, own                    common shares, representing approximately    % of the issued and outstanding common shares and NB Public Equity K/S which, as evidenced by public filings, own                    common shares, representing approximately    % of the issued and outstanding common shares.

OTHER BUSINESS

The Board is not aware of any other matter that will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, both the Chairman of the ETC and the Chairman of the Board intend to vote the common shares represented by proxy for which either of them is appointed in accordance with their best judgment on such matters.

The contents and the sending of this Proxy Statement were approved by the Board of Directors on April 25, 2013.

DATED at Vancouver, British Columbia, this 10th day of May, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Meckler

Chairman, Executive Transition Committee

APPENDIX “A”

AMENDED AND RESTATED QLT 2000 INCENTIVE STOCK PLAN

QLT INC.

QLT 2000 INCENTIVE STOCK PLAN

(as amended and restated effective April 25, 2013, subject to Shareholder approval)

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to promote the interests of the Company by:

(a)	attracting and retaining persons of outstanding competence who are or will be important for the growth and success of the Company;

(b)	furnishing Eligible Persons with greater incentive to develop and promote the growth and success of the Company; and

(c)	furthering the identity of interests of Eligible Persons with those of the shareholders of the Company.

The Company believes that these purposes may be accomplished by granting to Eligible Persons from time to time Options and Restricted Stock Units to acquire Common Shares.

2.	DEFINITIONS

2.1 Definitions. In this Plan, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Affiliate” means, with respect to the Company, any corporation, partnership, association, trust or other entity or organization directly or indirectly controlled by, controlling or under common control with the Company, and, for the purposes of this definition, “control” will mean (i) the possession, directly or indirectly, of the power to direct the management or policies of any such entity or to veto any material decision relating to the management or policies of such entity, in each case whether through the ownership of voting securities, by contract or otherwise, or (ii) direct or indirect beneficial ownership of 40% or more of the voting stock or other securities of, or a 40% or greater interest in the income of, such entity, or such other relationship as, in fact constitutes actual control.

(b)	“Award” means an Option or a Restricted Stock Unit award, which may be awarded or granted under the Plan.

(c)	“Award Agreement” means an agreement evidencing an Award, entered into by and between the Company and a Grantee.

(d)	“Board” means the board of directors of the Company as constituted from time to time.

(e)	“Committee” means the Compensation Committee of the Board or such other committee established or designated by the Board as responsible for the administration of this Plan, or the Board, to the extent that the Board administers this Plan as described in Article 5.

(f)	“Common Shares” means the common shares without par value in the capital of the Company as authorized and constituted under its Notice of Articles and Articles, provided that if the rights of any Grantee are subsequently adjusted pursuant to Article 16 hereof, “Common Shares” thereafter means the shares or other securities or property which such Grantee is entitled to purchase or receive subject to his or her Award after giving effect to such adjustment.

(g)	“Company” means QLT Inc. and includes any successor corporation thereto.

(h)	“Consultant” means any individual, corporation or other person engaged to provide ongoing valuable services to the Company or any Affiliate.

(i)	“Eligible Person” means a director, officer, employee or Consultant of the Company or its Affiliates, designated by the Committee as an Eligible Person pursuant to Article 6 hereof.

(j)	“Exchange” means, collectively, the Toronto Stock Exchange, any successor thereto and any other exchange or trading facilities through which the Company’s Common Shares trade or are quoted from time to time.

(k)	“Fair Market Value” means, as of any given date, the value of a Common Share determined as follows:

(i)	If the Common Shares are listed on the Toronto Stock Exchange, its Fair Market Value shall be the last available closing sales price at the time of the grant (on such date or a date prior thereto) for a Common Share as quoted on the Toronto Stock Exchange, as reported in a source as the Committee deems reliable;

(ii)	If the Common Shares are not listed on the Toronto Stock Exchange but are listed on another established stock exchange or national market system, its Fair Market Value shall be the last available closing sales price at the time of the grant (on such date or a date prior thereto) for a Common Share as quoted on such exchange or system, as reported in a source as the Committee deems reliable;

(iii)	If the Common Shares are not listed on an established stock exchange or national market system, but the Common Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Common Share on such date, the high bid and low asked prices for a Common Share on the last preceding date for which such information exists, as reported in a source as the Committee deems reliable; or

(iv)	If the Common Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

(l)	“Grantee” means an Eligible Person who holds an Award under this Plan.

(m)	“Incentive Stock Option” means an Option granted under the Plan that is intended to meet the requirements of Section 422 of the U.S. Code.

(n)	“insider” has the meaning ascribed to it in the Securities Act (British Columbia).

(o)	“Key Person” means the person which may be designated by the Committee as the key person of a Consultant providing ongoing valuable services under a consulting contract with the Company or any Affiliate.

(p)	“Nonqualified Stock Option” means an Option granted to a Grantee that does not qualify as an Incentive Stock Option.

(q)	“Option” means an option entitling the holder thereof to purchase Common Shares as described herein. An Option shall be either a Nonqualified Stock Option or an Incentive Stock Option (provided, however, that Options granted to non-employee directors and Consultants shall be Nonqualified Stock Options) and shall be granted to an Eligible Person pursuant to the terms and conditions hereof and as evidenced by an Award Agreement.

(r)	“Option Exercise Price” means the price per Common Share at which a Grantee may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Article 16 hereof, “Option Exercise Price” thereafter means the price per Common Share at which such Grantee may purchase Common Shares pursuant to such Option after giving effect to such adjustment.

(s)	“Plan” means this amended and restated QLT 2000 Incentive Stock Plan, as it may be further amended, modified or restated from time to time pursuant to and in accordance with the provisions hereof.

(t)	“Restricted Stock Unit” means the right to receive Common Shares awarded under Article 12 and shall be granted to an Eligible Person pursuant to the terms and conditions hereof and as evidenced by an Award Agreement.

(u)	“Shareholder” means a holder of Common Shares.

(v)	“Termination of Service” means:

(i)	as to a Consultant, the time when the engagement of a Grantee as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate;

(ii)	as to a non-employee director, the time when a Grantee who is a non-employee director ceases to be a director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Grantee simultaneously commences or remains in employment or service with the Company or any Affiliate; and

(iii)	as to an employee, at the time the Grantee ceases to be an active employee of the Company or any Affiliate for any reason, whether such termination of employment is lawful or otherwise, and specifically does not include any statutory or common law severance period or period of reasonable notice that the Company or any Affiliate may be required to provide to the Grantee under applicable law.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only, if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the U.S. Code and the then applicable regulations and revenue rulings under said Section. For purposes of this Plan, a Grantee’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Grantee ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off). However, no Termination of Service will be deemed to have occurred in the case of sick leave or any other leave of absence approved by the Board, provided that either such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is provided or guaranteed by contract or law.

(w)	“U.S.” or “United States” means the United States of America (including each of the States and the District of Columbia) and its territories and possessions and other areas subject to its jurisdiction.

(x)	“U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

(y)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(z)	“U.S. Securities Act” means the Securities Act of 1933, as amended.

3.	EFFECTIVE DATE OF THE PLAN

The original effective date of the 2000 Incentive Stock Plan was March 1, 2000. The effective date of this Plan, as amended and restated herein, subject to Shareholder approval and approval of the Exchange, is April 25, 2013.

4.	RESTRICTION ON NUMBER OF COMMON SHARES SUBJECT TO THE PLAN

4.1 Common Shares Subject to the Plan. Awards may be granted in respect of authorized and unissued Common Shares, provided that the aggregate number of Common Shares to be issued under this Plan, subject to adjustment or increase of such number pursuant to the provisions of this Plan, will be 11,800,000. The aggregate number of Common Shares that may be issued on the exercise of Incentive Stock Options is 11,800,000. The number of Common Shares issued hereunder may be increased or changed by the Board, as approved by the Shareholders, the Exchange, and any relevant regulatory or statutory authority having authority with respect hereto.

4.2 Share Counting Provisions. If any Option under this Plan expires or is cancelled without having been fully exercised, then the number of Common Shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be granted hereunder, subject to the limitations of Section 4.1. To the extent that a Restricted Stock Unit is forfeited or expires, the Common Shares available for issuance under the Plan shall be increased by the number of Common Shares subject to such Restricted Stock Unit that is forfeited or expired. The following Common Shares may not again be made available for issuance as Awards under the Plan: (i) Common Shares not issued by the Company or that are delivered by the Grantee as a result of the net settlement of an outstanding Option, (ii) Common Shares used to pay the Option Exercise Price or withholding taxes related to an Option, or (iii) Common Shares purchased on the open market by the Company with the cash proceeds from the exercise of Options. Furthermore, any shares subject to Awards which are adjusted pursuant to Article 16 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be granted hereunder, subject to the limitations of Section 4.1. Notwithstanding the provisions of this Section 4.2, no Common Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the U.S. Code.

4.3 No Fractional Shares. No fractional Common Shares may be issued under this Plan and any such fractional shares shall be eliminated by rounding down.

5.	ADMINISTRATION OF THE PLAN

5.1 Administration of Plan. This Plan will be administered by the Committee, provided, however, that the Board may from time to time establish any other committee of the Board consisting of not less than two members of the Board to replace the Committee for the purposes of the administration of this Plan. The members of the Committee will serve at the pleasure of the Board and vacancies occurring in the Committee will be filled by the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except with respect to matters which under Section 162(m) of the U.S. Code, or any regulations or rules issued thereunder, or other applicable law, are required to be determined in the sole discretion of the Committee.

5.2 Committee Governance. The Committee will at all times be composed of not less than two individuals, each of whom are directors of the Company. Further, if and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Exchange Act, the Board will consider, in selecting the members of the Committee, directors of the Company who are intended to qualify as both a

“non-employee director” as defined by Rule 16b-3 of the U.S. Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the U.S. Code; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 5.2 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of this Plan with respect to Awards granted to “non-employee directors.”

5.3 Powers of Committee. The Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of the Exchange, if applicable:

(a)	to interpret and construe this Plan and to determine all questions arising out of this Plan and any Award granted pursuant to this Plan, and any such interpretation, construction or termination made by the Committee will be final, binding and conclusive for all purposes;

(b)	to determine to which Eligible Persons Awards are granted, and to grant, Awards;

(c)	to determine the number of Common Shares underlying each Award;

(d)	to determine the Option Exercise Price for each Option in accordance with the provisions of the Plan;

(e)	to determine the time or times when Awards will be granted, vest and be exercisable and to determine when it is appropriate to accelerate when Awards otherwise subject to vesting may be exercised;

(f)	to determine if the Common Shares that are subject to an Award will be subject to any restrictions upon the exercise or settlement of such Award, as applicable;

(g)	to determine the expiration date for each Option and to extend the period of time for which any Option is to remain exercisable in appropriate circumstances, including, without limitation, in the event of the Grantee’s cessation of service to the Company or any Affiliate or in the event of a prolonged Company-mandated trading restriction period, provided in no event will an Option be exercisable for more than ten years from the date of grant;

(h)	to determine whether, to what extent, and pursuant to what circumstances an Award may be cancelled, forfeited, or surrendered;

(i)	to prescribe the form of the instruments relating to the grant, vesting, exercise, settlement and other terms of Awards;

(j)	to enter into an Award Agreement evidencing each Award which will incorporate such terms as the Committee in its discretion deems consistent with this Plan;

(k)	to determine, where necessary, the Key Person pursuant to a consulting contract as the person providing the services thereunder;

(l)	to adopt such modifications, procedures, rules, regulations and subplans as may be necessary or desirable to administer this Plan or to comply with the provisions of the laws of Canada, the United States and other countries in which the Company or its Affiliates may operate to assure the viability and maximization of the benefits from the Awards granted to Grantees residing in such countries and to meet the objectives of this Plan; and

(m)	to determine such other matters as provided for herein and to make all other decisions and determinations that may be required pursuant to this Plan or as the Committee deems necessary or advisable to administer this Plan.

5.4 Interpretation of the Plan. Any questions arising as to interpretation of the Plan, any Award or any Award Agreement will be determined by the Committee and such determination will be final, conclusive and binding on all parties.

6.	ELIGIBILITY

6.1 Eligibility. The Committee may, subject to the provisions of this Plan, grant Awards to any Eligible Person who is or will be, in the opinion of the Committee, important for the growth and success of the Company and whose participation in this Plan will, in the opinion of the Committee, accomplish the purposes of this Plan. Any person who receives the grant of an Award by the Committee shall be or shall be conclusively presumed to be an Eligible Person.

7.	GRANT OF OPTIONS

7.1 Grant of Options. Options may be granted pursuant to the terms of the Plan from time to time by the Company acting through the Committee or the Board. The date on which any Option will be deemed to have been granted will be the date on which the Committee or the Board, as applicable, determinatively authorizes the grant of such Option or such later date as may be determined by the Committee or the Board, as applicable, at the time that the grant of such Option is authorized.

7.2 Option Agreement. Each Option granted pursuant to this Plan will be evidenced by an Award Agreement executed on behalf of the Company by any officer of the Company, and each Award Agreement will incorporate such terms and conditions as the Committee in its discretion deems consistent with the terms of this Plan. The Committee may, with the written consent of the Grantee, amend any Award Agreement to the extent that the Committee, acting in its discretion, deems consistent with the terms of this Plan.

7.3 Number of Common Shares. The number of Common Shares for which any Option may be granted will be determined by the Committee. The number of Common Shares which may be purchased on the exercise of any Option will be subject to adjustment pursuant to Article 16 hereof.

7.4 Maximum Grant - Generally. Notwithstanding any provision in the Plan to the contrary, and subject to Article 16 hereof, the maximum aggregate number of Common Shares with respect to one or more Options that may be granted to any one Eligible Person during any calendar year shall be 2 million Common Shares.

7.5 Option Exercise Price. The Option Exercise Price for each Option will be determined by the Committee, but will in no event be less than Fair Market Value on the date of grant (determined with regard to nonlapse restrictions and without regard to lapse restrictions as defined in U.S. Treasury Regulation Sections 1.83-3(h) and 1.83-3(i), respectively), which grant will occur after the close of the Exchange on such date. The Option Exercise Price determined for any Option will be subject to adjustment pursuant to Article 16 hereof.

7.6 Option Vesting.

(a)	The period during which the right to exercise, in whole or in part, an Option vests in the Grantee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Committee. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)	No portion of an Option which is unexercisable at a Grantee’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

8.	TERM OF OPTIONS

Each Option granted pursuant to this Plan will, subject to early termination in accordance with Article 10 hereof and subject to the provisions of this Plan, expire automatically on the earlier of (i) the date on which such Option is exercised in respect of all of the Common Shares that may be purchased thereunder, and (ii) the date fixed by the Committee as the expiry date of such Option, which date will not be more than ten years from the date of grant. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Grantee has the right to exercise the vested Options, which time period may not extend beyond the original expiry date. Except as limited by the requirements of applicable law, including Section 409A or Section 422 of the U.S. Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Grantee, and may amend any other term or condition of such Option relating to such a Termination of Service. In circumstances where the end of the term of an Option falls within, or within two business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company (but not, for greater certainty, a restrictive period resulting from the Company or its insiders being the subject of a cease trade order of a securities regulatory authority), the end of the term of such Option shall be the tenth business day after the earlier of the end of such black out period or, provided the black out period has ended, the expiry date.

9.	INCENTIVE STOCK OPTION PROVISIONS

To the extent required by Section 422 of the U.S. Code, Incentive Stock Options will be subject to the following additional terms and conditions:

9.1 Eligible Employees. Only individuals who are employees of the Company or one of its subsidiary corporations (as defined in Section 424(f) of the U.S. Code) may be granted Incentive Stock Options.

9.2 Dollar Limitation. To the extent the aggregate Fair Market Value (determined as at the grant date of an Option) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under this Plan and all other incentive equity plans of the Company and any parent or subsidiary corporation thereof (as defined in Sections 424(e) and (f) of the U.S. Code)) exceeds US$100,000, such portion in excess of US$100,000 will be treated as a Nonqualified Stock Option. In the event a Grantee holds two or more Options that become exercisable for the first time in the same calendar year, this limitation will be applied on the basis of the order in which the Options were granted.

9.3 More than 10% Shareholders. If an individual owns more than 10% of the total voting power of all classes of the Company’s securities (as determined in accordance with Section 422 of the U.S. Code), then the Option Exercise Price for each Incentive Stock Option will not be less than 110% of the Fair Market Value on the grant date of an Option and the term of the Option will not exceed five years. The determination of more than 10% ownership will be made in accordance with Section 422 of the U.S. Code.

9.4 Exercisability. An Option designated as an Incentive Stock Option will cease to qualify for favourable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option):

(a)	more than three months after termination of employment for reasons other than death or disability (as defined for purposes of Section 422 of the U.S. Code);

(b)	more than one year after termination of employment by reason of disability (as defined for purposes of Section 422 of the U.S. Code); or

(c)	more than three months after the Grantee has been on a leave of absence for 90 days, unless the Grantee’s reemployment rights are guaranteed by statute or contract.

9.5 Transferability. Incentive Stock Options may not be transferred by a Grantee other than by will or the laws of descent and distribution and, during the Grantee’s lifetime, are exercisable only by the Grantee.

9.6 Taxation of Incentive Stock Options. In order to obtain certain U.S. federal tax benefits afforded to incentive stock options under Section 422 of the U.S. Code, the Grantee must hold the Common Shares issued upon the exercise of an Incentive Stock Option for two years after the grant date of the Option and one year from the date of exercise. A Grantee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Grantee will give the Company prompt notice of any disposition of Common Shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

9.7 Conflict. In the case of any conflict between the terms of this Article 9 and the terms of any other provision of this Plan with respect to the granting of Incentive Stock Options, this Article will govern.

10.	EARLY TERMINATION OF OPTIONS

10.1 Generally. Each Option will terminate on the 90th day (effective following the close of trading on the Exchange, if such day is a trading day) after the date of a Grantee’s Termination of Service, subject to the provisions of this Plan and subject to the terms of the applicable Award Agreement as will have been determined by the Committee.

10.2 Exception. A change in the office, position or duties of a Grantee from the office, position or duties held by such Grantee on the date on which the Option was granted to such Grantee will not result in the termination of the Option granted to such Grantee provided that such Grantee remains a director, officer, employee or Consultant of the Company or any Affiliate.

11.	EXERCISE OF OPTIONS

11.1 Exercise of Options. Subject to the terms and conditions of this Plan, each Option may from time to time be exercised with respect to all or any of the Common Shares underlying such Option at any time on or after the later of (i) the date of the grant of such Option, or (ii) such other date as the Committee may in its discretion determine at the time of the grant of such Option, which date will be set forth in the applicable Award Agreement. Each Option may be exercised by giving written notice of exercise signed by the Grantee and dated the date of exercise, and not postdated, stating that the Grantee elects to exercise his or her rights to purchase Common Shares under such Option and specifying the number of Common Shares in respect of which such Option is being exercised and the exercise price to be paid therefore. Such notice shall include representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the U.S. Securities Act and any other federal, state, provincial or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. In the event that the Option shall be exercised pursuant to Section 13.5 hereof by any person or persons other than the Grantee, such notice shall include appropriate proof of the right of such person or persons to exercise the Option. Such notice will be delivered to the Company at its principal office at 887 Great Northern Way, Vancouver, Suite 101, British Columbia, Canada, V5T 4T5 (or at such other address as the principal office of the Company may be located at the time of exercise) addressed to the attention of the secretary or assistant secretary of the Company and be accompanied by full payment (payable at par in Vancouver, British Columbia) of the exercise price. As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Company to the Grantee.

12.	AWARD OF RESTRICTED STOCK UNITS

12.1 Grant of Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock Units to any Eligible Person selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

12.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit granted pursuant to this Plan will be evidenced by an Award Agreement executed on behalf of the Company by any officer of the Company, and each Award Agreement will incorporate such terms and conditions as the Committee in its discretion deems consistent with the terms of this Plan. The Committee may, with the written consent of the Grantee, amend any Award Agreement to the extent that the Committee, acting in its discretion, deems consistent with the terms of this Plan.

12.3 Vesting of Restricted Stock Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Grantee’s duration of service to the Company or any Affiliate, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

12.4 Settlement. At the time of grant, the Committee shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Grantee (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Committee, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the U.S. Code, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the settlement date, the Company shall transfer to the Grantee one unrestricted, fully transferable Common Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

12.5 No Rights as a Shareholder. Unless otherwise determined by the Committee, a Grantee who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Common Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Grantee pursuant to the terms of this Plan and the Award Agreement.

12.6 Dividends. Subject to Section 12.5 hereof, the Committee may, in its sole discretion, provide that dividends shall be earned by a Grantee of Restricted Stock Units based on dividends declared on the Common Shares, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Grantee and the settlement date of such Award.

13.	ADDITIONAL TERMS OF AWARDS

13.1 Payment. The Committee shall determine the methods by which payments (payable at par in Vancouver, British Columbia) by any Grantee with respect to any Award granted under the Plan shall be made, including, without limitation (subject to all applicable laws):

(a)	cash, bank draft or certified cheque;

(b)	if and so long as the Common Shares are listed on an Exchange, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm (as may be designated by the Company) to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option Exercise Price and any withholding tax obligations that may arise in connection with the Award, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of any relevant regulatory authorities;

(c)	with prior written consent of the Company, delivery of written instructions from the Grantee to the Company to effect a net settlement of Common Shares under the Award having a value equal to the Exercise Price of any Option and/or the withholding taxes due with respect to the exercise of the Award; and

(d)	such other consideration as the Committee may permit consistent with applicable laws.

The Committee shall also determine the methods by which Common Shares shall be delivered or deemed to be delivered to Grantees. Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the U.S. Exchange Act shall be permitted to make payment with respect to any Restricted Stock Units granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the U.S. Exchange Act.

13.2 Withholding Tax. The Grantee will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting, settlement or exercise of any Award and any payment is to be in a manner satisfactory to the Company. Notwithstanding the foregoing, the Company will have the right to withhold from any amount payable to a Grantee, either under the Plan or otherwise, such amount as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to awards hereunder (“Withholding Obligations”). The Company may require a Grantee, as a condition to the exercise or settlement of an Award to make such arrangements as the Company may require so that the Company can satisfy applicable Withholding Obligations, including, without limitation, requiring the Grantee to (i) remit the amount of any such Withholding Obligations to the Company in advance; (ii) reimburse the Company for any such Withholding Obligations; (iii) deliver written instructions contemplated in Section 13.1 (c) of the Plan, to effect a net settlement of Common Shares under an Award in an amount required to satisfy any such Withholding Obligations; or (iv) pursuant to a transaction as contemplated in Section 13.1(b) of the Plan, cause such broker to withhold from the proceeds realized from such transaction the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Company.

13.3 Exception for Canadian Grantees. Notwithstanding any of the provisions in the Plan or in any Award, the provisions of Sections 13.1 (c) and 13.2 (iii) that relate to net settlement will not apply to a Grantee subject to taxation in Canada except to the extent that the Company and the Grantee agree to have them apply.

13.4 Payment. The Option Exercise Price of an Option or any Withholding Obligations may not be satisfied by delivery of any securities of the Company owned by a Grantee. All such payments must be made by cash, cheque or other legal tender, or as provided in Section 13.1

13.5 Conditions.

(a)	Notwithstanding any of the provisions contained in this Plan or in any Award, the Company’s obligation to issue Common Shares to a Grantee pursuant to the exercise of an Award will be subject to:

(i)	completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(ii)	the admission of such Common Shares to listing or quotation on the Exchange; and

(iii)	the receipt from the Grantee of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

(b)	All Common Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, provincial, local or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted, or traded. The Committee may place legends on any Common Share certificate or book entry to reference restrictions applicable to the Common Shares.

(c)	The Committee shall have the right to require any Grantee to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

13.6 Non-Transferability of Awards. Subject to the provisions of this Plan, no Award may be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the U.S. Code and may be exercised only by an individual Grantee during his or her lifetime and by a corporate Grantee during the term of its existence.

14.	NOTICE TO COMMISSIONS AND EXCHANGES

The Company will give notice to all applicable securities commissions and other regulatory bodies in Canada and the United States and all applicable stock exchanges and other trading facilities upon which the Common Shares are listed or traded from time to time, as may be required, of its adoption of this Plan and of its entering into Award Agreements with Eligible Persons and the terms and conditions for the purchase of Common Shares under such Award Agreements, and will use all reasonable efforts to obtain any requisite approvals as may be required from such bodies, exchanges and trading facilities.

15.	SUSPENSION, AMENDMENT OR TERMINATION

15.1 Suspension, Amendment or Termination. This Plan will terminate on April 25, 2023 or on such earlier date as the Committee may determine. The Committee will have the right at any time to suspend or terminate this Plan in any manner, including without limitation, to reflect any requirements of applicable regulatory bodies or stock exchanges, and on behalf of the Company to enter into amendments to any Award Agreement and to amend this Plan without notice to the Shareholders and without further Shareholder approval in such manner as the Committee, in its sole discretion, determines appropriate, including, without limitation, to amend this Plan or enter into amendments to any Award Agreement:

(a)	to reflect any requirements of applicable regulatory bodies or stock exchanges;

(b)	for the purposes of making formal minor or technical modifications to any of the provisions of this Plan;

(c)	to correct any ambiguity, defective provisions, error or omission in the provisions of this Plan;

(d)	to change any vesting provisions of Awards;

(e)	to change the termination provisions of the Awards or this Plan;

(f)	to change the persons who qualify as Eligible Persons under this Plan;

(g)	to change the exercise or settlement terms of the Awards, except as otherwise restricted in this Section 15.1;

(h)	to add a cashless exercise feature to this Plan; and

(i)	to add or change provisions relating to any form of financial assistance provided by the Company to Eligible Persons that would facilitate the purchase of securities under this Plan, to the extent permitted under applicable laws, but will not have the right, without notice to the Shareholders and without further Shareholder approval, to amend this Plan in any other manner, including, but not limited to:

(j)	increasing the number of Common Shares reserved for issuance pursuant to the exercise or settlement of Awards issued under this Plan;

(k)	extending the term of any Option beyond the original Option expiry date;

(l)	amending the terms of outstanding Options to reduce the Option Exercise Price at which Common Shares may be acquired (subject to any necessary adjustment pursuant to Article 16 hereof);

(m)	cancelling any Option granted under this Plan in exchange for cash or another Award having an exercise price that is less than the Option Exercise Price of the original Option (subject to any necessary adjustment pursuant to Article 16 hereof);

(n)	permitting the transfer or assignment of any issued Awards in any manner other than as described in Section 13.5 hereof;

(o)	granting any Award under this Plan if this Plan has been suspended or has been terminated; and

(p)	making any further amendments to this Article 15,

and will not have the right, without the consent of the applicable Grantee, to:

(q)	increase the Option Exercise Price at which Common Shares may be purchased pursuant to any Option granted under this Plan (subject to any necessary adjustment pursuant to Article 16 hereof);

(r)	affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and/or rights of any Grantee under any Award previously granted under this Plan (subject to any necessary adjustment pursuant to Article 16 hereof); and

(s)	decrease the number of Common Shares which may be issued pursuant to any Award granted under this Plan (subject to any necessary adjustment pursuant to Article 16 hereof).

15.2 Powers of the Committee Survive Termination. The full powers of the Committee as provided for in this Plan will survive the termination of this Plan until all Awards granted under this Plan have been exercised in full or have otherwise expired.

16.	ADJUSTMENTS

16.1 Adjustments. Appropriate adjustments in the number of Common Shares subject to this Plan, as regards Awards granted or to be granted, in the number of Common Shares awarded and any applicable Option Exercise Price will be conclusively determined by the Committee in its discretion to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Company for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Committee, and any such determination will be binding on the Company, the Grantee and all other affected parties.

16.2 Further Adjustments. Subject to Section 16.1, if, because of a merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Common Shares of the Company for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised or unvested Awards granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise and/or vesting of such rights by the Grantee and of the time for the fulfilment of any conditions or restrictions on such exercise or vesting. Any adjustment pursuant to this Section 16 shall become effective immediately prior to consummation of such merger, amalgamation or other corporate arrangement or reorganization. All determinations of the Committee under this Section will be final, binding and conclusive for all purposes subject to the approval of the Exchange, if applicable.

16.3 Limitations. The grant of Awards under this Plan will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

16.4 No Fractional Shares. No adjustment or substitution provided for in this Article 16 will require the Company to issue a fractional share in respect of any Award and the total substitution or adjustment with respect to each Award will be limited accordingly.

17.	SHAREHOLDER AND REGULATORY APPROVAL

This Plan will be subject to the requisite approval of the Shareholders to be given by a resolution passed at a meeting of the Shareholders, if required, and to acceptance by the Exchange and any other regulatory authorities having jurisdiction. Any Awards granted prior to such approval and acceptance will be conditional upon such approval and acceptance being given and no such Awards may be exercised or settled unless and until such approval and acceptance is given.

18.	GENERAL

18.1 Rights of Grantees. Notwithstanding anything in this Plan to the contrary, the Grantee will not have any rights as a Shareholder with respect to any of the Common Shares underlying such Award until such Grantee becomes the record owner of such Common Shares.

18.2 No Effect on Employment. Nothing in this Plan or any Award will confer upon any Grantee any right to continue in the employ of or under contract with the Company or any Affiliate or affect in any way the right of the Company or any such Affiliate to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Award be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Affiliate to extend the employment of any Grantee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Affiliate or any present or future retirement policy of the Company or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Affiliate.

18.3 No Fettering of Directors’ Discretion. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board and the Committee in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

18.4 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of Common Shares hereunder are subject to compliance with all applicable federal, state, provincial, local and foreign laws, rules and regulations (including but not limited to state, provincial, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

18.5 Section 409A. To the extent that the Committee determines that any Award granted under this Plan is subject to Section 409A of the U.S. Code (“Section 409A”), including, without limitation, a Nonqualified Stock Option which is subject to Section 409A and does not satisfy the exemption requirements set forth in Treasury Regulation Section 1.409A-1(b)(5), the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, this Plan and Award Agreements shall be interpreted in accordance with Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date of this Plan, the Committee determines that any Award may be subject to Section 409A and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the effective date of this Plan), the Committee may adopt such amendments to this Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

18.6 No Rights to Awards. No Eligible Person or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Committee is obligated to treat Eligible Persons, Grantees or any other persons uniformly.

18.7 Interpretation. References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.

19.	REFERENCE

19.1 Reference. This Plan may be referred to as the “QLT 2000 Incentive Stock Plan.”

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class	COMMON
	Holder Account Number C1234567890	× × ×

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Form of Proxy - Annual General and Special Meeting to be held on June 14, 2013

This Form of Proxy is solicited by and on behalf of Management of QLT Inc. (the “Company”) for use at the Annual General and Special Meeting (the “Annual Meeting”) on June 14, 2013 or any adjournment or postponement of the Annual Meeting.

Notes to proxy

1.    Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Annual Meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.    If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.    This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.    If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.    The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.    The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.    This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

8.    This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 6:00 AM (Pacific Time)/ 9:00 AM (Eastern Time) on Wednesday, June 12, 2013. The Chairman of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the

Annual Meeting as to any matter in respect of which a vote has not already been cast.

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       VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free

       If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

       To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

       CONTROL NUMBER 123456789012345

00YV3E	CPUQC01.E.INT/000001/i1234

Appointment of Proxyholder
The undersigned shareholder (“Registered Shareholder”) of QLT Inc. hereby appoints: Mr. Jason M. Aryeh, Chairman of the Board, or failing him, Jeffrey A. Meckler, Chairman of the Executive Transition Committee of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following directions (or if no directions have been given, “FOR” each item) and in their discretion on all other matters that may properly come before the Annual General and Special Meeting of shareholders of QLT Inc. to be held at Delamar Greenwich Harbor, 500 Steamboat Road, Greenwich, Connecticut, USA, on Friday, June 14, 2013 at 6:00 AM (Pacific Time) /9:00 AM (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Jason M. Aryeh	☐	☐	02. Dr. Vicente Anido, Jr., Ph.D	☐	☐	03. Dr. Geoffrey F. Cox, Ph.D	☐	☐

04. Dr. John W. Kozarich, Ph.D	☐	☐	05. Jeffrey A. Meckler	☐	☐	06. Dr. Stephen L. Sabba, M.D.	☐	☐	– - – Fold

07. John C. Thomas, Jr.	☐	☐

For	Against	Withhold

2. Reduction of Capital and Special Cash Distribution to Shareholders

To approve a reduction of the capital of the Company’s common shares in the amount of US$200 million and a resulting special cash distribution to holders of the Company’s common shares pursuant to the shareholder resolution under “Proposal No. 2 - Approval of Reduction of Capital and Special Cash Distribution to Shareholders” in the Company’s Proxy Statement dated May 10, 2013.

☐	☐	☐

For	Withhold

3. Appointment of Auditors

To approve the appointment of Deloitte LLP (formerly Deloitte & Touche LLP) as independent auditors of the Company for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors.

☐	☐

For	Against	Withhold

4. Advisory Vote on the Compensation of the Named Executive Officers

To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s Proxy Statement dated May 10, 2013.

☐	☐	☐

For	Against	Withhold

5. QLT 2000 Incentive Stock Plan

To approve the amended and restated QLT 2000 Incentive Stock Plan pursuant to the shareholder resolution under “Proposal No.5 - Approval of the Amended and Restated Incentive Stock Plan” in the Company’s Proxy Statement dated May 10, 2013.

☐	☐	☐	– - – Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		DD/MM/YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

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